UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant☒
Filed by a Party other than the Registrant☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

JACLYN, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

JACLYN, INC.
197 West Spring Valley Road
Maywood, New Jersey 07607

_______________, 2008

Dear Fellow Stockholders:

          You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of Jaclyn, Inc., a Delaware corporation (the “Company”), which will be held at the Company’s principal executive offices, 197 West Spring Valley Road, Maywood, New Jersey 07607 at 9:00 a.m. (local time) on _____________ __, 2008.

          At the Special Meeting, you will be asked to consider and vote upon proposals to amend the Company’s certificate of incorporation to effect a 1-for-250 reverse stock split of the Company’s common stock, $1.00 per share par value, followed immediately by a 250-for-1 forward stock split of the Company’s common stock. If the reverse stock split/forward stock split proposals are approved, upon their completion each share of common stock held by a stockholder of record owning fewer than 250 shares at the effective time of the reverse stock split will be converted into the right to receive $10.21 in cash, without interest. Each share of common stock held by a stockholder of record owning 250 shares or more will continue to represent one share of common stock after completion of the Transaction.

          The primary effect of the reverse stock split/forward stock split proposals will be to reduce the Company’s total number of record holders of common stock to below 300. As a result, the Company will be able to cease registration of its common stock under the Securities Exchange Act of 1934, as amended, and withdraw its shares from listing on the American Stock Exchange. The Company anticipates savings of approximately $500,000 on an annual basis as a result of the Transaction, as well as additional one-time savings during its current fiscal year for the initial costs of compliance with the internal control provisions of the Sarbanes-Oxley Act of 2002.

          On May 23, 2007, the Board of Directors formed a Special Committee consisting only of independent directors to consider and evaluate the reverse stock split/forward stock split proposals , including their fairness to those unaffiliated stockholders who will a receive cash payment for their fractional shares, and those unaffiliated stockholders who will continue as stockholders. Each member of the Special Committee is independent under applicable federal securities laws and the rules of the American Stock Exchange. The Special Committee has received a fairness opinion from Houlihan Smith & Company Inc., its independent financial advisor, indicating that the $10.21 per share price to be received by unaffiliated stockholders of the Company for their shares of common stock to be cashed out as a result of the reverse stock split is fair from a financial point of view to those stockholders and to those unaffiliated stockholders who will continue as stockholders.

          For the protection of all continuing stockholders, the Company will maintain certain important corporate governance measures and other protections following the proposed Transaction, which are described in more detail in the attached proxy statement. Those measures include, among others, that the Company will make publicly available to its continuing stockholders annual audited and quarterly unaudited financial statements, will have the Company’s financial statements certified by the Company’s chief executive officer and chief financial officer, will hold annual stockholder meetings, and will publicly disclose other material events to stockholders. In addition, in order to maintain a trading market in the Company’s shares of common stock, it is also a condition to the Transaction that the Company’s common stock be listed on the OTCQXSM tier of Pink Sheets, LLC.

          After careful consideration, each of the Special Committee and the Board of Directors has concluded that the Transaction is advisable and is in the best interests of the Company and its stockholders, including its unaffiliated stockholders who would be cashed out in the Transaction and its unaffiliated stockholders who would continue as stockholders, and recommends that you vote “FOR” approval of the Amendments.

          The accompanying proxy statement explains the proposed Transaction and provides specific information about the Special Meeting. Please read it carefully. You may obtain additional information about the Company from documents the Company has filed with the Securities and Exchange Commission.

          THE TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          Your vote is important. Whether or not you plan to attend the Special Meeting, the Company urges you to please complete, sign and date the enclosed proxy card and return it in the enclosed envelope. The envelope requires no postage if mailed in the United States. If you attend the Special Meeting, you may vote in person, even if you have previously returned your proxy card, as described in the attached proxy statement.

          Your prompt attention would be greatly appreciated.

Sincerely,

Robert Chestnov
President and Chief Executive Officer

JACLYN, INC.
197 West Spring Valley Road
Maywood, New Jersey 07607

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD __________________, 2008

To Our Stockholders:

          Notice is hereby given that a special meeting of stockholders (the “Special Meeting”) of Jaclyn, Inc., a Delaware corporation (the “Company”), will be held at the Company’s principal executive offices, 197 West Spring Valley Road, Maywood, New Jersey 07607 at 9:00 a.m. (local time) on _____________, 2008. The Special Meeting is being held for the following purposes:

          1. To consider and vote upon a proposal to amend the Company’s certificate of incorporation, as amended to date, to effect a 1-for-250 reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, $1.00 par value per share .

          2. To consider and vote upon a proposal to amend the Company’s certificate of incorporation, as amended to date, to effect, immediately after the Reverse Stock Split, a 250-for-1 forward stock split of the Company’s common stock (the “Forward Stock Split,” together with the Reverse Stock Split, is referred to as the “Transaction”). As a result of the Transaction:

          • each share of common stock held by a stockholder of record owning fewer than 250 shares at the effective time of the Reverse Stock Split will be converted into the right to receive $10.21 in cash, without interest; and

          • each share of common stock held by a stockholder of record owning 250 shares or more at the effective time of the Transaction will continue to represent one share of common stock after completion of the Transaction.

          Copies of the proposed amendments to the Company’s certificate of incorporation, as amended to date, are attached hereto as Annex A to the accompanying proxy statement.

           3. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements of the Special Meeting.

          Only stockholders of record at the close of business on ___________ __, 2008 are entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof.

          All stockholders are cordially invited to attend the Special Meeting in person. However, whether or not you plan to attend the Special Meeting, please date, sign and return the enclosed proxy in the postage prepaid envelope enclosed for that purpose.

By Order of the Board of Directors

Jaclyn Hartstein
Secretary
_____________, 2008

TABLE OF CONTENTS

SUMMARY TERM SHEET	2

The Transaction	2
Purpose of and Reasons for the Transaction	2
Effects of the Transaction	3
Special Committee and Board of Directors’ Protections for Continuing Stockholders	5
Special Committee and Board of Directors Recommendations of the Transaction	6
Reservation of Rights	7
Fairness of the Transaction	7
Advantages of the Transaction	8
Disadvantages of the Transaction	8
Potential Conflicts of Interests of Officers, Directors, and Certain Affiliated Persons	9
Vote Required for Approval of the Transaction At the Special Meeting	10
Treatment of Beneficial Holders (stockholders holding shares in street name)	10
Determination of Stockholders of Record	11
Effectiveness of the Transaction	11
Financing for the Transaction	11
Recent Market Prices of the Company’s Common Stock	11
No Appraisal or Dissenters’ Rights	11
Material Federal Income Tax Consequences	12

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION AND THE SPECIAL MEETING	13

Where and when is the Special Meeting?	13
What am I being asked to vote on at the Special Meeting?	13
What is the purpose of the Transaction?	13
What does the deregistration of our common stock mean?	14
What are the Pink Sheets?	15
What will I receive in the Transaction?	15
Can the Board of Directors or the Special Committee determine that a different reverse stock split/forward stock split ratio should be used to effect the Transaction?	15
What if I hold fewer than 250 shares of common stock and hold all of my shares in “street name”?	15
What happens if I own a total of 250 or more shares of common stock beneficially, but I hold fewer than 250 shares of record in my name and fewer than 250 shares of with my broker in street name?	15
If I own fewer than 250 shares of common stock, is there any way I can continue to be a stockholder of the Company after the Transaction?	16
Is there anything I can do if I own 250 or more shares of common stock, but would like to take advantage of the opportunity to receive cash for my shares as a result of the Transaction?	16
Who is entitled to vote at the Special Meeting?	16
How many shares were outstanding on the Record Date?	16
What is a “quorum” for purposes of the Special Meeting?	16
What vote is required to approve the proposals ?	16
What will happen if the Transaction is approved by the Company’s stockholders?	17
What will happen if the Transaction is not approved?	17
If the Transaction is approved by the stockholders can the Board of Directors or the Special Committee determine not to proceed with the Transaction?	17
What are the federal income tax consequences of the Transaction to me?	17
Should I send in my certificates now?	17

i

ii

STOCKHOLDER PROPOSALS	78

WHERE YOU CAN FIND MORE INFORMATION	78

DOCUMENTS INCORPORATED BY REFERENCE	79

iii

JACLYN, INC. 197 West Spring Valley Road Maywood, New Jersey 07607

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

          This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Jaclyn, Inc., a Delaware corporation (the “Company,” “we,” “our,” “ours,” and “us”), for use at a special meeting of stockholders (the “Special Meeting”) to be held at the Company’s principal executive offices, 197 West Spring Valley Road, Maywood, New Jersey 07607 at 9:00 a.m. (local time) on _____________ __, 2008, and at any adjournments or postponements of the Special Meeting, for the purposes set forth on the attached notice of special meeting of stockholders and in this proxy statement. Accompanying this proxy statement is the Board of Directors’ proxy for the Special Meeting, which you may use to indicate your vote on the proposals described in the proxy statement. We are mailing this proxy statement on or about __________________, 2008.

PROPOSALS 1 AND 2 -AMENDMENTS TO THE COMPANY’S CERTIFICATE
OF INCORPORATION TO EFFECT A 1-FOR-250 REVERSE STOCK SPLIT AND
TO EFFECT A 250-FOR-1 FORWARD STOCK SPLIT

          At the Special Meeting, stockholders are being asked to consider and vote upon proposals to amend the Company’s certificate of incorporation, as amended to date, to effect a 1 -for-250 reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, $1.00 par value per share, followed immediately by a 250-for-1 forward stock split (the “Forward Stock Split”) of the Company’s common stock. As a result of the Transaction:

                    • each share of common stock held by a stockholder of record owning fewer than 250 shares at the effective time of the Reverse Stock Split will be converted into the right to receive $10.21 in cash, without interest; and

                    • each share of common stock held by a stockholder of record owning 250 shares or more shares at the effective time of the Transaction will continue to represent one share of common stock after completion of the Transaction.

           Although both the Reverse Stock Split and the Forward Stock Split will be voted on separately, the Company will not effect either the Reverse Stock Split or the Forward Stock Split unless both proposals are approved by stockholders.

          After the Transaction, we anticipate that we will have fewer than 300 stockholders of record. In that event, we intend to cease registration of our common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, effective on and following the termination of the registration of our common stock under the Exchange Act, the Company would no longer be subject to the reporting requirements under the Exchange Act, or to the internal control audit and other requirements under the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). Our common stock also would cease to be listed on the American Stock Exchange and will not be eligible for listing on the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market. Any trading in our common stock after the Transaction and deregistration under the Exchange Act will only occur in privately negotiated sales or on the OTCQXSM tier of Pink Sheets, LLC, or the “pink sheets.”

SUMMARY TERM SHEET

          The following summary term sheet, together with the Questions and Answers section that follows, highlights certain information about the proposed Transaction, but may not contain all of the information that is important to you. For a more complete description of the Transaction, we urge you to carefully read this proxy statement and all of its annexes before you vote. For your convenience, we have directed your attention to the location in this proxy statement where you can find a more complete discussion of the items listed below.

The Transaction

                    • A special committee of the Board of Directors comprised solely of independent directors, which we refer to in this proxy statement as the “Special Committee,” and the Board of Directors has each reviewed, recommended and authorized a 1-for-250 reverse stock split of our common stock, followed immediately by a 250-for-1 forward stock split of our common stock. Stockholders owning fewer than 250 shares at the effective time of the reverse stock split, whom we refer to as “Cashed Out Stockholders,” will receive $10.21 in cash, without interest, for each share held at the effective time of the Reverse Stock Split, and they will no longer be stockholders of the Company.

                    • Stockholders who own 250 or more shares at the effective time of the Transaction, whom we refer to as “Continuing Stockholders,” will not be entitled to receive any cash for their fractional share interests resulting from the Reverse Stock Split, if any.

                    • The Forward Stock Split that will immediately follow the Reverse Stock Split will reconvert whole shares and fractional share interests held by the Continuing Stockholders back into the same number of shares of our common stock they held immediately before the effective time of the Transaction. As a result, the total number of shares of our common stock held by a Continuing Stockholder will not change.

          See “Special Factors – Effects of the Transaction” beginning on page 34 .

Purpose of and Reasons for the Transaction

          The Special Committee and the Board of Directors has decided that the costs of being a Securities and Exchange Commission (the “SEC”) reporting company currently outweigh the benefits and, thus, it is no longer in our best interests or the best interests of our stockholders, including our unaffiliated stockholders (consisting of stockholders other than our executive officers and directors and other than those stockholders who are parties to the amended and restated stockholders agreement ( the “Stockholders Agreement”) described below) for us to remain a SEC reporting company. The Transaction is intended to make us a non SEC reporting company. Our reasons for proposing the Transaction include:

                    • Annual cost savings we expect to realize as a result of the termination of the registration of our shares of common stock under the Exchange Act and the delisting of our common stock from the American Stock Exchange, including ongoing expenses for compliance with the Sarbanes-Oxley Act, and other accounting, legal, printing and other miscellaneous costs associated with being a publicly traded company, which we estimate will exceed approximately $500,000 per year.

                    • An additional one-time cost savings during our current fiscal year, which ends on June 30, 2008, estimated to total approximately $140,000, due to the Company not becoming subject to the internal control audit requirements imposed by Section 404 of the Sarbanes-Oxley Act, which would be effective, in part, as to us for the first time beginning with our current fiscal year.

                    • The additional savings in terms of our management’s and employees’ time that will no longer be spent preparing the periodic and other reports required of SEC reporting companies under the Exchange Act, complying with the Sarbanes-Oxley Act, and managing stockholder relations and communications, although the Company will continue to be subject to the general anti -fraud provisions of applicable federal and state securities laws.

                    • The ability of our management to focus on long-term growth without an undue emphasis on short-term financial results.

                    • The ability of our small stockholders (those holding fewer than 250 shares), who represent a large number of our record holders, to liquidate their holdings in us and receive a premium over market prices prevailing at the time of our public announcement of the Transaction, without incurring brokerage commissions.

          See “Special Factors – Purpose of and Reasons for the Transaction” beginning on page 20 and “Special Factors—Special Committee and Board of Directors’ Protections for Continuing Stockholders” beginning on page 22.

Effects of the Transaction

          As a result of the Transaction:

                    • The number of our stockholders of record will be reduced below 300, which will allow us to cease the registration of our shares of common stock under the Exchange Act. Effective on and following the termination of the registration of our common stock under the Exchange Act, we will no longer be subject to any reporting requirements under the Exchange Act or the rules of the SEC applicable to SEC reporting companies. We will, therefore, cease to file annual, quarterly, current, and other reports and documents with the SEC, and stockholders will cease to receive annual reports and proxy statements. However, the Special Committee’s recommendation of the Transaction to the full Board of Directors, and the Board of Directors approval of the Transaction, is contingent upon our common stock being listed on the OTCQXSM tier of the pink sheets and at least two market makers having indicated their intent to quote our common stock on the OTCQXSM tier when our common stock has been listed . As a result we will be required to meet certain reporting requirements of the OTCQXSM tier, including, without limitation, preparing quarterly and annual financial reports and interim material event disclosure in accordance with the reporting requirements of the OTCQXSM tier. The reporting requirements of the OTCQXSM tier, however, are less onerous than the reporting requirements under the Exchange Act applicable to SEC reporting companies.

                    • We will no longer be subject to the provisions of the Sarbanes-Oxley Act, including the internal control provisions of that act and our chief executive officer and chief financial officer will no longer be required to certify our financial statements under that act. However, in accordance with the rules of the OTCQXSM tier of the pink sheets, and as required by our Board of Directors and the Special Committee, each of our chief executive officer and chief financial officer will be required to certify that (i) to his knowledge, the information about us furnished in accordance with the rules of the pink sheets does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by that information; (ii) to his knowledge, the financial statements, and other financial information furnished in accordance with the rules of the pink sheets fairly present in all material respects our financial condition, results of operations and cash flows as of, and for, the periods presented; and (iii) based upon his reasonable belief, for at least one year from the date of the certification, we have sufficient working capital to continue operations and have the ability to continue to meet our obligations as they become due.

                    • Our officers, directors and 10% stockholders will no longer be subject to the reporting requirements of Section 16 of the Exchange Act or be subject to the prohibitions against retaining short-swing profits in our shares of common stock.

                    • Our shares of common stock will no longer be traded on the American Stock Exchange and will not be eligible for listing on the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market. Any trading in our common stock will occur on the OTCQXSM tier of the pink sheets or in privately negotiated sales.

                    • Holders of fewer than 250 shares of our common stock at the effective time of the Reverse Stock Split will receive a cash payment of $10.21, without interest, for each share of common stock they hold, will no longer have any ownership interest in us, and will cease to participate in any of our future earnings and growth.

                    • Holders of 250 or more shares of our common stock at the effective time of the Transaction will not receive any payment for their shares and will continue to hold the same number of shares as before the Transaction.

                    • Options evidencing rights to purchase shares of our common stock would be unaffected by the Transaction because the options will, after the Transaction, be exercisable into the same number of shares of our common stock as they were before the Transaction.

                    • Since our obligation to file periodic and other filings with the SEC will be suspended, Continuing Stockholders may have access to less information about us and our business, operations and financial performance. However, we will prepare quarterly and annual financial reports and interim material event disclosure in accordance with the reporting requirements of the OTCQXSM tier of the pink sheets, and we will continue to prepare audited annual financial statements and unaudited quarterly financial statements and, in each case, make them publicly available to our Continuing Stockholders. The reporting requirements of the OTCQXSM tier, however, are less onerous than the reporting requirements under the Exchange Act applicable to SEC reporting companies.

                    • Upon the effectiveness of the Transaction, the ownership percentage of our shares of common stock subject to the Stockholders Agreement (see “Special Factors—Potential Conflicts of Interests of Officers, Directors, and Certain Affiliated Persons” beginning on page 57, and “Information About the Company-Stockholders Agreement” beginning on page 69 ) will increase from approximately 50.9% to approximately 58.2 % as a result of the reduction of the number of shares of common stock outstanding by approximately 306,319 shares. The increase in the ownership percentage of our shares of common stock subject to the Stockholders Agreement and the reduction in the number of shares outstanding following the completion of the Transaction is based upon information we received as of January 31, 2008 from our transfer agent, Continental Stock Transfer & Trust Company, as to our record holders, and from Broadridge Corporate Issuer Services, a division of Broadridge Financial Solutions, Inc., as to the accounts of our stockholders who hold shares in “street name” according to predefined ranges based on share amount. The share range analysis from Broadridge Corporate Issuer Services reflects the share ranges of 896,080 shares, or approximately 82%, of the 1,094,221 outstanding shares of our common stock held in street name as of January 31, 2008. We have assumed for purposes of determining ownership percentages and the reduction in the number of shares outstanding following the Transaction that the remaining 198,141 street name shares also will be cashed out in the Transaction. However, the ownership percentage and the reduction in the number of shares outstanding following the Transaction may increase or decrease depending on purchases, sales and other transfers of our shares of common stock by our stockholders prior to the effective time of the Transaction , and the number of street name shares that are actually cashed out in the Transaction. The ownership percentage of our shares of common stock subject to the Stockholders Agreement and the ownership percentage of the Continuing

Stockholders will proportionally increase or decrease as a result of such purchases, sales and other transfers of our shares of common stock by our stockholders prior to the effective time of the Transaction , and depending on the number of street name shares that are actually cashed out in the Transaction.

          See “Special Factors — Effects of the Transaction” beginning on page 34, ” “Special Factors — Special Committee and Board of Director Protections for Continuing Stockholders” beginning on page 22,” “Special Factors – Fairness of the Transaction” beginning on page 43, ” and “Special Factors — Potential Conflicts of Interests of Officers, Directors, and Certain Affiliated Persons” beginning on page 57. ”

Special Committee and Board of Directors’ Protections for Continuing Stockholders

          The Special Committee’s decision to unanimously recommend the Transaction to the full Board of Directors, and the Board of Directors’ unanimous approval of the Transaction, is contingent upon the continuation of certain corporate governance and other stockholder protections following the Transaction, including:

•	the preparation and public dissemination of quarterly and annual financial reports and the issuance of quarterly and annual earnings press releases;

•	the preparation and public dissemination of annual audited financial statements which are accompanied by a certification from each of our chief executive officer and our chief financial officer;

•	the public dissemination of press releases for material events;

•	having at least two directors on our Board who are independent within the meaning of the rules of the American Stock Exchange and the Exchange Act;

•

having the entire Board of Directors, or a committee of the Board of Directors with at least one independent director as a member, review and approve any non-compensatory related person transactions that a SEC reporting company would be required to disclose in a proxy statement prepared in accordance with the rules of the SEC and publicly announce any such transactions at least on an annual basis;

•	holding annual stockholders’ meetings; and

•	maintaining our current code of ethics for finance professionals and code of business conduct for all employees.

          These corporate governance and the stockholder protections must remain in effect for at least three years following the Transaction and any change following this period must be approved by a our Board of Directors or by a committee appointed by the Board of Directors with at least one independent director to consider any such change. This three-year requirement will be applicable as long as there are unaffiliated Continuing Stockholders during that time; it is not intended to restrict or otherwise prohibit any merger, consolidation, sale of all or substantially all of our assets, or similar extraordinary transaction during that three-year period. We have no present plans or proposals for any such transaction, however, and our intent is to operate our business after the Transaction substantially as it is currently conducted. See “Special Factors—Conduct of the Company’s Business after the Transaction.”

          In order to ensure that our Continuing Stockholders will have continuing access to a trading market in our shares, the Special Committee’s recommendation of the Transaction to the full Board of

Directors, and the Board of Directors’ approval of the Transaction, is also contingent upon our common stock being listed on the OTCQXSM tier of the pink sheets and at least two market makers having indicated their intent to quote our common stock on the OTCQXSM tier once our common stock has been listed . In order to maintain a quotation on the OTCQXSM tier of the pink sheets, we will be required to meet certain reporting and other requirements, many of which are similar to the corporate governance protections noted above, including:

          •          preparing annual and quarterly financial reports;

          •          performing annual audits;

          •          requiring our chief executive officer and chief financial officer to each certify that (i) to his knowledge, the information about us furnished in accordance with the rules of the pink sheets does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by that information; (ii) to his knowledge, the financial statements, and other financial information furnished in accordance with the rules of the pink sheets, fairly present in all material respects our financial condition, results of operations and cash flows as of, and for, the periods presented; and (iii) based upon his reasonable belief, for at least one year from the date of the certification, we have sufficient working capital to continue operations and have the ability to continue to meet our obligations as they become due; and

          •           preparing interim material event disclosure in accordance with the reporting requirements of the OTCQXSM tier.

          See “Special Factors — Special Committee and Board of Directors’ Protections for Continuing Stockholders” beginning on page 22.

Special Committee and Board of Directors Recommendations of the Transaction

                    • The Board of Directors established the Special Committee to consider whether a transaction of this type was in our best interests and the best interests of our stockholders, including our unaffiliated stockholders and to make a recommendation to the full Board of Directors concerning the advisability of a transaction of this type. In that regard, the Special Committee considered the purposes of and certain alternatives to the Transaction, the related advantages and disadvantages to us and our unaffiliated stockholders of the Transaction, and the fairness of the cash-out price both to unaffiliated Cashed Out Stockholders for shares of our common stock, and to unaffiliated Continuing Stockholders.

                    • The Special Committee consists of Norman Axelrod, Chairman, Martin Brody and Harold Schechter, each of whom is independent within the meaning of Section 121A of the American Stock Exchange Company Guide and Rule 10A-3(b) of the Exchange Act. The Special Committee retained an independent financial advisor, Houlihan Smith & Company Inc. (“Houlihan”), who has provided the Special Committee and the full Board of Directors with a “fairness opinion” as to the Transaction, a copy of which is attached to this proxy statement as Annex B. The Special Committee also retained Day Pitney LLP as independent legal counsel to represent its interests and advise it on legal questions related to transactions of this type.

                    • Following the Special Committee’s review of the fairness opinion and careful consideration of other factors relating to the advisability and fairness of the Transaction, the Special Committee determined that the Transaction is in the best interests of, and the price to be paid per fractional share is fair to, the Company’s stockholders, including unaffiliated Cashed Out Stockholders and unaffiliated Continuing Stockholders. The Special Committee unanimously recommended the

Transaction to the full Board of Directors. The Board of Directors unanimously determined that the Transaction is fair to, and in the best interests of, the Company and its stockholders, including all unaffiliated stockholders of the Company.

          See “Special Factors—Fairness of the Transaction” beginning on page 43.

Reservation of Rights

          Both the Special Committee and the Board of Directors have reserved the right to change the reverse stock split/forward stock split ratio prior to the Special Meeting or to recommend an alternative form of the Transaction if it is necessary or advisable to accomplish the goal of reducing the number of record holders to below 300. However, the Special Meeting or the Board of Directors will not change the reverse stock split/forward stock split ratio following the Special Meeting. They also may abandon the proposed Transaction at any time if they believe that is no longer in the best interests of our stockholders, whether prior to or following the Special Meeting.

          See “Special Factors—Background of the Transaction” beginning on page 24 and “Special Factors— Fairness of the Transaction” beginning on page 43.

Fairness of the Transaction

          The Special Committee and the Board of Directors fully considered and reviewed the terms, purpose, alternatives, effects and disadvantages of the Transaction, and each has unanimously determined that the Transaction, taken as a whole, is procedurally and substantively fair to, and in the best interests of, unaffiliated Cashed Out Stockholders as well as unaffiliated Continuing Stockholders.

          The Special Committee and the Board of Directors considered a number of factors in reaching its determinations, including:

                    • the Fairness Opinion prepared by Houlihan that the $10.21 cash out price is fair from a financial point of view to unaffiliated Cashed Out Stockholders and to unaffiliated Continuing Stockholders.

                    • the limited trading volume and liquidity of our shares of common stock and enabling our smallest stockholders, who represent a disproportionately large number of our record holders, to liquidate their holdings in shares of common stock and receive a premium over market prices prevailing at the time of our public announcement of the Transaction, without incurring brokerage commissions.

                    • the small effect of the proposed transaction on the relative voting power of Continuing Stockholders, including the members of the Stockholders Agreement.

                    • our business and operations are expected to continue substantially as presently conducted.

                    • the requirement that certain corporate governance and other stockholder protections be implemented as a condition to the Transaction, including, without limitation, maintaining a trading platform for our common stock on the OTCQXSM tier of the pink sheets.

          See “Special Factors— Special Committee and Board of Directors’ Protections for Continuing Stockholders” beginning on page 22, “Special Factors— Fairness of the Transaction” beginning on page 43 ” and “Special Factors— Fairness Opinion of Financial Advisor” beginning on page 48.

Advantages of the Transaction

                    • By completing the Transaction, deregistering our shares and eliminating our obligations under the Sarbanes-Oxley Act and our periodic reporting obligations under the Exchange Act, we expect to save in excess of $500,000 per year.

                    • We will also save the significant amount of time and effort expended by our management on the preparation of SEC filings and in compliance with the Sarbanes -Oxley Act.

                    • There is a relatively illiquid and limited trading market in our shares. Our smallest stockholders, who represent a large number of our record holders, will have the opportunity to obtain cash for their shares at a premium over closing prices for our shares of common stock at the time of our announcement of the Transaction and the Record Date , without incurring brokerage commissions.

                    • The Transaction will have a limited effect on the relative voting power of Continuing Stockholders, including members of the Stockholders Agreement. Based on current record and beneficial owner information, the Transaction will result in approximately a 7.2 % increase in the relative voting power of the members of the Stockholders Agreement.

                    • The parties to the Stockholders Agreement will be treated no differently than unaffiliated stockholders, including unaffiliated Cashed Out Stockholders and unaffiliated Continuing Stockholders. The sole determining factor as to whether a stockholder will be a Continuing Stockholder is the number of shares of our common stock that they own.

                    • Our business and operations are expected to continue substantially as present conducted.

          See “Special Factors— Purpose of and Reasons For the Transaction” beginning on page 20 and “Special Factors— Fairness of the Transaction” beginning on page 43.

Disadvantages of the Transaction

          If the Transaction occurs, there will be certain disadvantages to stockholders, including the following:

•	Cashed Out Stockholders will no longer have any ownership interest in the Company and will no longer participate in our future earnings and growth.

•

we will cease to file annual, quarterly, current, and other reports and documents with the SEC, and stockholders will cease to receive annual reports and proxy statements, and Continuing Stockholders will have access to less information about the Company and our business, operations, and financial performance. In order to mitigate this disadvantage to our Continuing Stockholders, we will prepare quarterly and annual financial reports and make interim material event disclosures in accordance with the reporting requirements of the OTCQXSM tier of the pink sheets, and have instituted additional stockholder protections. See “Special Factors —Special Committee and Board of Director Protections for Continuing Stockholders” beginning on page 22.

•

we will no longer be listed on the American Stock Exchange and our common stock will, instead, be listed on the OTCQXSM tier of the pink sheets. In addition, because of the possible limited liquidity for our common stock, the termination of our obligation to publicly disclose financial and other information following the Transaction, and the deregistration of our common stock under the Exchange Act, Continuing Stockholders may potentially experience a significant decrease in the value of their common stock.

•	we will no longer be subject to the provisions of the Sarbanes-Oxley Act, the liability provisions of the Exchange Act or the oversight of the American Stock Exchange.

•

our executive officers, directors and 5% stockholders will no longer be required to file reports relating to their transactions in our common stock with the SEC. In addition, our executive officers, directors and 10% stockholders will no longer be subject to the recovery of profits provision of the Exchange Act, and persons acquiring 5% of our common stock will no longer be required to report their beneficial ownership under the Exchange Act.

•

we estimate that the cost of payment to Cashed Out Stockholders, professional fees and other expenses will total approximately $ 3,728,000. As a result, immediately after the Transaction, we will have more debt outstanding than we would have had if the Transaction did not occur.

•

the Transaction will result in the suspension and not the termination of our filing obligations under the Exchange Act. If on the first day of any fiscal year after the suspension of our filing obligations that we have more than 300 shareholders, then we must resume reporting pursuant to Section 15(d) of the Exchange Act.

•

after the completion of the Transaction we will have at least two independent directors within the meaning of Section 121A of the American Stock Exchange Company Guide and Rule 10A-3(b) of the Exchange Act. However, we cannot be certain how long these directors will continue to serve as directors after the Transaction has been effected.

•	under Delaware law, our certificate of incorporation and our bylaws, no appraisal or dissenters’ rights are available to our stockholders who vote against from the Transaction.

•

as of the Record Date, over 50% of the issued and outstanding shares of our common stock was held subject to the Stockholders Agreement. The stockholders committee under the Stockholders Agreement has indicated that it intends to direct the voting of the shares of our common stock (1,257,643 shares, or approximately 50.9% of the issued and outstanding shares of our common stock) “FOR” the Transaction. Accordingly, if all those shares are voted in favor of the Transaction, the Transaction will be approved.

          See “Special Factors— Fairness of the Transaction—Disadvantages of the Transaction” beginning on page 45 and “Special Factors— Special Committee and Board of Directors’ Protections for Continuing Stockholders” beginning on page 22.

Potential Conflicts of Interests of Officers, Directors, and Certain Affiliated Persons

                    • On the Record Date, 1,257,643 shares, or approximately 50.9%, of the issued and outstanding shares of our common stock, were held by certain parties to the Stockholders Agreement. Abe Ginsburg, our Chairman of our Executive Committee, Allan Ginsburg, our Chairman, Robert Chestnov, our President, and Howard Ginsburg our Vice Chairman, as the stockholders committee under the Stockholders Agreement may direct the vote of these shares, and has indicated that it intends to direct the vote of all of the shares that are subject to the Stockholders Agreement “FOR” the Transaction. If those shares are voted in favor of the Transaction, the Transaction will be approved.

                    • Upon the effectiveness of the Transaction, the aggregate number of shares of our common stock owned by parties to the Stockholders Agreement will not change. The ownership percentage of the shares of our common stock subject to the Stockholders Agreement will increase from approximately 50.9% to approximately 58.2 % as a result of the reduction of the number of shares of our common stock outstanding by approximately 306,319 shares. The ownership percentage of our shares of common stock subject to the Stockholders Agreement and the ownership percentage of the Continuing Stockholders will proportionally increase or decrease as a result of purchases, sales and other transfers of our shares of common stock by our stockholders prior to the effective time of the Transaction , and depending on the number of street name shares that are actually cashed out in the Transaction.

                    • In addition, our other directors and executive officers may have interests in the Transaction that are different from your interests as a stockholder, and have relationships that may present conflicts of interest. After the Transaction, the beneficial ownership of the executive officers and directors who are not parties to the Stockholders Agreement will increase from approximately 1.6 % to approximately 1.8% as a result of the reduction of the number of shares of common stock outstanding.

          See “Special Factors— Potential Conflicts of Interests of Officers, Directors, and Certain Affiliated Persons” beginning on page 57 and “Information About the Company— Stockholders Agreement” beginning on page 69.

Vote Required for Approval of the Transaction At the Special Meeting

                    • A majority of the outstanding shares of our common stock will constitute a quorum for the purposes of approving the amendments to our certificate of incorporation to effect the Transaction. The affirmative vote of a majority of the shares of our common stock entitled to vote at the Special Meeting is required for the adoption of each of the Reverse Stock Split proposal and the Forward Stock Split proposal and, accordingly, to approve the Transaction.

                    • As of the Record Date, over 50% of the issued and outstanding shares of our common stock was held subject to the Stockholders Agreement. As noted above, the stockholders committee under the Stockholders Agreement has indicated that it intends to direct the voting of the shares of our common stock (1,257,643 shares, or approximately 50.9% of the issued and outstanding shares of our common stock) “FOR” the Transaction. Accordingly, if all those shares are voted in favor of the Transaction, the Transaction will be approved.

          See “Special Factors— Stockholder Approval” beginning on page 60.

Treatment of Beneficial Holders (stockholders holding shares in street name)

                    • We intend to treat stockholders holding our common stock in street name in the same manner as record holders. Prior to the effective date of the Transaction, we will conduct an inquiry of all brokers, banks and other nominees that hold shares of our common stock in street name, ask them to provide us with information on how many shares held by beneficial holders will be cashed out, and request that they effect the Transaction for those beneficial holders. However, these banks, brokers and other nominees may have different procedures then registered stockholders for processing the Transaction. Accordingly, if you hold your shares of common stock in “street name,” we encourage you to contact your bank, broker or other nominee.

          See “Special Factors— Effects of the Transaction” beginning on page 34.

Determination of Stockholders of Record

                     • In determining whether the number of our stockholders of record falls below 300 as a result of the Transaction, we will count stockholders of record in accordance with Rule 12g5 -1 under the

Exchange Act. Rule 12g5-1 provides, with certain exceptions, that in determining whether issuers, including the Company, are subject to the registration provisions of the Exchange Act, securities are considered to be “held of record” by each person who is identified as the owner of such securities on the respective records of security holders maintained by or on behalf of the issuers. However, institutional custodians such as Cede & Co. and other commercial depositories are not considered a single holder of record for purposes of these provisions. Rather, Cede & Co.’s and these depositories’ accounts are treated as the record holder of shares. Based on information available to us, as of January 31, 2008 there were approximately 515 holders of record of our shares of common stock.

           See “Special Factors — Effects of the Transaction” beginning on page 34.

Effectiveness of the Transaction

                    • We anticipate that the Transaction will be effected as soon as possible after the date of the Special Meeting. Following the effective date of the Transaction, transmittal materials will be sent to those stockholders entitled to a cash payment that will describe how to turn in their share certificates and receive the cash payments. Those stockholders entitled to a cash payment should not turn in their share certificates at this time.

          See “Special Factors— Effective Date” on page 60.

Financing for the Transaction

                    • Based on information we have received as of January 31, 2008 from our transfer agent, Continental Stock Transfer & Trust Company, and from Broadridge Corporate Issuer Services, a division of Broadridge Financial Solutions, Inc., we estimate that the total funds required to pay the consideration to record holders who are entitled to receive cash for their shares, holders of shares in street name, and other costs of the Transaction will be approximately $ 3,728,000. This total amount could be larger or smaller depending on, among other things, the number of shares that will be outstanding after the Transaction as a result of purchases, sales and other transfers of our shares of common stock by our stockholders, or an increase in the costs and expenses of the Transaction.

                    • We intend that payments to Cashed Out Stockholders and the costs of the Transaction will be paid from cash on hand and from funds under our existing revolving loan agreement with TD Banknorth, N.A.

          See “Special Factors – Source of Funds and Expenses” beginning on page 59.

Recent Market Prices of the Company’s Common Stock

                    • The closing prices of our common stock on December 4, 2007, the last trading day before the public announcement of the approval of the proposed Transaction by the Special Committee and the Board of Directors, and on the Record Date, were $6.00 per share and $_____ per share, respectively .

          See “Information About the Company— Market Price of Common Stock” beginning on page 64 .

No Appraisal or Dissenters’ Rights

                    • Under Delaware law, our certificate incorporation and our bylaws, no appraisal or dissenters’ rights are available to our stockholders who dissent from the Transaction.

          See “Special Factors— No Appraisal or Dissenters’ Rights” beginning on page 62.

Material Federal Income Tax Consequences

                    • Generally, a Cashed Out Stockholder who receives cash for a fractional share as a result of the Transaction will recognize capital gain or loss for United States federal income tax purposes. A Continuing Stockholder who does not receive cash for a fractional share as a result of the Transaction generally will not recognize any gain or loss for United States federal income tax purposes.

          See “Special Factors — Material Federal Income Tax Consequences” beginning on page 55.

QUESTIONS AND ANSWERS ABOUT THE
TRANSACTION AND THE SPECIAL MEETING

          Following are some commonly asked questions that may be raised by our stockholders and answers to each of those questions.

Where and when is the Special Meeting?

          The Special Meeting will be held at our principal executive offices, 197 West Spring Valley Road, Maywood, New Jersey 07607 at 9:00 a.m. (local time) on ________ __, 2008.

What am I being asked to vote on at the Special Meeting?

          Our stockholders will consider and vote upon proposals to amend our certificate of incorporation to effect a 1-for-250 reverse stock split of our shares of common stock, followed immediately by a 250-for-1 forward stock split of our shares of common stock. Stockholders whose shares are converted into less than one share of our common stock as a result of the Reverse Stock Split (meaning they own fewer than 250 shares of our common stock at the effective time of the Transaction—which is the time that the certificate of amendment to our certificate of incorporation to effect the Reverse Stock Split is filed with the Secretary of State of the State of Delaware) will receive $10.21 in cash, without interest, for each share of our common stock held immediately before the Reverse Stock Split. Stockholders who own 250 or more shares of our common stock at the effective time of the Transaction will continue to own the same number of shares of our common stock after the completion of the Transaction. Although the Reverse Stock Split and the Forward Stock Split will be voted on separately, the Company will not effect either the Reverse Stock Split or the Forward Stock Split unless both proposals are approved by the stockholders of the Company.

What is the purpose of the Transaction?

          The Transaction will enable us to cease the registration of our common stock under the Exchange Act if, after the Transaction, there are fewer than 300 record holders of our common stock and we terminate our obligations to file annual and periodic reports and make other filings with the SEC. The purposes of the proposals include:

                    • eliminating significant ongoing costs and management time and effort of compliance with the Sarbanes-Oxley Act and related regulations;

                    • eliminating significant ongoing costs and management time and effort associated with filing documents under the Exchange Act with the SEC;

                    • allowing our management to focus on long-term growth and enhancing the long-term value of shares of common stock; and

                    • enabling our small stockholders (those holding fewer than 250), who represent a large number of our record holders, to liquidate their holdings in us and receive a premium over market prices prevailing at the time of the Special Committee’s recommendation, and the Board of Directors’ approval, of the Transaction, without incurring brokerage commissions.

What does the deregistration of our common stock mean?

          Following the Transaction, we expect to have fewer than 300 stockholders of record, which will enable us to take action to cease registration of our common stock under the Exchange Act. Effective on and following the termination of the registration of our common stock under the Exchange Act, we will no longer have to file annual, quarterly and other reports with the SEC, and our executive officers, directors and 10% stockholders will no longer be required to file reports relating to their transactions in our common stock. In addition, we will take action to delist our common stock from the American Stock Exchange and we will no longer be subject to its rules. Any trading in our common stock will continue only in privately negotiated sales or in the pink sheets.

          The Special Committee’s decision to unanimously recommend the Transaction to the Board of Directors, and the approval by the Board of Directors of the Transaction, is conditioned on certain corporate governance and other protections for Continuing Stockholders. Those protections include the following:

•	we will prepare and publicly make available quarterly and annual financial reports and issue quarterly and annual earnings press releases;

•

we will prepare and publicly make available annual audited and quarterly unaudited financial statements, along with a certification from each of our chief executive officer and our chief financial officer;

•	we will prepare and publicly make available press releases for material events;

•	at least two independent directors will continue to be members of the Board of Directors;

•

having the Board of Directors, or a committee of the Board of Directors having at least one independent director as a member, review and approve any non-compensatory related person transactions that a SEC reporting company would be required to disclose in a proxy statement prepared in accordance with the rules of the SEC and publicly announce any such transactions at least on an annual basis;

•	we will continue to hold annual stockholders’ meetings; and

•	we will continue to maintain in effect our current code of ethics for finance professionals and code of business conduct for all employees.

          Completion of the Transaction is also conditioned on our common stock being listed on the OTCQXSM tier of the pink sheets and at least two market makers having indicated their intent to quote our common stock on the OTCQXSM tier when our common stock has been listed . In order to maintain our listing on that tier, we will be required to meet certain reporting and other requirements, including:

•	preparing quarterly and annual financial reports;

•	performing annual audits;

•	requiring our chief executive officer and chief financial officer to make a certification regarding financial and other information required by the OTCQXSM tier of the pink sheets; and

•	preparing interim material event disclosure in accordance with the reporting requirements of the OTCQXSM tier of the pink sheets.

What are the Pink Sheets?

          The pink sheets is a listing service that offers financial and other information about issuers of securities, like our common stock, and collects and publishes quotes of market makers for over-the-counter securities through its website at www.pinksheets.com. The OTCQXSM tier of the pink sheets is the highest tier maintained by the pink sheets.

What will I receive in the Transaction?

          If you own fewer than 250 shares of our common stock at the effective time of the Transaction, you will receive $10.21 in cash, without interest, from us for each pre-Reverse Stock Split share that you own. If you own 250 shares or more of our common stock at the effective time of the Transaction, you will not receive any cash payment for your shares in connection with the Transaction and will continue to hold the same number of shares of our common stock as you did before the Transaction.

Can the Board of Directors or the Special Committee determine that a different reverse stock split/forward stock split ratio should be used to effect the Transaction?

          Prior to the Special Meeting either the Board of Directors or the Special Committee may change the reverse stock split/forward stock split ratio to effect the Transaction if necessary to reduce the number of our record holders below 300, which is necessary to deregister under the Exchange Act, or if it is in the best interests of the stockholders. However, the Board of Directors or the Special Committee will not change the reverse stock split/forward stock split ratio following the Special Meeting. We will notify you of any change in the reverse stock split/forward stock split ratio.

What if I hold fewer than 250 shares of common stock and hold all of my shares in “street name”?

          If you hold fewer than 250 shares of our common stock in street name your broker, bank or other nominee is considered the stockholder of record with respect to those shares and not you. It is possible that the bank, broker or other nominee also holds shares for other beneficial owners of our common stock and that it may hold 250 or more total shares. Therefore, depending upon their procedures, they may not be obligated to treat the Transaction as affecting beneficial holders’ shares. It is our desire to treat stockholders holding fewer than 250 shares of our common stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their name. However, we or our transfer agent, Continental Stock Transfer & Trust Company, may not have the necessary information to compare your record holdings with any shares that you may hold in street name in a brokerage account and these banks, brokers and other nominees may have different procedures for processing the Transaction. Accordingly, if you hold your shares of our common stock in “street name,” we encourage you to contact your bank, broker or other nominee.

What happens if I own a total of 250 or more shares of common stock beneficially, but I hold fewer than 250 shares of record in my name and fewer than 250 shares of with my broker in street name?

          We may not have the information to compare your holdings in two or more different brokerage firms. As a result, if you hold more than the minimum number of shares, you may nevertheless have your shares cashed out if you hold them in a combination of accounts in several brokerage firms. If you are in this situation and desire to remain a stockholder of the Company after the Transaction, we recommend that you combine your holdings in one brokerage account or become a record holder prior to the effective time of the Transaction. You should be able to determine whether your shares will be cashed out by examining your brokerage account statements to see if you hold more than the minimum number of shares in any one account. To determine the Transaction’s effect on any shares you hold in street name (and possible payment of the cash consideration), you should contact your broker, bank or other nominee.

If I own fewer than 250 shares of common stock, is there any way I can continue to be a stockholder of the Company after the Transaction?

          If you own fewer than 250 shares of our common stock before the Transaction, the only way you can continue to be a stockholder of the Company after the Transaction is to purchase, prior to the effective time of the Transaction, sufficient additional shares to cause you to own a minimum of 250 shares at the effective time of the Transaction. However, we cannot assure you that any shares will be available for purchase.

Is there anything I can do if I own 250 or more shares of common stock, but would like to take advantage of the opportunity to receive cash for my shares as a result of the Transaction?

          If you own 250 or more shares of our common stock before the Transaction, you can only receive cash for all of your shares if, prior to the effective time of the Transaction, you reduce your stock ownership to fewer than 250 shares by selling or otherwise transferring shares. However, we cannot assure you that any purchaser for your shares will be available.

Who is entitled to vote at the Special Meeting?

          Only holders of record of our common stock as of the close of business on _________ __, 2008, which is the Record Date for the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting.

How many shares were outstanding on the Record Date?

          At the close of business on _____________ __, 2008 there were 2,468,614 outstanding shares of our common stock. At the Special Meeting, each of those shares of common stock will be entitled to one vote.

What is a “quorum” for purposes of the Special Meeting?

          In order to conduct business at the Special Meeting, a quorum must be present. A “quorum” is a majority of the issued and outstanding shares of our common stock. The shares may be present in person or represented by proxy at the Special Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

What vote is required to approve the proposals ?

          Once a quorum has been established, for the Transaction to be approved, holders of a majority of our issued and outstanding shares of common stock entitled to vote at the meeting must vote “FOR” each of the Reverse Stock Split proposal and the Forward Stock Split proposal.

          At the close of business on the Record Date, 1,257,643 of our outstanding shares of common stock (approximately 50.9%) were held by signatories to the Stockholders Agreement. As we noted above, the Stockholders Agreement entitles a four-person stockholders committee (presently consisting of Abe Ginsburg, Robert Chestnov, Allan Ginsburg, and Howard Ginsburg) to direct the voting of the shares of our common stock now or in the future owned by certain parties to that agreement, or as to which they have or may have voting power. The stockholders committee has indicated that it intends to direct the voting of these shares of our common stock “FOR” the Transaction. Accordingly, if all of the shares subject to the Stockholders Agreement are voted in favor of the Transaction, the Transaction will be approved.

What will happen if the Transaction is approved by the Company’s stockholders?

          Assuming that we have fewer than 300 record holders of our common stock after the Transaction, we will file applicable forms with the SEC to deregister our shares of common stock under the federal securities laws and to delist our shares from the American Stock Exchange. Upon the effectiveness of those filings, the Company would no longer be subject to the reporting and related requirements under the federal securities laws that are applicable to public companies and American Stock Exchange rules applicable to listed companies. We will also no longer be subject to the provisions of the Sarbanes-Oxley Act. In addition, Cashed Out Stockholders will no longer have a continuing interest as stockholders of the Company and will not share in any future increase in the value of the Company. Also, any trading in our common stock will occur in privately negotiated sales or on the OTCQXSM tier of the pink sheets.

What will happen if the Transaction is not approved?

          If the Transaction is not approved by our stockholders, we will continue to operate our business, and we will continue to incur the costs involved of being a public company. We also may decide to evaluate and explore available alternatives, although the Board of Directors has not yet made a determination that any of those alternatives are feasible or advisable.

If the Transaction is approved by the stockholders can the Board of Directors or the Special Committee determine not to proceed with the Transaction?

          If the Transaction is approved by the stockholders, either the Board of Directors or the Special Committee may determine not to proceed with the Transaction if they believe that proceeding with the Transaction is not in the best interests of the stockholders. If either the Board of Directors or the Special Committee determines not to proceed with the Transaction we will continue to operate our business as presently conducted.

What are the federal income tax consequences of the Transaction to me?

          If you are not subject to any special rules that may be applicable to you under federal tax laws, then generally, a Cashed Out Stockholder that receives cash for a fractional share as a result of the Transaction will recognize capital gain or loss for United States federal income tax purposes. A Continuing Stockholder who does not receive cash for a fractional share as a result of the Transaction will not recognize any gain or loss for United States federal income tax purposes. We urge you to consult with your personal tax advisor with regard to the tax consequences to you of the Transaction.

Should I send in my certificates now?

          No. After the Transaction is completed, we will send instructions on how to receive any cash payments to which you may be entitled.

What is the total cost of the Transaction to the Company?

          Since we do not know how many record and beneficial holders of our common stock will be Cashed Out Stockholders, we do not know the exact cost of the Transaction. However, based on information that we have received as of January 31, 2008 from our transfer agent, Continental Stock Transfer & Trust Company, and from Broadridge Corporate Issuer Services, a division of Broadridge Financial Solutions, Inc. , with regard to the size of holdings of those of you who may hold shares in “street name,” as well our estimates of other Transaction expenses, we believe that the total cash requirement of the Transaction to the Company will be approximately $ 3,728,000 . This amount includes approximately $ 3,128,000 needed to cash out fractional shares, and approximately $600,000 of legal, accounting, and financial advisory fees and other costs to effect the Transaction. This total amount could be larger or smaller depending on, among other things, the number of fractional shares that will be outstanding after the Transaction as a result of purchases, sales and other transfers of our shares of common stock by our stockholders.

Am I entitled to appraisal rights in connection with the Transaction?

          No. Under Delaware law, our certificate of incorporation and our bylaws, no appraisal or dissenters’ rights are available to our stockholders who vote against the Transaction.

How do I vote?

          Sign and date each proxy card you receive and return it in the enclosed envelope prior to the Special Meeting or attend the meeting and vote in person.

Can I change my vote?

          Yes. You may change your proxy instructions at any time before your proxy is voted at the Special Meeting. Proxies may be revoked by taking any of the following actions:

                    • filing a written notice with our corporate secretary of revocation of any prior delivered proxy, or a duly executed proxy bearing a later date, with our corporate secretary at our principal executive office (197 West Spring Valley Road, Maywood, New Jersey 07607); or

                    • attending the Special Meeting, filing a written notice of revocation of your proxy with our corporate secretary, and voting in person (although attendance at the meeting will not, by itself, revoke a proxy).

What does it mean if I get more than one proxy card?

          If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted.

How does the board of directors recommend that I vote on the proposals ?

          Following a recommendation from the Special Committee, the Board of Directors unanimously recommends that you vote “FOR” the proposals to approve the Transaction.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

          This proxy statement contains certain forward-looking statements concerning, among other things, our anticipated results, and future plans and objectives that are or may be considered to be “forward-looking statements.” These forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause our actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, general economic and business conditions, including the impact on consumer spending as a result of a slower consumer economy, competition in the apparel and accessories markets, potential changes in customer spending, acceptance of our product offerings and designs, a highly promotional retail environment, any significant variations between actual amounts and the amounts estimated for those matters identified as our critical accounting estimates, as well as other significant accounting estimates made in the preparation of our financial statements, and the impact of the hostilities in the Middle East and the possibility of hostilities in other geographic areas as well as other geopolitical concerns. Additional uncertainty exists for the potential negative impact that a recurrence of Severe Acute Respiratory Syndrome (SARS) in the Far East and other foreign countries in which we source our products may have on our business. In light of the uncertainty inherent in our forward-looking statements, you should not consider their inclusion to be a representation that the forward-looking matters will be achieved. In evaluating forward-looking statements, you should consider all these risks and uncertainties, together with any other risks described in our other reports and documents furnished or filed with the SEC, and you should not place undue reliance on those statements. We assume no obligation for updating any forward-looking statements, whether as a result of new information, future events, or otherwise. However, to the extent that there are any material changes in the information contained in this proxy statement, the Company will promptly disclose the changes as and to the extent required by applicable law and the rules and regulations of the SEC.

SPECIAL FACTORS

Purpose of and Reasons for the Transaction

          General. The Special Committee and the Board of Directors has determined that the costs of being a SEC reporting company currently outweigh the benefits and, thus, it is no longer in our best interests or the best interests of our stockholders, including our unaffiliated stockholders (consisting of stockholders other than our executive officers and directors and other than those stockholders who are parties to the Stockholders Agreement), for us to remain a SEC reporting company. Accordingly, we are proposing the Transaction for the purpose of reducing the number of record stockholders of our common stock to fewer than 300, so we can then cease registration of our common stock under the Exchange Act, terminate our reporting and other obligations as a SEC reporting company under the Exchange Act, and delist our common stock from the American Stock Exchange. The proposed Transaction, among other things, will enable us to realize significant cost savings by the elimination of many of the expenses related to our status as an SEC reporting company, including expenses relating to the disclosure, reporting and compliance requirements of the Exchange Act, the Sarbanes-Oxley Act and other federal securities laws, and will relieve us of the administrative burdens associated with being an SEC reporting company.

          The Forward Stock Split is not necessary for us to reduce the number of holders of record of our shares of common stock and to deregister our shares of common stock under the Exchange Act. However, we have decided that it is in the best interests of our stockholders to effect the Forward Stock Split to avoid an unusually high stock price after the Transaction, to facilitate trading of the shares of Continuing Stockholders either in private transactions or on the OTCQXSM tier of the pink sheets, and to mitigate any loss of liquidity in our shares of common stock that may result from the Reverse Stock Split portion of the Transaction.

          Reduced Costs and Expenses. We incur both direct and indirect costs to comply with the filing and reporting requirements imposed on us as a result of being an SEC reporting company. Professional fees of lawyers and accountants, printing, mailing, and other costs incurred by us in complying with SEC reporting and compliance requirements are substantial. We also incur direct and indirect costs in complying with the Sarbanes-Oxley Act. Section 404 of the Sarbanes-Oxley Act, which will become effective, in part, at the end of our current fiscal year ending on June 30, 2008, would require that we test and assess our internal control structure and, for the fiscal year ending June 30, 2009, that our external auditors report on our management’s assessment of our internal control structure. Compliance with these requirements will require significant additional expenditures, including fees to third parties for compliance planning, assessment, documentation and testing, as well as a significant investment of time and energy by our management and employees. If our SEC reporting obligations cease, we would not incur these expenses.

          Our estimated costs of remaining a SEC reporting company are described in greater detail below:

Costs	Actual 2007 Expenses	Projected 2008 Expenses		Projected 2009 Expenses with Auditor Attestation		Projected 2009 Expenses with No Auditor Attestation

Audit of 10-K and review of 10-Q	$232,000	$264,000		$264,000		$264,000
Sarbanes-Oxley Initial Write-Up on Internal Controls	—	140,000	(1)	—		—
Sarbanes-Oxley Act Documentation and Testing	—	—		120,000		120,000
Sarbanes-Oxley Act Audit	—	60,000		170,000	(2)	60,000	(2)
Sarbanes-Oxley Act Compliance Officer	—	50,000		50,000		50,000
SEC Counsel	104,000	104,000		104,000		104,000
Board of Director Compensation	110,000	110,000		110,000		110,000
Director and Officer Insurance	76,000	76,000		76,000		76,000
American Stock Exchange Listing Fees	17,000	17,000		17,000		17,000
Proxy and Annual Report Printing and Mailing, Transfer Agent Fees, Public Relations and Stockholder Communications and other miscellaneous costs	72,000	72,000		72,000		72,000
Total	$611,000	$893,000		$983,000		$873,000

(1) This is a one-time cost projected to be spent in fiscal 2008 related to Sarbanes-Oxley Act compliance.

(2) The SEC has proposed , but has not yet formally adopted, a rule that would delay for one year auditors’ attestations on internal controls for non-accelerated filers (companies with a public float of less than $75,000,000), which would include the Company. In the event that the proposal is adopted, we expect that our projected 2009 expenses will be reduced by $110,000 to $873,000. See “Special Factors—Background of the Transaction” beginning on page 24.

          We ultimately expect to realize recurring annual cost savings of approximately $500,000. These estimated savings primarily reflect , among other things:

                    • a reduction in fees to our registered independent public accounting firm of approximately $315,000 for internal control audits, the review of our SEC periodic reports and related expenses;

                    • the elimination of annual costs attributable to ongoing audits to comply the Sarbanes-Oxley Act and the employment of a Sarbanes-Oxley Act compliance officer of approximately $50,000;

                    • the reduction in directors’ fees by reducing the size of our Board of Directors from nine to seven members;

                    • a reduction in legal fees associated with securities law compliance of approximately $25,000; and

                    • the net reduction in costs and expenses associated with filing our annual, periodic and current reports and other documents, such as proxy statements and Section 16 filings with the SEC, the annual listing fees to the American Stock Exchange, and printing, mailing and other costs of the annual report to stockholders, proxy statements and other miscellaneous costs of approximately $79,000. We expect to save this amount even after giving effect to the cost of our shares being listed on the OTCQXSM tier of the pink sheets.

          We believe the projected fiscal 2009 costs are indicative of our annual costs going forward if we remained a SEC reporting company. Please note, however, that the annual costs are only estimates and the actual costs we realize may be higher or lower than the estimates set forth in the table above. Likewise, our projected annual cost savings are only estimates, and those cost savings could be higher or lower than the amounts set forth above. As noted, our estimates were based upon actual costs we incurred in fiscal 2007, but our estimates of expenses in fiscal 2008 and 2009 and, accordingly our estimated cost savings, are based, only in part, on historical costs. For example, if the Transaction is effected, there will be an elimination of Sarbanes-Oxley Act documentation and testing fees and a reduction in accounting fees. In addition, there will be a more limited need for legal counsel if we no longer file reports with the SEC, although we will need the assistance of legal counsel in complying with the disclosure and other requirements of the pink sheets. Our auditing fees will be reduced primarily because fees for certain interim services will be eliminated. Other estimates were more subjective, such as savings in transfer agent’s fees because of a reduction in the number of stockholder accounts to be handled by it, and a reduction in printing and other related costs of distributions to stockholders.

          Management Time and Expense; Operational Flexibility. The costs described above do not include the overall time expended by our management on the preparation of our SEC filings. The time necessary to devote to that preparation and review will likely increase, particularly for our chief executive officer and our chief financial officer, who beginning at the end of our current fiscal year must include in our annual report a report assessing the effectiveness of our internal control over financial reports as required by the Sarbanes-Oxley Act. We believe that this time could more effectively be devoted to other purposes, such as operating our business and undertaking new initiatives that may result in greater long-term growth. Additionally, due to the public market’s focus on quarterly results, smaller public companies such as ours are required to focus on short-term goals, such as quarterly financial results, often at the expense of longer-term objectives. As a non-SEC reporting company, we believe management will have the flexibility by being able to devote more time to sustaining long-term growth.

          Limited Trading Volume and Liquidity for Small Stockholdings. The Board also believes that holders of small amounts of shares of our common stock may be deterred from selling their shares because of the lack of an active trading market and disproportionately high brokerage costs. Based on our review of a list of record holders of our common stock as of January 31, 2008 furnished to us by our transfer agent, as well as information we have received as of January 31, 2008 regarding the holdings of beneficial owners of our common stock held in “street name,” we estimate that there are approximately 360 holders of record of fewer than 250 shares and approximately 510 holders of fewer than 250 shares in “street name.” These holders are a large percentage of our unaffiliated stockholders. The Transaction will offer each of these holders the opportunity to obtain cash for their shares without the cost of dealing with a broker.

          In addition, the trading volume in our common stock has been and continues to be thinly traded. The average daily trading volume of the stock from January 2, 2006 to December 4, 2007 (the trading day prior to the announcement of the approval of the Transaction by the Company) was approximately 4,680 shares per day, and during that period there were 139 trading days on which our common stock did not trade at all. The trading of even a small number of shares may have a disproportionate effect on the price of our shares in the public market. Accordingly, the Transaction will provide our smallest stockholders with the ability to liquidate their holdings in us and receive a fair price in cash for their shares.

Special Committee and Board of Directors’ Protections for Continuing Stockholders

          In order to mitigate any adverse effects of the Transaction on the liquidity or value of the shares of common stock, and to foster a continuing trading market in shares of common stock, the Special Committee and the Board of Directors have conditioned the Transaction on the implementation of continuance of certain corporate governance and other stockholder protections following the Transaction, including:

•	the preparation and public dissemination quarterly and annual financial reports and the issuance of quarterly and annual earnings press releases;

•

the preparation and public dissemination of annual audited financial statements which are accompanied by a certification from each of our chief executive officer and our chief financial officer, certifying that, among other things, the financial statements, fairly present in all material respects the financial condition results of operations and cash flows of the Company as of and for the periods presented in the financial statements;

•	the public dissemination of press releases for material events;

•	having at least two directors on our Board who are independent under the rules of the American Stock Exchange and under the Exchange Act;

•

having the entire Board of Directors, or a committee of the Board of Directors with at least one independent director as a member, review and approve any non-compensatory related person transactions that a SEC reporting company would be required to disclose in a proxy statement prepared in accordance with the rules of the SEC and publicly announce any such transactions at least on an annual basis;

•	holding annual stockholders’ meetings; and

•	maintaining our current code of ethics for finance professionals and code of business conduct for all employees.

                    These corporate governance and the stockholder protections must remain in effect for at least three years following the Transaction. Any change to those corporate governance and other stockholder protections following this three - year period must be approved by a majority of the Board of Directors or a committee appointed by the Board of Directors to consider any such changes. This three - year requirement will be applicable as long as there are unaffiliated Continuing Stockholders during that time; it is not intended to restrict or otherwise prohibit any merger, consolidation, sale of all or substantially all of our assets, or similar extraordinary transaction during that three-year period. We have no present plans or proposals for any such transaction, however, and our intent is to operate our business after the Transaction substantially as it is currently conducted. See “Special Factors—Conduct of the Company’s Business after the Transaction.”

                    Additionally, in order to ensure that our Continuing Stockholders will have continuing access to a trading market, the Special Committee and the Board of Directors have also required that our common stock be listed on the OTCQXSM tier of the pink sheets and that at least two market makers have indicated their intent to quote our common stock on the OTCQXSM tier when it has been listed . The pink sheets is a tiered listing service that offers a trading, quotation and disclosure venue for over-the-counter securities in the US markets and the OTCQXSM tier is the highest tier offered by the pink sheets. In order to maintain a quotation on the OTCQXSM tier of the pink sheets, we will be required to meet certain reporting and other requirements, including:

•	preparing annual and quarterly financial reports;

•	performing annual audits;

•

requiring our chief executive officer and chief financial officer to each certify that (i) to his knowledge, the information about us furnished in accordance with the rules of the pink sheets does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by that information; (ii) to his knowledge, the financial statements, and other financial information furnished in accordance with the rules of the pink sheets, fairly present in all material respects our financial condition, results of operations and cash flows as of, and for, the periods presented; and (iii) based upon his reasonable belief, for at least one year from the date of the certification, we have sufficient working capital to continue operations and have the ability to continue to meet our obligations as they become due; and

•	preparing interim material event disclosure in accordance with the reporting requirements of the OTCQXSM tier.

Background of the Transaction

                    The passage of the Sarbanes-Oxley Act began a number of corporate governance reforms that have increased the expenses of being a SEC reporting company without enhancing, from a business and operational point of view, the benefits of being a SEC reporting company. During our fiscal year ended June 30, 2007, we spent approximately $611,000 in legal, accounting and other costs and expenses related to compliance with the Sarbanes-Oxley Act and the rules and regulations of the SEC, and we expect those costs to substantially increase. Under current SEC regulations implementing the Sarbanes-Oxley Act, we will become subject to the internal control audit requirements of Section 404 for the first time beginning this fiscal year, and we expect that our costs and expenses of compliance with Section 404 will initially increase by an additional $234,000. Our independent registered public accounting firm will be required to audit and provide an attestation report on our internal controls beginning with our following fiscal year, although we note that the SEC has proposed , but has yet not formally adopted, a rule to delay for one year auditors’ attestation reports for smaller reporting companies (companies with a public float of less than $75,000,000), which would include the Company . We estimate that the current total costs and expenses of compliance with the Sarbanes-Oxley Act and of continuing to be a reporting company under SEC regulations will be approximately $893,000 for this fiscal year. If the SEC delays the auditors’ reports attestation requirement for smaller public companies for one year , we estimate our projected 2009 expenses will be approximately $873,000. For the first year the auditor attestation requirement becomes applicable to us, and for each subsequent year, we estimate our projected total costs and expenses of continuing to be a reporting company under SEC regulations to be approximately $983,000. None of these cash costs include the overall time of our executive officers and our other employees that is necessary to prepare and review our public filings.

                    In the ordinary course, management has from time to time updated the Board of Directors on the then current and anticipated costs relating to SEC reporting and Sarbanes-Oxley Act compliance, particularly in connection with the pending effectiveness of the internal control certification requirements of Section 404 of the Sarbanes-Oxley Act. At the September 26, 2006 Board of Directors meeting, management was asked to discuss with the Board of Directors, at its regularly scheduled January 2007 meeting, costs of compliance with its obligations under the federal securities laws in light of the advance preparation we would need to do prior to the potential effectiveness of Section 404 of the Sarbanes-Oxley Act. During the period prior to the scheduled January 2007 meeting, in consultation with its outside legal counsel, Troutman Sanders LLP, and other professional advisors , management reviewed those costs, as well as ways of reducing those costs, all in preparation for its scheduled discussion with the Board of Directors.

          At the meeting of the Board held on January 26, 2007, the Board and our management reviewed these costs and expenses in detail, including the pending increase in Sarbanes-Oxley Act costs that the Board of Directors believed would dramatically increase our public company expenses once the Sarbanes-Oxley Act was fully implemented with respect to us. The Board of Directors also noted the substantial time and effort that management would spend on preparation for compliance with the internal control audit requirements contained in Section 404 of the Sarbanes-Oxley Act. At that meeting, the Board asked our management to continue to review these costs and expenses and periodically report back to the Board.

          During the months following the January meeting, our management continued to review our direct and indirect costs associated with being an SEC reporting company. Management considered the costs of Sarbanes-Oxley compliance, both presently and in the future, including resources and costs required to test and assess our internal control structure and our external auditors’ report on our management’s assessment of that internal control structure. Our management explored alternatives that might be available to us to reduce our costs, including ceasing the registration of our shares of common stock under the Exchange Act. The alternatives discussed included a transaction, such as a reverse stock split, tender offer, odd-lot tender offer and the continuation or an expansion of our long-standing open market repurchase program, in order to reach the goal of reducing the number of our record holders below 300 and allow us to deregister under the Exchange Act.

          At a meeting of the Board held on May 23, 2007, management updated the entire Board of Directors on its review. At that meeting, the Board generally discussed the possibility of converting to a non-SEC reporting company, and about the general process of conversion, including:

•	evaluating the advantages and disadvantages of being a non-reporting company under the Exchange Act;

•

if we decided to deregister our shares of common stock, reviewing the most appropriate method, including, reviewing alternatives to reduce the number of our stockholders below 300 so that we might deregister our common stock under the Exchange Act and delist our common stock from trading on the American Stock Exchange;

•	depending on the method chosen, the possibility of holding a special meeting of our stockholders to approve any proposed transactions;

•	determining the appropriate price at which to repurchase shares of our common stock;

•	the preparation and filing with the SEC of appropriate stockholder disclosure materials; and

•

the preparation and filing of appropriate forms and information with the SEC and the American Stock Exchange to effect deregistration under the Exchange Act and delisting of our common stock from trading on the American Stock Exchange.

          Management’s report to the Board at this meeting included how the SEC counts the record number of stockholders for determining whether a corporation may deregister its shares under the Exchange Act, including the treatment of holders of shares of our common stock in “street name,” the methods that public companies use to reduce its number of stockholders below 300, including a reverse stock split, tender offer, odd-lot tender offer, and open-market purchases. Management indicated that it believed, after reviewing the possible alternatives, that a reverse stock split would be the most expeditious and cost-effective method of deregistration. In the context of a reverse stock split, management noted that the Company had a significant number of small stockholders, with many of them having received shares of common stock under the Company’s terminated employee stock ownership plan, and that a deregistration transaction may provide them with a way to obtain a payment for their shares without brokerage fees or commissions. Management also discussed certain disadvantages to any proposed deregistration, including that the Company would no longer file information and other reports with the SEC and that continuing stockholders would have access to much less information than they would if the status quo was maintained, and the possibility of decreased liquidity for continuing stockholders. Management noted that transactions on the pink sheets would provide continuing stockholders with alternative means to trade shares of common stock, particularly given the somewhat thin trading market of our shares of common stock over time on the American Stock Exchange.

          Troutman Sanders then discussed with the Board members the general process of a deregistration transaction, including potential SEC filings, including proxy materials depending on the method chosen. Troutman Sanders also reviewed with the Board members their fiduciary duties and responsibilities as members of the Board in the context of a deregistration transaction, including the importance of the appointment of a special committee of independent directors to review the transaction and to act on behalf of the Company’s unaffiliated stockholders. After considerable deliberation, the Board decided to further investigate a possible transaction to reduce the number of our stockholders of record below 300, and to deregister our common stock under the Exchange Act. At this meeting the Board established a special committee of the Board for the purpose of considering whether to engage in a transaction and, if so, the appropriate alternative methods for converting to a non SEC-reporting company, the related advantages and disadvantages to the Company and its stockholders of each of those alternatives, the fairness of the any transaction to the unaffiliated stockholders of the Company, and to make a recommendation to the full Board of Directors. The Board placed no limitations on the authority of the Special Committee. The Board resolutions describing the authority of the Special Committee provided, among other things, that if the members of the Special Committee determined that a deregistration or other transaction was not in the best interests of stockholders, then the entire Board of Directors would be bound by that decision. The Board also empowered the Special Committee to retain independent legal counsel and independent investment bankers and other advisors, all at the expense of the Company.

          On June 19, 2007, the Special Committee held its first meeting. At that meeting, the Special Committee officially retained Day Pitney LLP as its independent legal advisor. The Special Committee confirmed that its members would consist of Norman Axelrod, who was appointed as Chairman of the Special Committee by its members, Martin Brody and Harold Schechter, each of whom is independent within the meaning of Section 121A of the American Stock Exchange Company Guide and Rule 10A-3(b) of the Exchange Act. Day Pitney reviewed with the Special Committee the independence rules and fiduciary duties for members of special committees of boards of directors under Delaware law. The Special Committee reviewed and discussed certain of the benefits and potential detriments to the Company and its stockholders of any delisting and deregistration of the Company’s common stock and also discussed the significant increased cost of compliance with SEC, Sarbanes-Oxley Act, and American Stock Exchange rules and regulations. The Special Committee also reviewed generally the potential for the Company to continue trading on the pink sheets following any potential transaction. The Special Committee then reviewed information received from a number of investment banking firms that had been contacted by Day Pitney in connection with the Special Committee’s proposed engagement of an independent financial advisor. The Special Committee then interviewed two such firms. At the end of the interview process, on the basis that Houlihan is an experienced provider of independent valuation and fairness opinions and does not have any potentially conflicting relationships with the Company or its affiliates, the Special Committee approved the engagement of Houlihan as its independent financial advisor and directed Day Pitney to take all necessary steps to finalize the engagement.

          On July 12, 2007, the Special Committee met again, with Day Pitney and Houlihan in attendance. The Special Committee members first confirmed their continued independence and their understanding of the scope of their duties and responsibilities, including their fiduciary duties. The Special Committee discussed a number of alternative transactions, including maintaining the status quo, purchasing shares of the Company’s common stock in the open market, undertaking an odd-lot tender offer, effecting a tender offer and considering a sale of the Company. The Special Committee also reviewed materials provided by Day Pitney regarding the potential advantages and disadvantages of a potential delisting of the Company’s common stock, and discussed preliminary information provided to it by the Company on the estimated costs savings that the Company may realize from a deregistration transaction. Day Pitney discussed recent developments in the pink sheets trading market, including a new OTCQXSM tier listing service that may provide a trading market for the Company’s shares of common stock after any potential deregistration/delisting transaction. In connection with its review of each of these topics, the Special Committee discussed in detail the additional information it would require in order to make an informed recommendation to the Board as to whether a transaction would be in the best interests of all of the Company’s stockholders, particularly the unaffiliated stockholders that would be cashed out in any potential transaction. The Special Committee directed Day Pitney to request that the Company provide additional information related to the proposed transaction, including, among other things, the costs related to the Company’s compliance with the rules of the SEC, the Sarbanes-Oxley Act, and the American Stock Exchange that were currently being incurred by the Company as well as the anticipated expenses and anticipated cost-savings associated with the proposed transaction; the impact that the proposed transaction may have on the Company’s material agreements, financing arrangements or ongoing business operations; and the impact that a proposed transaction may have on the Company’s executive officers, directors, and affiliated stockholders. The Special Committee also directed Day Pitney to provide the Special Committee with additional information regarding the different transaction structures that could be utilized to effect the proposed transaction as well as additional information on the mechanics and various trading tiers of the pink sheets.

          On July 31, 2007, the Special Committee met, with Day Pitney and Houlihan in attendance. The Special Committee members first confirmed their continued independence. The Special Committee reviewed and discussed certain Company information, including an analysis regarding the potential impact of a 1-for-500 stock split on the Company’s stockholders, and financial and other data supplied by the Company which included updated information on holdings under the Stockholders Agreement, stock options lists, summary backlog figures as of June 30, 2007, consolidated statement of earnings for the one month ended July 31, 2006 and the eleven months ended May 31, 2007, a list of the Company’s customers as of June 30, 2007, and a list of owned and leased real property. Day Pitney also reviewed and discussed with the Special Committee the reporting requirements of the Sarbanes-Oxley Act and recently proposed amendments to certain SEC disclosure requirements, which could potentially apply to the Company.

          The Special Committee then reviewed the trading history of the Company from January 1, 2006 through June 30, 2007, noting that on approximately 75% of the trading days during this period, the daily trading volume of the Company’s common stock was less than 4,000 shares and that on approximately 32% of the trading days, no trades occurred in the Company’s common stock. The Special Committee noted that although one advantage of being listed on a national securities exchange is increased liquidity, it did not appear from the data that the Company realized this benefit. Day Pitney then discussed with the Special Committee its preliminary analyses regarding the impact to the Company and its stockholders of reverse stock splits in general, information concerning different stock split ratios, the potential number of record holders who would be cashed out, the potential number of record holders who would remain as stockholders, and a share range analyses of the number of owners of shares of our common stock held in street name. At this meeting, Day Pitney also discussed with the Special Committee various public materials that had been supplied to the Special Committee, including information available from the pink sheets regarding the various tiers on which a company’s securities may trade following a delisting and deregistration transaction and an academic study that considered the impact of a voluntary deregistration transactions on the price and liquidity of the common stock of firms included in the study. Day Pitney and the Special Committee discussed the potential impact that discontinuation of current financial and other material event disclosure may have on the continuing unaffiliated stockholders following a deregistration transaction. Day Pitney advised the Special Committee that if it were to recommend a proposed transaction, it could determine to place certain conditions on its recommendation, including a requirement that the Company continue to provide its stockholders with annual audited and quarterly unaudited financial statements and other material event disclosure. Houlihan then provided the Special Committee with a status update of its progress, noting that it had begun its preliminary evaluations. Houlihan and Day Pitney then each discussed with the Special Committee the advantages and disadvantages of alternative structures the Special Committee might consider, including maintaining the status quo and not effecting any transaction, an issuer tender offer, an odd-lot tender offer, the continuance of the Company’s share repurchase program, a potential sale of the Company and a cash-out merger.

          On August 21, 2007 the Special Committee met again with Day Pitney and Houlihan in attendance. The Special Committee members first confirmed their continued independence. The Special Committee reviewed the information discussed during the Special Committee meeting on July 31, 2007 regarding potential alternatives to a transaction if the Special Committee determined that undertaking a delisting/deregistration transaction was in the best interests of the Company and its stockholders. The Special Committee preliminarily agreed that if the Special Committee ultimately determined to recommend to the Board of Directors that the Company undertake a delisting/deregistration transaction, such a transaction should be structured as a reverse stock split immediately followed by a forward stock split because the Special Committee believed that such a structure provided the most fair, expeditious and cost-efficient method for reducing the Company’s stockholder base below 300 stockholders of record. The Special Committee directed Day Pitney to collect additional information regarding the impact various ratio alternatives would have on the number of fractional shares purchased by the Company, the number of remaining stockholders, and the ownership interests of the parties to the Stockholders Agreement. The Special Committee also reviewed cost savings information provided by the Company which outlined certain estimated cost savings that the Company anticipated it would realize if a delisting/deregistration transaction were undertaken noting the significant monetary expense and loss of management time that the Company currently incurred, and currently anticipated that it would incur in the future, in connection with the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act. Day Pitney also discussed with the Special Committee the future potential legal, accounting, and financial advisory fees and other miscellaneous costs (in addition to the cost associated with the potential cash-out of stockholders) related to the proposed transaction that may be incurred by the Company if the Board approved such a transaction. The Special Committee reviewed the other information prepared by the Company in response to the Special Committee’s request for information, taking particular note that the Company’s bank lender, TD Banknorth, N.A., had indicated that it would allow the Company to use funds under its existing revolving credit facility to complete a deregistration transaction. The Special Committee also discussed that Company management did not presently believe that its status as a public company has had a measurable impact on the Company’s ability to attract customers, bank financing or favorable financing terms or suppliers or favorable credit terms and that the Company did not presently anticipate using its securities for any future acquisitions or as a vehicle for financings in the future. The Special Committee then discussed the possible disadvantages of a deregistration/delisting transaction, including the potential impact it may have on the price and liquidity of the Company’s common stock. The Company’s management and Troutman Sanders joined the meeting and answered the Special Committee’s questions regarding the information that had been presented.

          The Special Committee held another meeting on September 18, 2007. The members reviewed certain presentation materials that had been distributed, including budget information prepared by the Company, information on disclosure categories of the pink sheets, and additional cost savings and time savings information prepared by the Company. The Special Committee discussed potential advantages and disadvantages associated with a proposed transaction, including the different interests of unaffiliated Company stockholders that would be cashed-out in a proposed transaction and those who would continue to be stockholders. Among other factors considered, the Special Committee noted that stockholders who would be cashed-out in a proposed transaction would not be able to sell their stock at a time and price of their own choosing and that the Special Committee would not be able to ensure that the trading price of the Company’s common stock would be within the cash-out price either at the time of any transaction or at a later point in time. The Special Committee continued to consider the potential impact that a proposed transaction may have on the price and liquidity of the Company’s common stock and continued to review and consider possible measures to mitigate a potential negative market reaction.

          The Special Committee held another meeting on September 26, 2007. Day Pitney and Houlihan were again in attendance. After confirming their continued independence, the members considered the threshold number of shares that a stockholder of the Company would be required to hold in order to receive common stock in the reverse stock split rather than a cash payment for fractional shares. The Special Committee reviewed a recent share range analysis by Broadridge Financial Solutions, Inc., that showed the distribution of beneficial owners’ stockholder accounts according to predefined ranges based on share amount. The Special Committee also reviewed additional information showing the potential number of record holders and beneficial owners that may be cashed-out in various transaction ratios, the potential number of fractional shares that the Company may be required to purchase from both record holders and beneficial holders in connection with such transaction ratios. The Special Committee also considered the approximate increase in percentage ownership by the parties to the Stockholder’s Agreement that may result from such transaction ratios. The Special Committee agreed that a transaction ratio selected should bring the number of stockholders of record sufficiently below 300 so as reasonably to avoid re-triggering reporting requirements following any potential delisting/deregistration transaction. The Special Committee noted that although it sought to select a transaction ratio that sufficiently reduced the number of stockholders of record below 300 so that the Company could realize its projected cost savings, the Special Committee also sought to limit the potential expense that would be incurred by the Company in connection with the repurchase of fractional shares to that necessary to achieve the cost-savings goal, and the members discussed various ratio alternatives. During this meeting, the Day Pitney also reviewed with the Special Committee, as a potential alternative transaction structure for accomplishing the purpose of a proposed transaction, the mechanics of reclassification transactions. Following the Special Committee’s discussion and consideration, the members determined that, in the event that they determined to recommend a proposed transaction to the Board, the Special Committee continued to believe that a reverse stock split, immediately followed by a forward stock split, provided the most cost-efficient and fair manner in which to effect a proposed transaction. Houlihan provided the Special Committee with a status update of its progress, noting that as part of its diligence process it was continuing to engage in discussions with management regarding the financial condition and outlook of the Company. Houlihan then reviewed and discussed with the Special Committee members the purpose and methodology of each of the financial analyses Houlihan was performing in connection with its analysis of a range of fair consideration that could be paid to the Company’s shareholders that would be cashed-out in a proposed transaction.

          The Special Committee’s next meeting was held on November 20, 2007. The Special Committee reviewed the procedures and process that had been followed by the Special Committee, the advice and information that it had reviewed, and potential benefits, potential disadvantages, Company developments and other factors that it had considered throughout its evaluation of the proposed transaction, including the timing of the transaction and the Company’s financial position. The Special Committee then reviewed with its advisors the terms of a proposed reverse stock split/forward stock split transaction, including conditions that would limit adverse effects on unaffiliated stockholders who would remain stockholders after completion of the stock splits. Those conditions included:

•

The common stock of the Company must be listed on the OTCQXSM tier of pink sheets and at least two market makers must have indicated their intent to quote our common stock on the OTCQXSM tier when it has been listed .

•	The Company must prepare audited annual financial statements and unaudited quarterly financial statements and make them available to stockholders.

•	The Company must prepare and make available to stockholders annual and quarterly financial reports as required by the pink sheets and issue quarterly and annual press releases.

•	The Company’s financial statements must be certified by its chief executive officer and chief financial officer as required by the pink sheets.

•	After the Transaction, at least two directors who are independent within the meaning of the rules of the American Stock Exchange would continue to be members of the Board of Directors.

•

Any non-compensation transaction with any director or officer of the Company, and their immediate families, must be reviewed and approved by the Board of Directors or a committee of the Board having at least one independent director as a member and any such transactions must be publicly announced at least on an annual basis.

•	The Company must disclose material events to stockholders through the issuance of press releases or in another acceptable manner.

•	The Company’s Code of Business Conduct for Finance Professionals and General Code of Ethics for Employees must remain in place after the Transaction.

•	Annual meetings of stockholders must be held.

          The Special Committee determined that these corporate governance and stockholder protections must remain in effect for at least three years following the proposed transaction and any change following this period must be approved by a majority of the Board or a majority of the members of a committee appointed by the Board to consider any such change. The Special Committee also determined that its recommendation would be conditioned on confirmation by the Company that it had received from each lender from whom the Company intended to borrow funds in connection with the Transaction written confirmation of the terms and conditions of any borrowings to be made in connection with the Transaction and confirmation from the Company that any debt incurred in connection with the cash-out of fractional shares would not impair the liquidity or financial condition of the Company.

          Houlihan then presented to the Special Committee its financial report dated November 20, 2007. Houlihan reviewed the information included in the financial report, including the background to the Transaction and the proposed structure of the Transaction, possible alternatives to the Transaction, potential benefits from such a Transaction, Houlihan’s business and financial due diligence in accessing, reviewing and evaluating the business and financial status and prospects of the Company, the historic trading price trading volume of the Company’s common stock, the potential cost savings from the Transaction, and the potential disposition of certain real estate by the Company. Houlihan then reviewed with the Special Committee its approach to its financial analysis of the Company, discussing the historical trading price and trading volume of the Company’s common stock and the financial methodology it used in determining the fair value of the cash consideration to be paid to the Cashed Out Stockholders. Following Houlihan’s presentation, the Special Committee discussed the financial report, Houlihan’s presentation and due diligence and other matters in connection with determining a potential fair value of the cash consideration to be paid to the Cashed Out Stockholders.

          The Special Committee determined that it was the Special Committee’s view and belief, based on all of the factors which had been considered by the Special Committee, although not relying upon any one factor but considering all factors as a whole, that the Transaction would be in the best interests of all of the Company’s stockholders, including the unaffiliated stockholders who would be cashed-out in the Transaction and unaffiliated stockholders who would continue as owners of the Company, and that the Transaction should be recommended to the Board of Directors. The Special Committee preliminarily determined that the ratio of the Reverse Stock Split would be 1-for-250 and, accordingly, that the ratio of the Forward Stock Split would be 250-for-1, but reserved the right to change that ratio to the extent necessary to accomplish the goal of reducing the number of record holders of the Company to below 300 or if it otherwise determined that such a change was in the best interests of the Company and its stockholders. The Special Committee also reserved the right to withdraw its recommendation at any time prior to the effectiveness of the Transaction if it believed that would be in the best interest of our stockholders. Following further discussion, including consideration of various possible cash out stock prices presented by Houlihan, the Special Committee determined that a cash out price of $10.21 was appropriate and fair to all unaffiliated stockholders, including minority stockholders who would be cashed out in the Transaction as well as unaffiliated holders who would continue as stockholders of the Company. Houlihan then orally confirmed to the Special Committee that, in the opinion of Houlihan, the $10.21 per share was fair from a financial point of view to the unaffiliated stockholders who would be cashed-out in such the Transaction and also to the unaffiliated stockholders would continue as stockholders following the Transaction. Pursuant to the Special Committee’s request, Houlihan confirmed its oral fairness opinion with a written fairness opinion on November 28, 2007.

          The Board of Directors held a meeting on November 28, 2007 at which the Special Committee made its recommendation to the full Board of Directors to proceed with a reverse stock split, followed by a forward stock split, to effect a deregistration of the Company’s shares of common stock, and recommended a $10.21 per fraction share price for those stockholders who would be cashed out as a result of the reverse stock split. Day Pitney made a presentation to the full Board of Directors concerning the Special Committee’s procedures and deliberations during the course of the six months since the establishment of the Special Committee, including an outline of the information that it had reviewed and considered, alternative transactions that had been considered and certain factors that it had considered in reaching its conclusions and recommendation. Among the factors noted were the following:

                    • the significant ongoing costs and management time and effort of compliance with the Sarbanes-Oxley Act, including with the internal control provisions of Section 404 of that act;

                    • the significant ongoing costs and management time and effort involved in the preparation and filing of periodic and other reports with the SEC;

                    • the limited trading volume and liquidity of the Company’s shares of common stock;

                    • the relatively small effect of the proposed transaction on the relative voting power of Continuing Stockholders, including the members of the Stockholders Agreement;

                    • the business and operations of the Company are expected to continue substantially as presently conducted;

                    • enabling the Company’s smallest stockholders, who represent a disproportionately large number of the Company’s record holders, to liquidate their holdings in shares of common stock and receive a premium over market prices prevailing at the time of our public announcement of the Transaction;

                    • the determination by Houlihan, the independent financial advisor to the Special Committee, that the cash-out price of $10.21 for fractional shares was fair from a financial point of view; and

                    • as a result of the deregistration and delisting, the ability of the Company’s management and employees to focus their time, effort and resources on long-term growth and increasing long-term stockholder value.

          The recommendation of the Special Committee, however, was conditioned on the continuation by the Company of certain protections for its unaffiliated Continuing Stockholders. Day Pitney reviewed each of these protections for the directors. These protections are described above in “Special Factors—Special Committee and Board of Directors’ Protections for Continuing Stockholders.”

          The Special Committee noted that its recommendation of the ratio for the reverse stock split and forward stock split proposal could change based on changes in facts and circumstances. Since the goal of the Transaction would be to reduce the number of record holders below 300, changes in the number of record holders or shareholdings prior to the stock splits may warrant a re-examination and change of the ratio. Further, there may be circumstances, such as an adverse change in the financial condition of the Company, that may make the deregistration inadvisable. Accordingly, the Special Committee reserved the right to withdraw it recommendation at any time prior to the effectiveness of the Transaction, even if stockholders had already approved it at the Special Meeting.

          Houlihan then joined the meeting and reviewed with the directors in detail its financial report that it presented to the Special Committee on November 20, 2007. Houlihan summarized for the directors its findings, reviewed its due diligence procedures and its methodologies, including its historical price and volume analysis, guideline public company method analysis, comparable transactions method analysis, and discounted cash flow method analysis. Houlihan also confirmed to the Board of Directors that, in the opinion of Houlihan, the $10.21 per share was fair from a financial point of view to the unaffiliated stockholders who would be cashed out in the Transaction and to the unaffiliated stockholders who would continue as stockholders of the Company. The Board then asked and Houlihan then answered a number of questions of Houlihan as to its methodologies, information considered by it, and the results of its analyses.

          The Board of Directors held another meeting on December 5, 2007 to further discuss and consider the recommendation of the Special Committee to engage in a deregistration transaction. At that meeting, the Board particularly noted the measures the Board adopted so that the consideration of a proposed transaction was fair to unaffiliated stockholders of the Company, including the establishment of the Special Committee, who had engaged its own legal and financial advisors to review and determine whether a proposed transaction was advisable and, if so, the structure and other terms of that transaction. The Board then reviewed in detail the recommendation of the Special Committee that had been made at the November 28, 2007 meeting of the full Board. The Board noted the advantages and other considerations of the proposal to the Company and its stockholders and other relevant factors, including: the significant ongoing costs and management time and effort of compliance with the Sarbanes-Oxley Act, including with the internal control provisions of Section 404 of that act, and the preparation and filing of periodic and other reports with the SEC; the limited trading volume and liquidity of our shares of common stock, and that a deregistration transaction would provide our smallest stockholders, who represent a disproportionately large number of total record holders, the opportunity to obtain cash for their shares in a relatively limited trading market and at a premium over market prices prevailing at the time of our public announcement of the Transaction; the small effect of the proposed transaction on the relative voting power of Continuing Stockholders, including that Transaction would result in less than a 2% increase in the voting power of the parties to the Stockholders Agreement; management’s statements that the business and operations of the Company were expected to continue substantially as presently conducted; the Company historically had not taken advantage of the benefits of being a public company, in that it used bank borrowings in lieu of equity financings to funds its operations, and it did not use equity as an incentive or retention device for its senior management, nor has the Company used equity as consideration for acquisitions; the determination by Houlihan that the cash-out price of $10.21 for fractional shares was fair from a financial point of view; no change of control would occur as a result of the deregistration transaction; and as a result of the deregistration and delisting, the ability of our management and employees to focus their time, effort and resources on long-term growth and increasing long-term stockholder value. The Board also noted that the cost of the transaction would be able to be funded under the Company’s existing revolving credit facility and management’s belief that the use of those funds would not have any material impact on the Company’s normal business operations. The Board then reviewed each of the special stockholder protection measures on which the Special Committee had conditioned its recommendation, and that the Special Committee has reserved the right to change the ratio if necessary to reduce the number of the Company’s record holders below 300, which is necessary to deregister under the federal securities laws, or as otherwise determined to be in the best interests of the Company and its stockholders. The Board also noted that the Special Committee has also reserved the right to abandon the transaction if it believes that the transaction is no longer in the best interests of stockholders.

          Based on all of the factors which had been considered by the Board of Directors at this and at its other meetings and based on the information considered by and the recommendation of the Special Committee, although not relying upon any one factor but considering all factors as a whole, the Board, including all of non-employee directors of the Company, specifically adopted the recommendations of the Special Committee and all factors that the Special Committee took into account in making its recommendations to the full Board of Directors. The Board of Directors determined that the Transaction would be in the best interests of all Company’s stockholders, including the unaffiliated stockholders who would be cashed-out in Transaction and unaffiliated stockholders who would continue as owners of the Company, approved the Transaction, including the cash-out price of $10.21, and recommended the Transaction to the stockholders of the Company. The Board of Directors also retained the right to change the initial ratio of the stock splits if necessary or advisable in order to accomplish the reduction of the number of record holders below 300, and retained the right to withdraw its approval of the Transaction, either before or after the vote of stockholders, if the Board of Directors determined that the deregistration transaction was no longer in our best interests or in the best interests of our stockholders.

Alternatives to the Transaction

          In making their determinations to proceed with the Transaction, the Special Committee and the Board of Directors considered other methods of effecting a deregistration transaction, including an issuer tender offer, an odd-lot tender offer, a reclassification, a purchase of shares in the open market and a cash-out merger, as well as maintaining the status quo. When considering the various alternatives to the Transaction, the primary focus was the level of assurance that the selected alternative would result in the Company having fewer than 300 record owners of its common stock, thus allowing us to achieve its objective, the time frame within which such alternative could reasonably be expected to be achieved, again relative to the other alternatives under consideration, as well as the potential costs of the alternative transactions.

          Issuer Tender Offer. In this alternative, we would offer to purchase a set number of shares within a specific timetable. The results of an issuer tender offer would be unpredictable, however, due to its voluntary nature, and we would have no assurance that enough stockholders would tender all of their shares of our common stock to reduce the number of record owners of our common stock to fewer than 300. In addition, the rules governing tender offers require equal treatment of all stockholders, including pro rata acceptance of offers from stockholders. The Special Committee and the Board of Directors considered that since they could not guarantee or predict with certainty how many shares would be tendered, the possibility existed that such a transaction would not reduce the number of holders of record to below 300, and the estimated costs of this type of transaction potentially could be higher than the costs of the Transaction. As a result of these disadvantages, the Special Committee and the Board of Directors determined not to pursue this alternative.

          Odd–Lot Tender Offer. Unlike a traditional tender offer, an odd-lot tender offer would offer to purchase the shares of our common stock only from those stockholders owning 99 or fewer. As of the Record Date, there were approximately ______ holders of record owning 99 or fewer shares of our common stock. However, like an issuer tender offer, this method would be voluntary on the part of stockholders and there could be no assurance that a requisite number of stockholders would participate. While the time frame for completing an odd-lot tender offer is shorter than for the Transaction and would be less expensive, the Special Committee and the Board of Directors decided this alternative would not be preferable to the Transaction because of the lack of assurance that an odd-lot tender offer would produce the intended result.

          Reclassification. The Special Committee also considered a reclassification, in which stockholders would receive a new class of preferred stock in exchange for their shares of common stock, rather than receive a cash payment for their shares. While stockholders would continue to participate as stockholders of the Company, there could be no assurance that any trading market would arise for this new class of stock. Further, this alternative would not provide our smallest stockholders with the ability to receive a cash payment for their shares without the payment of brokerage commissions and other transaction costs. Accordingly, this alternative was not considered the preferable structure.

          Purchase Of Shares in the Open Market. The Special Committee and the Board of Directors also considered expanding our existing traditional stock repurchase program, under which the Company would make periodic repurchases of its common stock in the open market or in privately negotiated transactions. However, the Special Committee and the Board of Directors noted that this method would be lengthy, and because it was voluntary, there was no assurance of acquiring sufficient shares to reduce the number of record holders below 300.

          Cash-Out Merger. The alternative considered by the Special Committee and the Board of Directors as the most similar to the Transaction is a merger with a shell company and the reissuance of stock to Continuing Stockholders of the newly-formed entity. Stockholders owning fewer then 250 shares would be cashed-out and stockholders owning 250 or more shares would become stockholders in the newly-formed entity. In considering this alternative, the Special Committee and the Board of Directors noted that a cash-out merger could potentially be more complex and less cost effective than a reverse stock split and required the formation of a new entity and required more documentation than the Transaction. Accordingly, the Special Committee and the Board of Directors concluded that the Transaction would be more simple and cost-effective than a cash-out merger.

          Maintaining the Status Quo. The Special Committee and the Board of Directors also considered maintaining the status quo. In that case, the Company would continue to incur the significant expenses of being a SEC reporting company without enjoying the benefits traditionally associated with SEC reporting company status, including, but not limited to, raising capital in the public markets, stock liquidity, business credibility and the ability to use its common stock as currency for acquisitions. However, Special Committee and the Board of Directors believed that becoming a private company would be in the best interests of the Company and its stockholders and rejected this alternative.

          After carefully reviewing all of these alternatives, for the reasons discussed above, the Special Committee recommended, and the Board of Directors approved, the Transaction as the most expeditious and economical way of changing our status from that of a reporting company to that of a non-reporting company.

Effects of the Transaction

          Effect of the Transaction on the Company. The Transaction is designed to reduce the number of our stockholders of record below 300, which will allow us to terminate our reporting obligations with the SEC. In determining whether the number of our stockholders of record falls below 300 as a result of the Transaction, we will count stockholders of record in accordance with Rule 12g5-1 under the Exchange Act. Rule 12g5-1 provides, with certain exceptions, that in determining whether issuers, including the Company, are subject to the registration provisions of the Exchange Act, securities are considered to be “held of record” by each person who is identified as the owner of such securities on the respective records of security holders maintained by or on behalf of the issuers. However, institutional custodians such as Cede & Co. and other commercial depositories are not considered a single holder of record for purposes of these provisions. Rather, Cede & Co.’s and these depositories’ accounts are treated as the record holder of our shares. Based on information available to us as of January 31, 2008, we expect that as a result of the Transaction the number of our stockholders of record would be reduced from approximately 515 to approximately 155, and we estimate that there are approximately 510 holders in street name who own fewer than 250 shares of our common stock whose shares would be cashed out in the Transaction.

          We also believe the Transaction will have the following additional effects:

                    • Termination of Exchange Act Registration and Elimination of SEC Reporting Obligations. Our common stock is currently registered under the Exchange Act. The registration may be terminated upon application by us to the SEC if there are fewer than 300 holders of record of our common stock. We intend to file a Form 25 with the SEC to delist our common stock from the American Stock Exchange and to deregister our common stock under Section 12(b) of the Exchange Act. We expect that the delisting of our common stock will be effective 10 days after we file the Form 25 with the SEC and deregistration of our common stock under Section 12(b) of the Exchange Act will take effect 90 days after the filing of the Form 25. Our duty to file periodic and current reports under Section 13(a) of the Exchange Act and the rules and regulations thereunder as a result of our common stock’s registration under Section 12(b) of the Exchange Act will be suspended 10 days after we file the Form 25 with the SEC. We will also be required to terminate our registration under other applicable provisions of the Exchange Act. Accordingly, we will also file with the SEC a Form 15 certifying that we have less than 300 stockholders. Our obligation to file periodic and current reports as a result of our common stock’s registration under those other provisions of the Exchange Act will be suspended immediately upon the filing the Form 15 with the SEC (which we anticipate we will file 10 days following the filing of the Form 25). After the 90-day waiting period following the filing of the Form 15: (1) our obligation to comply with the requirements of the proxy rules and to file proxy statements under Section 14 of the Exchange Act will also be terminated; (2) our executive officers, directors and 5% stockholders will no longer be required to file reports relating to their transactions in our common stock with the SEC and our executive officers, directors and 10% stockholders will no longer be subject to the recovery of profits provision of the Exchange Act; and (3) persons acquiring 5% of our common stock will no longer be required to report their beneficial ownership under the Exchange Act. However, following the filing of the Form 15 with the SEC, if on the first day of any fiscal year we have more than 300 stockholders of record we will once again become subject to the reporting requirements of the Exchange Act. The Company will continue to be subject to the general anti-fraud provisions of applicable federal and state securities laws.

                    • Stockholder Protections. As part of the corporate governance and other stockholder protections adopted by the Special Committee and the Board of Directors, we are required to list our common stock on the OTCQXSM tier of the pink sheets and at least two market makers must have indicated their intent to quote our common stock on the OTCQXSM tier when it has been listed . We will continue to prepare and publicly disseminate quarterly and annual financial reports, issue quarterly and annual earnings press releases, prepare and publicly disseminate annual audited financial statements which are accompanied by a certification from each of our chief executive officer and chief financial officer and comply with the disclosure and other requirements of the OTCQXSM tier of the pink sheets. See “Special Factors—Special Committee and Board of Director Protections for Continuing Stockholders.”

                    • Reduced Costs and Expenses. Our direct, out-of-pocket costs resulting from our reporting and other obligations under the Exchange Act, the Sarbanes-Oxley Act, and the American Stock Exchange rules was approximately $611,000 in fiscal 2007 and we expect these costs to be approximately $893,000 in fiscal 2008 and between approximately $873,000 and $983,000 in fiscal 2009. We expect to save approximately $500,000 on an annual basis by becoming a non-reporting company. We also believe our management team, which currently spends a significant amount of time on activities related to compliance with the Exchange Act and Sarbanes-Oxley Act will have more time to devote to business development and revenue enhancing activities. We realize that, as a condition to completion of the Transaction, we are required to list our common stock on the OTCQXSM tier of the pink sheets and at least two market makers must have indicated their intent to quote our common stock on the OTCQXSM tier once our common stock has been listed, to prepare and publicly disseminate quarterly and annual financial reports, prepare and publicly disseminate annual audited financial statements which are accompanied by a certification from each of our chief executive officer and chief financial officer and comply with the disclosure and other requirements of the OTCQXSM tier of the pink sheets. However, we anticipate that these reporting requirements will require less of our management’s and employee’s time than it currently does as a SEC reporting company, particularly since we will no longer be subject to the Sarbanes-Oxley Act.

                    • Financial Effect of the Transaction. Based on information we have received as of January 31, 2008 from our transfer agent, Continental Stock Transfer & Trust Company, and from Broadridge Corporate Issuer Services, a division of Broadridge Financial Solutions, Inc., we estimate that the cost of payment to Cashed Out Stockholders, professional fees and other expenses will total approximately $ 3,728,000. This total amount could be larger or smaller depending on, among other things, the number of fractional shares that will be outstanding after the Transaction as a result of purchases, sales and other transfers of our shares of common stock by our stockholders. The consideration to be paid to the Cashed Out Stockholders and the costs of the Transaction will be paid from cash on hand and from funds under our existing revolving loan agreement with TD Banknorth, N.A. See “Special Factors--Source of Funds and Expenses.” These costs will be offset over time by the costs savings of approximately $500,000 per year we estimate we expect to save as a result of a Transaction. See “Special Factors--Purpose of and Reasons for the Transaction.”

                    • Conduct of our Business after the Transaction. We expect our business and operations to continue substantially as they are currently conducted, and except as described in this proxy statement, the Transaction is not expected to have any material effect upon the conduct of our business. See “Conduct of the Company’s Business After the Transaction.”

                    • Aggregate Stockholders’ Equity. Our aggregate stockholders’ equity will decrease from approximately $ 20,046,000 as of December 31, 2007 to approximately $ 16,848,000 on a pro forma basis (after giving effect to payment of Transaction Costs in the amount of $ 3,244,000, consisting of approximately $ 3,128,000 for the cash out of the shares of Cashed Out Stockholders, and approximately $ 116,000 representing the amount of other Transaction Costs that have not been included in our historical financial statements).

                    • Book Value Per Share. Our book value per share of our common stock will decrease from $ 7.95 as of December 31, 2007 to approximately $ 7.61 per share of common stock on a pro forma basis (after giving effect to payment of Transaction Costs in the amount of $ 3,244,000 ).

                    • Net Earnings Per Share. As of June 30, 2007 net earnings per fully diluted share for our fiscal year then ended were $0.28 and at December 31, 2007 net earnings per fully diluted share for the six-months then ended were $ .36. On a pro forma basis (after giving effect to the payment of the estimated $ 285,000 and $ 122,000 for additional interests costs for the twelve- month period ended June

30, 2007 and the six-month period ended December 31, 2007, respectively, in the Transaction), net earnings per fully diluted share for those periods would have been $ 0.25 and $ 0.50, respectively.

          Effect on Holders of Fewer than 250 Shares of Common Stock and Treatment of Multiple Accounts . Following the Transaction, holders of fewer than 250 shares of our common stock would receive a cash payment of $10.21 per pre-split share, without interest, and would cease to be stockholders of the Company. Cashed Out Stockholders will have no further financial interest in us with respect to their cashed out shares and thus will not have the opportunity to participate in the potential appreciation in the value of such shares or our future growth.

           The number of shares held by a stockholder of record in two or more separate but identical record holder accounts will be combined to determine the number of shares of our common stock owned by that holder and, accordingly, whether the holder will be a Cashed Out Stockholder or a Continuing Stockholder. Shares held by record holders in joint accounts, such as by a husband and wife, and shares held in similar capacities will be treated separately, and will not be combined with individual accounts in determining whether a holder will be a Cashed Out Stockholder or a Continuing Stockholder.

          We intend to treat stockholders holding our common stock in street name in the same manner as record holders. Prior to the effective date of the Transaction, we will conduct an inquiry of all brokers, banks and other nominees that hold shares of our common stock in “street name,” ask them to provide us with information on how many fractional shares will be cashed out, and request that they effect the Transaction for their beneficial holders. However, these banks, brokers and other nominees may have different procedures than registered stockholders for processing the Transaction. As a result, a stockholder owning 250 or more shares of common stock may nevertheless have those shares cashed out if the stockholder holds shares in a combination of street name accounts and record holder accounts , or holds shares in separate accounts in several brokerage firms. If you are in this situation and desire to remain a stockholder of the Company after the Transaction, you may consolidate your holdings into one brokerage account or record holder account prior to the effective date. Conversely, if you hold an account with less than 250 shares in street name and want to ensure that your shares are cashed out, you may want to change the manner in which your shares are held from street name into a record holder account in your own name so that you will be a record owner of the shares.

           Examples of the effect of the Transaction on both Cashed Out Stockholders and Continuing Stockholders are set forth below under the caption “Effects of the Transaction--Examples.”

          Effect on Unaffiliated Stockholders Who Own 250 or More Shares. For those unaffiliated stockholders who own 250 or more shares of our common stock, the Transaction may have the following effects:

                    • Elimination of SEC Reporting Obligations and Compliance with the Sarbanes-Oxley Act. Our common stock is currently registered under the Exchange Act. The registration may be terminated upon application by us to the SEC if there are fewer than 300 holders of record of our common stock. We intend to file a Form 25 with the SEC to delist our common stock from the American Stock Exchange and to deregister our common stock under Section 12(b) of the Exchange Act. We expect that the delisting of our common stock will be effective 10 days after we file the Form 25 with the SEC and deregistration of our common stock under Section 12(b) of the Exchange Act will take effect 90 days after the filing of the Form 25. Our duty to file periodic and current reports under Section 13(a) of the Exchange Act and the rules and regulations thereunder as a result of our common stock’s registration under Section 12(b) of the Exchange Act will be suspended 10 days after we file the Form 25 with the SEC. We will also be required to terminate our registration under other applicable provisions of the Exchange Act. Accordingly, we will also file with the SEC a Form 15 certifying that we have less than 300 stockholders. Our obligation to file periodic and current reports as a result of our common stock’s registration under those other provisions of the Exchange Act will be suspended immediately upon the filing the Form 15 with the SEC (which we anticipate we will file 10 days following the filing of the Form 25). After the 90-day waiting period following the filing of the Form 15: (1) our obligation to comply with the requirements of the proxy rules and to file proxy statements under Section 14 of the Exchange Act will also be terminated; (2) our executive officers, directors and 5% stockholders will no longer be required to file reports relating to their transactions in our common stock with the SEC and our executive officers, directors and 10% stockholders will no longer be subject to the recovery of profits provision of the Exchange Act; and (3) persons acquiring 5% of our common stock will no longer be required to report their beneficial ownership under the Exchange Act. However, following the filing of the Form 15 with the SEC, if on the first day of any fiscal year we have more than 300 stockholders of record we will once again become subject to the reporting requirements of the Exchange Act. The Company will continue to be subject to the general anti-fraud provisions of applicable federal and state securities laws.

                    • Stockholder Protections. As part of the corporate governance and other stockholder protections adopted by the Special Committee and the Board of Directors, we are required to list our common stock on the OTCQXSM tier of the pink sheets and at least two market makers must have indicated their intent to quote our common stock on the OTCQXSM tier once our common stock has been listed. We will continue to prepare and publicly disseminate quarterly and annual financial reports, issue quarterly and annual earnings press releases, prepare and publicly disseminate annual audited financial statements (which are accompanied by a certification from each of our chief executive officer and chief financial officer) and quarterly unaudited financial statements and comply with the disclosure and other requirements of the OTCQXSM tier of the pink sheets. See “Special Factors--Special Committee and Board of Director Protections for Continuing Stockholders.”

                    • Effect on Market for Shares and Liquidity. Our common stock is currently listed on the American Stock Exchange. After the termination of our reporting obligations under the Exchange Act, our common stock would no longer be listed on the American Stock Exchange, which may have an adverse effect on the liquidity of our common stock. Accordingly, any trading in our common stock will occur on the OTCQXSM tier of the pink sheets or in privately negotiated sales which may adversely affect the liquidity of our common stock. The average daily trading volume of our common stock from January 2, 2006 to December 4, 2007 (the trading day prior to the announcement of the Transaction by the Company) was approximately 4,680 shares per day. During that period, there were 139 trading days on which our common stock did not trade at all.

                       As part of the corporate governance and other stockholder protections adopted by the Special Committee and the Board, we are required to list our common stock on the OTCQXSM tier of the pink sheets and at least two market makers must have indicated their intent to quote our common stock on the OTCQXSM tier once our common stock has been listed , and we will continue to prepare and publicly disseminate quarterly and annual financial reports, issue quarterly and annual earnings press releases, prepare and publicly disseminate annual audited financial statements (which are accompanied by a certification from each of our chief executive officer and chief financial officer) and quarterly unaudited financial statements and comply with certain other disclosure and other requirements. These measures are intended to mitigate any adverse effects of the Transaction on the liquidity or value of the shares of common stock and to foster a continuing trading market in shares of common stock. See “Special Factors--Special Committee and Board of Director Protections for Continuing Stockholders.”

                     • Cost Savings. Our direct, out-of-pocket costs resulting from our reporting and other obligations under the Exchange Act, the Sarbanes-Oxley Act, and the American Stock Exchange rules was approximately $611,000 in fiscal 2007 and we expect these costs to be approximately $893,000 in fiscal 2008 and between approximately $873,000 and $983,000 in fiscal 2009. As we noted above, we ultimately expect to realize recurring annual cost savings of approximately $500,000 as a result of the

Transaction. Our Continuing Stockholders, including our affiliated stockholders, will be the beneficiaries of these savings. See “Special Factors—Purpose and Reasons for the Transaction.”

                    • Outstanding Stock Options. The Transaction will have no effect on outstanding options to purchase shares of our common stock.

                    • Reduction in Publicly Available Information. If we complete the Transaction as described in this proxy statement, our common stock will no longer be registered under the Exchange Act and we will no longer be a reporting company under the Exchange Act. We will, therefore, cease to file annual, quarterly, current, and other reports and documents with the SEC, and stockholders will cease to receive annual reports and proxy statements. Persons that remain stockholders after the Transaction is effected will, therefore, have access to less information about the Company and our business, operations, and financial performance. We will, however, continue to prepare and publicly disseminate certain business and financial information under the rules of the pink sheets and as required by the Special Committee and the Board of Directors. While these disclosure requirements may be less comprehensive than the disclosure requirements under the Exchange Act applicable to SEC reporting companies they are intended to ameliorate the impact of the Transaction on our Continuing Stockholders. See “Special Factors--Special Committee and Board of Director Protections for Continuing Stockholders.”

                    • Possible Decline in the Value of Our Common Stock. Because of the possible limited liquidity for our common stock, the termination of our obligation to publicly disclose financial and other information following the Transaction, and the deregistration of our common stock under the Exchange Act, Continuing Stockholders may experience a significant decrease in the value of their common stock. The adoption by the Board and the Special Committee of the corporate governance and other special stockholder protections, including continuing disclosure requirements and that we be listed on the OTCQXSM tier of the pink sheets, is intended to mitigate any reduction in the trading price of our common stock. See “Special Factors--Special Committee and Board of Director Protections for Continuing Stockholders.”

                    • Aggregate Stockholders’ Equity. Our aggregate stockholders’ equity will decrease from approximately $ 20,046,000 as of December 31, 2007 to approximately $ 16,848,000 on a pro forma basis (after giving effect to payment of Transaction Costs in the amount of $ 3,244,000 ).

                    • Book Value Per Share. Our book value per share of our common stock will decrease from $ 7.95 as of December 31, 2007 to approximately $ 7.61 per share of common stock on a pro forma basis (after giving effect to payment of Transaction Costs in the amount of $ 3,244,000 ).

                    • Net Earnings Per Share. As of June 30, 2007 net earnings per fully diluted share for our fiscal year then ended were $0.28 and at December 31, 2007 net earnings per fully diluted share for the six-months then ended were $ .36. On a pro forma basis (after giving effect to the payment of the estimated $ 285,000 and $ 122,000 for additional interests costs for the twelve- month period ended June 30, 2007 and the six-month period ended December 31, 2007, respectively, in the Transaction), net earnings per fully diluted share for those periods would have been $ 0.25 and $ 0.50, respectively.

                     • Effect on Affiliated Stockholders. On the Record Date, 1,257,643 shares, or approximately 50.9%, of the issued and outstanding shares of our common stock, were held by certain parties to the Stockholders Agreement. Abe Ginsburg, our Chairman of our Executive Committee, Allan Ginsburg, our Chairman, Robert Chestnov, our President and Howard Ginsburg our Vice Chairman, certain other family members, trusts and custodianships for the benefit of such individuals and family members, unrelated individuals, and the Company are parties to the Stockholders Agreement. The Stockholders Agreement, among other things, entitles Abe Ginsburg, Allan Ginsburg, Robert Chestnov and Howard Ginsburg, in their capacity as a stockholders’ committee, acting by the vote of at least two-

thirds, or by the unanimous written consent, of the members of the stockholders committee, for a period of fifteen years from the date of the Stockholders Agreement, to direct the voting of the shares of common stock with respect to which the signatory stockholders have or share, or may hereafter have or share, voting power with respect to all matters submitted to our stockholders at any annual or special meeting of stockholders or pursuant to a written consent in lieu thereof. Each of the members of the stockholders committee is considered to be the beneficial owner of the shares of our common stock subject to the Stockholders Agreement. The stockholders committee has indicated that it intends to direct the vote of all of the shares that are subject to the Stockholders Agreement “FOR” the Transaction. Accordingly, if all those shares are voted in favor of the Transaction, the Transaction will be approved.

          Upon the effectiveness of the Transaction, the aggregate number of shares of our common stock owned by parties to the Stockholders Agreement will remain the same. The ownership percentage of the shares of our common stock subject to the Stockholders Agreement will increase from approximately 50.9% to approximately 58.2 % as a result of the reduction of the number of shares of our common stock outstanding by up to 306,319 shares. The increase in the ownership percentage of our shares of common stock subject to the Stockholders Agreement and the reduction in the number of shares outstanding following the completion of the Transaction is based on record holder information that we received as of January 31, 2008 from our transfer agent, Continental Stock Transfer & Trust Company, and a share range analysis we received from Broadridge Corporate Issuer Services, a division of Broadridge Financial Solutions, Inc., reflecting the distribution of the accounts of our stockholders who hold shares in “street name” according to predefined ranges based on share amount. The share range analysis from Broadridge Corporate Issuer Services reflects the share ranges of 896,080 shares, or approximately 82%, of the 1,094,221 outstanding shares of our common stock held in street name as of January 31, 2008. We have assumed for purposes of determining ownership percentages and the reduction in the number of shares outstanding following the Transaction that the remaining 198,141 street name shares also will be cashed out in the Transaction. However, the ownership percentage and the reduction in the number of shares outstanding following the Transaction may increase or decrease depending on purchases, sales and other transfers of our shares of common stock by our stockholders prior to the effective time of the Transaction , and the number of street name shares that are actually cashed out in the Transaction. The ownership percentage of our shares of common stock subject to the Stockholders Agreement and the ownership percentage of the Continuing Stockholders will proportionally increase or decrease as a result of such purchases, sales and other transfers of our shares of common stock by our stockholders prior to the effective time of the Transaction, and depending on the number of street name shares that are actually cashed out in the Transaction.

          In addition, our other directors and executive officers may have interests in the Transaction that are different from your interests as a stockholder, and have relationships that may present conflicts of interest, including the following:

          • Richard Chestnov, a director of the Company who is also a party to the Stockholders Agreement, holds 33,050 shares of our common stock directly, and 31,223 shares of our common stock indirectly in his capacity as a trustee of trusts for family members or as an officer and director of charitable entities. Mr. Chestnov will retain these shares after the Transaction.

          • Martin Brody, a director of the Company, owns 387 shares of our common stock and will retain all of these shares after the Transaction. Mr. Brody has advised us he intends to vote in favor of the Transaction.

          • Anthony Christon, our Vice President and Chief Financial Officer, owns 7,500 shares of our common stock and will retain all of those shares after the Transaction. Mr. Christon has advised us he intends to vote in favor of the Transaction.

          • Each member of the Board of Directors other than Albert Safer, Richard Chestnov and Robert Chestnov holds options to purchase shares of our common stock. The Transaction will not affect these stock options and they will remain outstanding after the Transaction.

          • After the Transaction, the beneficial ownership of the executive officers and directors who are not parties to the Stockholders Agreement will increase from approximately 1.6 % to approximately 1.8% as a result of the reduction of the number of shares of common stock outstanding.

          See “Special Factors--Potential Conflicts of Interests of Officers, Directors, and Certain Affiliated Persons” and “Information About the Company—Stockholders Agreement.”

           Our direct, out-of-pocket costs resulting from our reporting and other obligations under the Exchange Act, the Sarbanes-Oxley Act, and the American Stock Exchange rules was approximately $611,000 in fiscal 2007 and we expect these costs to be approximately $893,000 in fiscal 2008 and between approximately $873,000 and $983,000 in fiscal 2009. As we noted above, we ultimately expect to realize recurring annual cost savings of approximately $500,000 as a result of the Transaction. Our Continuing Stockholders, including our affiliated stockholders, will be the beneficiaries of these savings. See “Special Factors—Purpose and Reasons for the Transaction.”

          Examples. The effect of the Transaction on both Cashed Out Stockholders and Continuing Stockholders may be illustrated, in part, by the following examples:

Hypothetical Scenario	Result

Mr. Smith is a registered stockholder who holds 50 shares of our common stock of record in his name at the effective time of the Transaction. Mr. Smith holds no other shares.	Mr. Smith will receive cash in the amount of $510.50, without interest, for the 50 shares of common stock held prior to the reverse stock split.

Ms. Jones holds 100 shares of our common stock in a brokerage account at the effective time of the Transaction. Ms. Jones holds no other shares.

We intend to treat stockholders holding common stock in street name in the same manner as stockholders whose shares are registered in their own names, and will ask banks, brokers and nominees holding these shares to effect the Transaction for their beneficial holders. Assuming that they do so, Ms. Jones will receive cash in the amount of $1,021, without interest, for the 100 shares of common stock held prior to the reverse stock split. If the bank, broker or nominee holding Ms. Jones’ shares have different procedures, or do not provide us with sufficient information on Ms. Jones’ holdings, then Ms. Jones may or may not receive cash for her shares depending on the number of shares held by the bank, broker or other nominee, which is the actual record holder of her shares.

Mr. Williams holds 225 shares of our common stock of record in his name and 75 shares in a brokerage account at the effective time of the Transaction. Mr. Williams holds no other shares.

Each of Mr. Williams’ holdings will be treated separately. Accordingly, assuming the brokerage firm with whom Mr. Williams holds his shares in street name effects the Transaction for its beneficial holders, Mr. Williams will receive cash in the amount of $3,063, without interest, for the 300 shares of common stock held prior to the reverse stock split.

Ms. Washington holds 400 shares of our common stock in her name and 400 shares in a brokerage account at the effective time of the Transaction	Ms. Washington will continue to hold 400 shares of common stock in her own name and 400 shares in a brokerage account after the Transaction.

Mr. Adams holds 200 shares of common stock in one brokerage account and 200 shares in another brokerage account at the effective time of the Transaction

Each of Mr. Adams’ holdings will be treated separately. Assuming each of the brokerage firms with whom Mr. Adams holds his shares in street name effect the Transaction for their beneficial holders, Mr. Adams will receive cash in the amount of $4,084, without interest, for the 400 shares of common stock held prior to the reverse stock split.

Ms. Wilson holds 200 shares in one record holder account and 200 shares in another identical record holder account at the effective time of the Transaction	Ms. Wilson will continue to hold 400 shares of common stock after the reverse stock split.

Mr. Jefferson and Mrs. Jefferson each hold 250 shares in separate, individual record holder accounts, but also hold 100 sharers of common stock jointly in another record holder account

Shares held in joint accounts will not be added to shares held individually in determining whether a stockholder will be a Cashed Out Stockholder or a Continuing Stockholder. Accordingly, Mr. Jefferson and Mrs. Jefferson will each continue to own 250 shares of common stock after the Transaction in their separate accounts, but will receive $1,021, without interest, for the shares held in their joint account.

American Stock Exchange Listing; Pink Sheets Listing

          Our common stock is currently listed on the American Stock Exchange. To obtain the cost savings we anticipate by no longer preparing and filing annual, periodic and current reports with the SEC, our common stock will need to be delisted from the American Stock Exchange.

          However, in order to ensure that our Continuing Stockholders will have the ability to trade their shares after the Transaction, the Special Committee’s recommendation of the Transaction to the full Board of Directors, and the Board of Directors approval of the Transaction, is also contingent upon our common stock being listed on the OTCQXSM tier of the pink sheets and at least two market makers must have indicated their intent to quote our common stock on the OTCQXSM tier once our common stock has been listed . The pink sheets is a tiered listing service that offers a trading, quotation and disclosure venue for over-the-counter securities in the US markets and the OTCQXSM tier is the highest tier offered by the pink sheets. In order to maintain a quotation on the OTCQXSM tier, we will be required to meet certain reporting and other requirements of the OTCQXSM, tier including, without limitation, the following:

•	preparing quarterly and annual financial reports;

•	performing annual audits;

•

requiring our chief executive officer and chief financial officer to each certify that (i) to his knowledge, the information about us furnished in accordance with the rules of the pink sheets does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by that information; (ii) to his knowledge, the financial statements, and other financial information furnished in accordance with the rules of the pink sheets, fairly present in all material respects our financial condition, results of operations and cash flows as of, and for, the periods presented; and (iii) based upon his reasonable belief, for at least one year from the date of the certification, we have sufficient working capital to continue operations and have the ability to continue to meet our obligations as they become due; and

•	preparing interim material event disclosure in accordance with the reporting requirements of the OTCQXSM tier.

Fairness of the Transaction

          The Special Committee and the Board of Directors fully considered and reviewed the terms, purpose, alternatives and effects of the proposed Transaction, and each has unanimously determined that the Transaction is procedurally and substantively fair to all stockholders of the Company, including the unaffiliated stockholders who will receive cash consideration in the Transaction and unaffiliated stockholders who will continue as owners of the Company. The Board of Directors has unanimously approved the Transaction and recommends that stockholders vote “FOR” approval of the Transaction.

          Substantive Fairness. The Special Committee and the Board of Directors considered, among other things, the factors listed below, as well as the alternatives to the Transaction as noted above in “Special Factors—Alternatives to the Transaction” in reaching their conclusions as to the substantive fairness of the Transaction to our stockholders, including both unaffiliated Cashed Out Stockholders and unaffiliated Continuing Stockholders. The Special Committee and the Board of Directors did not assign specific weight to any factors they considered, nor did they apply them in a formulaic fashion, although they particularly noted the opportunity in the Transaction for stockholders to sell their holdings at a premium, as well as the significant cost and time savings for the Company resulting from the Transaction which will benefit Continuing Stockholders. The discussion below is not meant to be exhaustive, but we believe includes all material factors considered by the Special Committee and the Board of Directors in their determinations.

          Future Cost and Time Savings. The direct, out-of-pocket costs resulting from our reporting and other obligations under the Exchange Act, the Sarbanes-Oxley Act, and the American Stock Exchange rules was approximately $611,000 in fiscal 2007 and we expect these costs to be approximately $893,000 in fiscal 2008 and between approximately $873,000 and $983,000 in fiscal 2009. By eliminating these direct and indirect costs, the Company ultimately expects to realize recurring annual cost savings of approximately $500,000. In addition, the Special Committee and the Board of Directors noted that the Company would eliminate the time and effort currently spent by the Company’s management to prepare and review the reports it files with the SEC under the Exchange Act and the Sarbanes-Oxley Act, and after the Transaction, management and our other employees will be able to reallocate this time and effort to other areas of our businesses and operations.

          Opportunity to Liquidate Shares of Common Stock. The Special Committee and Board of Directors considered the opportunity the Transaction presents for stockholders owning fewer than 250 shares to liquidate their holdings at a premium over the closing price per share of our common stock at the time of the approval of the Transaction, without incurring brokerage costs.

          Limited Liquidity for the Company’s Common Stock. The Special Committee and the Board of Directors noted that the trading volume in our common stock has been, and continues to be, relatively limited. The average daily trading volume of the stock from January 2, 2006 to December 4, 2007 (the trading day just prior to the announcement of the approval of the Transaction by the Special Committee and the Board of Directors) was approximately 4,680 shares per day. During that period, however, there were 139 trading days on which our common stock did not trade at all. Accordingly, the Transaction provides a large number of our record holders and beneficial holders with the opportunity to obtain cash for their shares in a relatively limited trading market and at a premium over the closing price of our common stock at the time of our announcement of the Transaction. With respect to the Continuing Stockholders, the Special Committee and Board noted that any effect of this Transaction on their liquidity may be mitigated by the fact that the shares will be listed on the OTCQXSM tier of the pink sheets.

          Historical Prices. The Special Committee and the Board of Directors considered both the historical market prices and recent trading activity and current market prices of our common stock. Between January 2, 2006 and December 4, 2007, the day before the public announcement of the proposed transaction, our share price has ranged from $2.10 to $14.25. The $10.21 cash out price, therefore, represents an approximately 25% premium over the midpoint of the range of the share price for that period , an approximately 70% premium over the $6.00 closing sales price of common stock on December 4, 2007 and an approximately __% premium over the $____ closing sales price of common stock on the Record Date.

          Opinion of the Financial Advisor. The Special Committee and the Board of Directors considered a valuation report dated November 20, 2007 issued by Houlihan, and the opinion of Houlihan rendered to the Special Committee on November 20, 2007 and confirmed in writing by Houlihan on November 28, 2007, to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the $10.21 per share in cash to be paid is fair, from a financial point of view to unaffiliated Cashed Out Stockholders and unaffiliated Continuing Stockholders. For more information about the opinion, you should read the discussion below under “Special Factors—Fairness Opinion of Financial Advisor” and a copy of the opinion of Houlihan attached as Annex B to this proxy statement. Each of the valuation report and the opinion of Houlihan is available for inspection and copying at our principal executive offices, 197 West Spring Valley Avenue, Maywood, New Jersey 07607.

           Going Concern Value. In determining the cash amount to be paid to Cashed Out Stockholders in the Transaction, the Special Committee and the Board of Directors considered the valuations of the Company’s common stock on a going concern basis as presented in Houlihan’s valuation report. The guideline public company method, comparable transactions method and discounted cash flow method used by Houlihan to assess the fairness of the $10.21 per share to be paid to Cashed Out Stockholders and to our unaffiliated Continuing Stockholders, each as described in more detail below under “Special Factors—Fairness Opinion of Financial Advisor,” were performed by Houlihan on a going concern basis. As is also noted below in the discussion under “Special Factors—Fairness Opinion of Financial Advisor-Fair Value Summary,” Houlihan weighted each of these methods equally in arriving at an implied common equity value per share range of $8.89-$10.88 per share of common stock. The Special Committee and the Board have relied upon Houlihan’s going concern analyses and Houlihan’s written fairness opinion to the effect that the $10.21 per share in cash to be paid is fair, from a financial point of view to unaffiliated Cashed Out Stockholders and unaffiliated Continuing Stockholders.

          Net Book Value and Liquidation Value. While Houlihan reviewed the net book value of our shares of common stock, none of Houlihan, the Special Committee or the Board viewed it as being relevant for the fair value to be paid to Cashed Out Stockholders. Net book value is based on the historical cost of our assets. The value of items, such as our positive business reputation and goodwill, particularly since we will continue as a going concern, are not included in a determination of net book value. Nevertheless, our stockholders’ equity (net book value) per share on December 31, 2007 was $ 7.95, and the cash out price of $10.21 represents a $ 2.26, or 28%, premium to net book value. In addition, while Houlihan considered a liquidation analysis, it determined that it also had no relevance in light of the fact that we will remain as a continuing business and the Transaction will not result in a change of control of the Company.

          No Firm Offers. The Special Committee and the Board of Directors is not aware of any firm offers during the past two years by any unaffiliated person for the merger or consolidation of the Company, the sale or other transfer or all or any substantial part of the assets of the Company, or a purchase of our shares of common stock or other securities that would enable the holder to exercise control of the Company.

          Disadvantages of the Transaction. The Special Committee and the Board of Directors also considered the disadvantages of the Transaction, including that:

•

No Participation in Future Growth by Cashed Out Stockholders. Cashed Out Stockholders will no longer have any ownership interest in the Company and will no longer participate in our future earnings and growth.

•

Possible Reduction in Information about the Company. After completion of the Transaction, we will cease to file annual, quarterly, current, and other reports and documents with the SEC, and stockholders will cease to receive annual reports and proxy statements . As a result Continuing Stockholders will have access to less information about the Company and our business, operations, and financial performance. In order to mitigate this disadvantage to our Continuing Stockholders, we will prepare quarterly and annual financial reports, issue quarterly and annual earnings press releases and make interim material event disclosures in accordance with the reporting requirements of the OTCQXSM tier of the pink sheets, and have instituted additional stockholder protections. See “Special Factors—Special Committee and Board of Director Protections for Continuing Stockholders.”

•

Limited Liquidity. After the Transaction, we will no longer be listed on the American Stock Exchange and our common stock will, instead, be listed on the OTCQXSM tier of the pink sheets. In addition, because of the possible limited liquidity for our common stock, the termination of our obligation to publicly disclose financial and other information following the Transaction, and the deregistration of our common stock under the Exchange Act, Continuing Stockholders may potentially experience a significant decrease in the value of their common stock. In order to mitigate this disadvantage, a condition to the Transaction is that our common stock be listed on the OTCQXSM tier of the pink sheets and that at least two market makers have indicated their intent to quote our common stock on the OTCQXSM tier once our common stock has been listed , that we continue to prepare and publicly disseminate quarterly and annual financial reports, issue quarterly and annual earnings press releases, prepare and publicly disseminate annual audited financial statements as well as interim material event disclosure in accordance with the reporting requirements of the OTCQXSM tier of the pink sheets is intended to ameliorate the impact of the deregistration and delisting.

•

Limited Oversight. After completion of the Transaction, we will no longer be subject to the provisions of the Sarbanes-Oxley Act, the liability provisions of the Exchange Act or the oversight of the American Stock Exchange.

•

Reporting Obligations of Certain Insiders. Our executive officers, directors and 5% stockholders will no longer be required to file reports relating to their transactions in our common stock with the SEC. In addition, our executive officers, directors and 10% stockholders will no longer be subject to the recovery of profits provision of the Exchange Act, and persons acquiring 5% of our common stock will no longer be required to report their beneficial ownership under the Exchange Act.

•

Increased Debt. We estimate that the cost of payment to Cashed Out Stockholders, professional fees and other expenses will total approximately $ 3,728,000. The consideration to be paid to the Cashed Out Stockholders and the costs of the Transaction will be paid from funds on hand and funds under our existing revolving loan agreement with TD Banknorth, N.A. As a result, immediately after the Transaction, we will have more debt outstanding than we would have had if the Transaction did not occur.

•

Filing Requirements Reinstituted. The filing of the Form 15 will result in the suspension and not the termination of our filing obligations under the Exchange Act. This suspension remains in effect so long as we have fewer than 300 stockholders of record. Thus, subsequent to the time the Form 15 becomes effective, if on the first day of any fiscal year we have more than 300 stockholders , then we must resume reporting pursuant to Section 15(d) of the Exchange Act.

•

Board Composition. After the completion of the Transaction we will have at least two independent directors within the meaning of Section 121A of the American Stock Exchange Company Guide and Rule 10A-3(b) of the Exchange Act. However, we cannot be certain how long these directors will continue to serve as directors after the Transaction has been effected.

•	No Appraisal Rights. Under Delaware law, our certificate of incorporation and our bylaws, no appraisal or dissenters’ rights are available to our stockholders who dissent from the Transaction.

•

Approval of the Transaction. As of the Record Date, over 50% of the issued and outstanding shares of our common stock was held subject to the Stockholders Agreement. The stockholders committee under the Stockholders Agreement has indicated that it intends to direct the voting of the shares of our common stock (1,257,643 shares, or approximately 50.9% of the issued and outstanding shares of our common stock) “FOR” the Transaction. Accordingly, if all those shares are voted in favor of the Transaction, the Transaction will be approved.

See “Special Factors—Effects of the Transaction”.

          Procedural Fairness. No unaffiliated representative acting solely on behalf of our unaffiliated stockholders for the purpose of negotiating the terms of the Transaction or preparing a report covering the fairness of the Transaction was retained by the Company, nor were special provisions made to grant unaffiliated stockholders access to our corporate files or to obtain counsel or appraisal services. The Board of Directors established the Special Committee to consider possible alternatives to the Transaction, the related advantages and disadvantages to the Company and its stockholders of each of those alternatives, the fairness of the price to be paid to Cashed Out Stockholders, and to make a recommendation to the full Board of Directors concerning the advisability of the alternatives considered. The Board of Directors believes that the Special Committee, whose members are each independent within the meaning of Rule 121A of the American Stock Exchange Company Guide and Section 10A-3(b) of the Exchange Act, was sufficient to protect the interests of unaffiliated stockholders. In addition, the Special Committee and the Board of Directors took note of the fact that the interests of unaffiliated stockholders inherently varied depending upon whether any particular unaffiliated stockholder held 250 shares or more or held fewer than 250 shares. The Special Committee and the Board of Directors each believe that the separate representatives and advisors for each of these classes would have provided no measurable additional protection to unaffiliated stockholders.

          The Special Committee and the Board of Directors also noted that this proxy statement, along with our other filings with the SEC, provide a great deal of information for unaffiliated stockholders to make an informed decision as to the Transaction, and that no special provision for the review of our files was necessary. The Special Committee and the Board of Directors noted, though, that subject to certain conditions, Delaware law already provides stockholders with the right to review our books and records.

          The Special Committee and the Board of Directors determined not to condition the approval of the Transaction on approval by a majority of unaffiliated shareholders. The Special Committee and the Board of Directors noted that affiliated and unaffiliated stockholders will be treated equally in the Transaction. If separate approval of unaffiliated stockholders were required, our affiliated stockholders would receive lesser voting rights than unaffiliated stockholders solely on the basis of their affiliate status even though they will receive no additional benefits or different treatment in the Transaction, and that any such requirement would prevent a majority of the outstanding shares of our common stock from participating in the consideration of the proposed Transaction. Holders of shares of common stock under the stockholders agreement presently own 50.9% of the issued and outstanding shares of our common stock (please see “Special Factors – Potential Conflicts of Interests of Officers, Directors, and Certain Affiliated Persons”). Furthermore, a vote of the majority of unaffiliated stockholders is not required under Delaware law. Finally, stockholders can increase, divide, or otherwise adjust their existing holdings at any time prior to the effective date of the Transaction, so as to retain some or all of their shares of common stock, or to receive cash for some or all of their shares, as they see fit.

          The Special Committee and the Board of Directors also noted that there will be no material change in the percentage ownership of the parties to the Stockholders Agreement. Based on information provided by our transfer agent as of January 31, 2008 as to our record holders , and Broadridge Corporate Issuer Services, a division of Broadridge Financial Solutions, Inc., reflecting the distribution of the accounts of our stockholders who hold shares in “street name” according to predefined ranges based on share amount, up to 306,319 shares out of 2,468,614 issued and outstanding shares of our common stock (consisting of an estimated 20,756 shares owned by record holders and up to an estimated 285,563 owned by holders of shares in street name) will be eliminated as a result of the Transaction. The Special Committee also noted that on the Record Date the parties to the Stockholders Agreement held 1,257,643 shares, or approximately 50.9%, of the issued and outstanding shares of our common stock, and that after the Transaction, we expect those shares will represent approximately 58.2 % of our issued and outstanding shares, subject to change based on the actual number of shares that would be purchased in the Transaction.

          Finally, the Special Committee and the Board of Directors also have required that we implement or maintain for a period of three years following the Transaction certain corporate governance and other stockholder protections intended to provide Continuing Stockholders with financial and other information about us, and to mitigate any impact that the Transaction may have on the liquidity of our shares of common stock. See “Special Factors— Special Committee and Board of Directors’ Protections for Continuing Stockholders.” This three-year requirement will be applicable as long as there are unaffiliated Continuing Stockholders during that time; it is not intended to restrict or otherwise prohibit any merger, consolidation, sale of all or substantially all of our assets, or similar extraordinary transaction during that three-year period. We have no present plans or proposals for any such transaction, however, and our intent is to operate our business after the Transaction substantially as it is currently conducted. See “Special Factors—Conduct of the Company’s Business after the Transaction.”

          Recommendation of the Special Committee. Based on the foregoing analyses, including a consideration of the disadvantages of the Transaction, the Special Committee believed that the Transaction is procedurally and substantively fair to all stockholders, including the unaffiliated stockholders, regardless of whether a stockholder receives cash or continues to be a stockholder following the Transaction, and believes the $10.21 cash amount to be fair consideration for those stockholders holding less than 250 shares. As a result, the Special Committee unanimously recommended the Transaction to the full Board of Directors.

          Recommendation of the Board of Directors. At a meeting held on December 5, 2007, the Board of Directors unanimously determined that the Transaction is fair to, and in the best interests of, the Company and its stockholders, including all unaffiliated stockholders, unanimously approved the Transaction and recommends that you vote “FOR” approval. In reaching its determination and recommendation, the Board of Directors considered and specifically adopted the recommendations of the Special Committee and the factors that the Special Committee took into account in making its recommendations to the full Board of Directors.

Fairness Opinion of Financial Advisor

          On June 26, 2007, the Special Committee and the Board of Directors formally retained Houlihan to consider the fairness, from a financial point of view, of the cash consideration be paid to Cashed Out Stockholders. At a meeting of the Special Committee held on November 20, 2007, Houlihan delivered its oral opinion to the Special Committee that, as of November 20, 2007, the cash consideration to be paid to those stockholders receiving the cash consideration was fair, from a financial point of view, to unaffiliated Cashed Out Stockholders and to unaffiliated Continuing Stockholders. At a meeting of the Board of Directors on November 28, 2007, Houlihan delivered its oral opinion to the Board of Directors that, as of November 28, 2007, the cash consideration to be paid to those stockholders receiving the cash consideration was fair, from a financial point of view, to unaffiliated Cashed Out Stockholders and to unaffiliated Continuing Stockholders. Pursuant to the Special Committee’s request, Houlihan confirmed its oral fairness opinion with a written fairness opinion dated November 28, 2007 in which it stated that the cash consideration to be paid to those stockholders receiving the cash consideration in the Transaction is fair, from a financial point of view, to unaffiliated Cashed Out Stockholders and to unaffiliated Continuing Stockholders. This fairness opinion is attached to this proxy statement as Annex B.

          The Special Committee retained Houlihan based upon Houlihan’s experience in the valuation of businesses of the Company’s size and their experience in providing independent financial opinions to special committees. Houlihan is a nationally recognized investment banking firm of recognized standing. As part of its investment banking services, it is regularly engaged in the valuation of corporate entities on a stand-alone basis and in connection with capital raising and merger and acquisition transactions and has provided investment banking services related to going private transactions. The Special Committee imposed no limitations upon Houlihan with respect to the investigations made or procedures followed in rendering its valuation or its fairness opinion.

          We have agreed to pay Houlihan a fee of $125,000, plus reimbursement of its out-of-pocket expenses, for providing its fairness opinion and related financial advisory services. No portion of Houlihan’s fee is contingent upon the conclusions reached in the Houlihan opinion or upon consummation of any transaction. We have agreed to indemnify and hold harmless Houlihan, and its employees, agents, officers, directors, principals and affiliates (and their successors and assigns) against and from all losses arising out of or in connection with its engagement by the Special Committee.

          The complete text of Houlihan’s opinion is attached to this proxy statement as Annex B, and the following summary of that opinion is qualified in its entirety by reference to that opinion. We urge you to read the opinion carefully for a description of the procedures followed, the factors it considered and the assumption it made.

          In connection with its opinion, Houlihan made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other items Houlihan :

                    • reviewed the financial terms and conditions of the Transaction;

                    • reviewed the Company’s publicly available financial information and other data with respect to the Company, including the Company’s Form 10-Ks for the fiscal years ended June 30, 2002 to June 30, 2007 and quarterly reports on Form 10-Q for the three month periods ended from September 30, 2005 to September 30, 2007, as well as certain other public filings;

                    • reviewed certain internal financial information and other data relating to the business and financial prospects of the Company provided by our senior management, including fiscal year 2008 budgets;

                    • conducted an on-site visit and held discussion with the Company’s senior management regarding the historic, current and future outlook and financial prospects of the Company;

                    • discussed with the Company’s senior management details of a potential sale of non-operating assets consisting of a warehouse facility and adjacent parcels of land located in West New York and reviewed certain public filings relating to the potential sale and performed a site visit (the “Assets Held for Sale”);

                    • reviewed the financial terms of certain recent business combinations in the apparel and accessories industries specifically;

                    • analyzed historic trading prices and volume in the Company’s common stock;

                    • analyzed other recent reverse and forward split transactions and premiums paid in such transactions as fractional share consideration;

                    • reviewed the annual cost savings projected by the Company’s senior management to be achieved through delisting from the American Stock Exchange and deregistration under the federal securities laws as well as the cost savings projected to be achieved through the disposition of non-operating assets consisting of a warehouse facility and adjacent parcels of land located in West New York; and

                    • reviewed other financial studies, analyses and investigations, and considered such other information as Houlihan deemed necessary or appropriate.

          Houlihan used several methodologies to assess the fairness of the cash consideration to be paid to those stockholders receiving the cash consideration in connection with the Transaction. The following is a summary of the material financial analyses used by Houlihan in connection with its appraisal. Houlihan utilized each of the following analyses based upon its view that each is appropriate and reflective of generally accepted valuation methodologies. Each analysis provides an indication of the Company’s per share value in order to assess the fairness of the cash consideration to be paid to those stockholders receiving the cash consideration in connection with the Transaction.

          Historical Stock Trading Analysis. Houlihan reviewed the Company’s common stock based on an historical analysis of closing prices and trading volumes for the five-year period prior to November 16, 2007. The shares of our common stock presently are and during that period of time have been traded on the American Stock Exchange. Houlihan noted that the Company’s common stock has been volatile over that period of time based on relatively thin trading volume.

          The following chart summarizes the average closing prices and average daily volume of trading of the Company’s common stock over the one- year period ended November 16, 2007 :

Historical Price and Volume Analysis (1)

	Current	1 Week Average	1 Month Average	3 Month Average	6 Month Average	1 Year Average

Average Price	$6.25	$5.39	$5.89	$7.54	$8.95	$10.08
Average Daily Volume	2,200	12,200	8,771	10,006	6,517	8,783

(1)	The source of all share data is CapitalIQ based on historical trading in Jaclyn’s common stock as of November 16, 2007.

The cash out price of $10.21 to be paid to Cashed Out Stockholders is above the average closing prices of the Company’s common stock for the current, one-week, one-month, three-month, six-month and one-year periods reviewed as part of the historical stock trading analysis.

          Guideline Public Company Method. The guideline public company method applies the trading multiples of publicly traded companies to the Company to derive an indication of value. Houlihan sought guideline companies in industries similar to our operating structures and target customers, and found ten companies that were comparable to the Company based on size, growth, leverage, profitability, turnover ratio and liquidity. Those companies are: Tarrant Apparel Group, Ted Baker plc, Tandy Brands Accessories Inc., Maidenform Brands Inc., Oxford Industries Inc., St. John Knits International Inc., Kellwood Co., G-III Apparel Group, Ltd., Delta Apparel Inc., and Cygne Designs Inc.

          Houlihan determined that the valuations derived from EBITDA (earnings before interest, taxes, depreciation and amortization), EBIT (earnings before interest and taxes) and book value multiples of the guideline companies would provide the most meaningful indications of value. Houlihan first multiplied the Company’s last twelve–month EBITDA, EBIT and book value reported as of September 30, 2007 by the selected median multiples to calculate the indications of common equity values. Then the cash that would be received upon exercise of outstanding options was added to the equity value and the resulting value was divided by the number of shares of the Company’s common stock outstanding on a fully diluted basis. Finally, Houlihan added the calculated range of values for the sale of the assets of the Company that are classified as “Assets Held for Sale,” consisting of the Company’s former executive offices, warehouse facility and adjacent parcels of land located in West New York, New Jersey, to determine an indicated common equity value per share of $8.54 to $11.24. Houlihan considered the price/earnings multiple approach, but did not use it in its analysis given the fact that the Company’s price/earnings multiple was much lower than the guideline companies due to the Company’s mature stage, low growth, and historically low leverage.

          Comparable Transactions Method. The comparable transactions method is a market approach which analyzes transactions involving target companies operating in industries that are similar to the Company’s industry. Although no two companies are exactly alike, and no two transactions are structured exactly the same, consideration is given to the similarity in capital structure, operations and profitability, as well as other operating characteristics of the target companies.

          Houlihan found twelve transactions within the apparel and accessories industries that had comparability. Houlihan determined that the valuations from EBITDA and EBIT multiples of the guideline companies would provide the most meaningful indications of value and applied these multiples to the Company’s financial metrics over the twelve month period ended September 30, 2007 to calculate the enterprise value based upon the comparable transactions method.

          The comparable transactions considered by Houlihan are set forth below:

Announced Date	Target/Issuer	Total Transac- tion Amount	Industry Classification/ [Target/Issuer]	Implied Enterprise Value/EBITDA	Implied Enterprise Value/EBIDTA

10/03/2003	Royal Robbins Inc.	$16.5	Women’s, Misses’, and Juniors’ Apparel	10.3x	11.9x
10/02/2003	GFSI Holdings Inc.	$268.6	Women’s, Misses’, and Juniors’ Apparel	9.5x	11.2x
07/07/2003	Nautica Enterprises, Inc.	$650.0	Boys’ Apparel, Girls’ Apparel, Women’s, Misses’, and Juniors’ Apparel	6.8x	10.5x
07/10/2001	Full Line Distributors, Inc.	$26.0	Girls’ Apparel, Women’s, Misses’, and Juniors’ Apparel	8.2x	10.0x
06/04/2004	The First Years Inc.	$170.1	Girls’ Apparel	8.0x	9.5x
06/13/2005	CFS International Inc.	$14.1	Women’s, Misses’, and Juniors’ Apparel	5.7x	6.8x
07/02/2002	Garan Incorporated	$275.6	Boys’ Apparel, Girls’ Apparel, Women’s, Misses’, and Juniors’ Apparel	4.6x	5.3x
05/15/2002	Gerber Childrenswear Inc.	$137.2	Girls’ Apparel, Women’s, Misses’, and Junior’s Apparel	3.8x	5.2x
09/27/2006	Hanesbrands Inc.	$43.0	Apparel, Accessories and Luxury Goods	4.1x	5.2x
07/07/2003	M. J. Soffe Co.	$71.8	Boys’ Apparel, Women’s, Misses’, and Juniors Apparel	4.1x	5.0x
02/04/2003	Salant Corporation	$86.8	Boys’ Apparel, Women’s, Misses’, and Juniors’ Apparel	3.4x	4.6x
05/01/2006	Oxford Industries Inc., Womenswear Group	$37.0	Women’s, Misses’, and Juniors’ Apparel	NA	3.7x

			Median	5.7X	6.0X

(1) The source of all data was CapitalIQ.

          Houlihan applied a comparable transactions method in its analyses of the Company’s fair value to calculate unadjusted indications of enterprise values. Houlihan adjusted these values from the calculated range of values for the Assets Held for Sale to determine a range of indicated enterprise values. Interest bearing debt (adjusted for the retirement of the Company’s mortgage on its Assets Held for Sale) was then subtracted and cash received from exercise of options was added to the indicated enterprise values. This equity value was divided by the number of common shares outstanding on a fully diluted basis to calculate a range of indicated values for the Company’s common equity of $9.14 to $10.21 per share.

          Discounted Cash Flow. For this valuation approach, Houlihan prepared a discounted cash flow analysis of the Company, which estimates the present value of projected future earnings. In preparing its discounted cash flow analysis Houlihan was provided with a fiscal year 2008 budget prepared by senior management of the Company, further budgets and other financial information prepared by senior management relating to material business and operational events, and also held extensive discussions with the Company’s senior management. Houlihan applied a discount rate of 13% in determining discounted cash flows, based on Houlihan’s estimate, utilizing the build-up method, of our weighted average cost of capital, which represents a blended after-tax cost to us of debt and equity capital. Houlihan utilized a long term growth rate of 3% which reflects the mature stage of the Company, as well as discussions with management as to, among other things, management’s view of general economic conditions, conditions in the apparel and accessories industry, financial prospects and recent changes in the Company’s operations in particular. Houlihan used the financial projections to determine the enterprise net cash flows of the Company over the projected five year period. Houlihan used the enterprise net cash flows to calculate a fair enterprise value, applying the discounted cash flow method. Houlihan added the range of values calculated for the Company’s Assets Held for Sale, added cash received from exercise of options and subtracted interest bearing date (adjusted for the retirement of the Company’s mortgage on the Assets Held for Sale) from the unadjusted indicated enterprise value. This value was divided by the number of shares of common stock outstanding on a fully diluted basis. From the discounted cash flow analysis, Houlihan concluded a range of values for the Company’s common equity of $9.00 to 11.18 per share.

          Assets Held for Sale. In performing its analyses, Houlihan took in to account Assets Held for Sale, which had been subject to a purchase and sale agreement with a third-party purchaser at a purchase price of $8,000,000. Houlihan reviewed the purchase and sale agreement and also held discussions with the Company’s senior management regarding the Assets Held for Sale. Management indicated the proposed purchaser would use the real estate for residential purposes. The closing of the purchase was contingent on the proposed purchaser’s receipt of governmental approvals required for the construction of residential, multi-family housing consisting of 150 residential units. Management noted that it was likely the Company would be able to realize a net benefit from the sale of the real estate after paying taxes and retiring the outstanding mortgage debt on the assets being sole. Houlihan treated the Assets Held for Sale as a non-operating asset and added the value of those assets to the unadjusted equity value indicated in Houlihan’s analyses.

          Houlihan used the $8,000,000 stated purchase price only as an indication of value. However, because of the high level of uncertainty related to the zoning approval, Houlihan applied sensitivity analysis. After accounting for taxes and the retirement of the outstanding mortgage debt, on the high end of its analysis, Houlihan estimated that the Company may realize a net benefit of approximately $2,448,940. On the low end, Houlihan determined the value of the property would be considerably less, and estimated a net benefit of $0. Houlihan tested the reasonableness of its range by reviewing comparable transactions, and also analyzed local real estate market conditions.

          On December 12, 2007, the Company issued a press release indicating that the proposed purchaser of the Assets Held for Sale had terminated the purchase and sale agreement because it was not able to obtain governmental approvals required to proceed with the residential housing project.

          Fair Value Summary. Houlihan weighted each of its three approaches equally to calculate the fair value range per share for common equity of $8.89 to 10.88, with a midpoint of $9.89.

Fair Value Summary

	Low	High

Guideline Public Company Method	$8.54	$11.24
Comparable Transaction Method	$9.14	$10.21
DCF Method	$9.00	$11.18

Implied Common Equity Value per Share Range	$8.89	$10.88

Houlihan noted the volatility and relatively thin trading volume throughout the periods Houlihan reviewed historical closing prices and trading volumes of our common stock. Accordingly, Houlihan did not use historical price and volume data in determining the fair value of our common stock.

          Premium Analysis. Houlihan analyzed 37 reverse split transactions over the last five years and found the medium premium over the average price over a one day, 20 day, 60 day, 90 day, 120 day, and one year period prior to the date of its report ranged from 17% to 22%. Applying these premiums to the Company’s average common stock price over each respective period, Houlihan presented for illustrative purposes an applied premium range of $7.16 to $12.09 as set forth below:

	Premium Paid On Average Price Over The Following Periods

	1 Day	30 Day	60 Day	90 Day	120 Day	1 Year
Median Premium From Sample	21.4%	22.0%	17.8%	18.5%	17.0%	20.0%
Jaclyn’s Common Equity Average Price	$6.25	$5.87	$6.71	$7.54	$8.30	$10.08
Premium Applied to Jaclyn’s Average Price	$7.59	$7.16	$7.91	$8.94	$9.71	$12.09

          Houlihan noted an implied common equity value per share range of $8.89 to $10.88, with a midpoint of $9.89. Applying premiums paid in comparable transactions to the Company’s average common stock price over multiple time periods, Houlihan noted, for illustrative purposes an applied premium range of $7.16 to $12.09.

          Houlihan suggested a range of fractional share consideration of $8.89 to $10.88, with a midpoint of $9.89. This represents a premium range of 42.2% to 74.1% over the closing price on November 16, 2007 of $6.25, a premium range of 17.9% to 44.3% over the 90-day average of $7.54 and a premium range of -11.8% to 7.9% over the 1-year average of $10.08.

          Certain Qualifying Statements Regarding the Fairness Opinion. In preparing its valuation of our shares of common stock and its fairness opinion, Houlihan received and reviewed business and financial information provided to Houlihan by the Company. Houlihan did not independently verify this information, and has relied on its accuracy in all material respects, nor did it obtain any independent appraisal of any of our assets.

          HOULIHAN’S OPINION DOES NOT ADDRESS THE BUSINESS DECISION BY THE COMPANY TO ENGAGE IN THE TRANSACTION OR ADDRESS THE RELATIVE MERITS OF ANY ALTERNATIVES DISCUSSED BY THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS. HOULIHAN’S OPINION DOES NOT CONSTITUTE A RECOMMENDATION AS TO HOW ANY STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE TRANSACTION. HOULIHAN DID NOT MAKE, AND WAS NOT REQUESTED BY THE COMPANY OR ANY OTHER PERSON TO MAKE, ANY RECOMMENDATIONS AS TO THE RELATIVE MERITS OF ANY ALTERNATIVE DISCUSSED BY THE SPECIAL COMMITTEE.

          The summary set forth above describes what we believe are the material points of the detailed analyses performed by Houlihan in arriving at its fairness opinion. In arriving at its opinion, Houlihan employed several analytical methodologies, while not regarding any one as critical to its overall conclusion. Each of its methodologies had inherent strengths and weaknesses, and the nature of available information may affect the value of particular techniques. Accordingly, the conclusions Houlihan reached was based on all the analyses and factors presented taken as a whole and on the application of its own experience and judgment. Houlihan has given no opinion as to the value or merit, standing alone, of any one of the analyses. Its opinion, and the analyses it prepared, were based on market, economic and other conditions that existed at the time and could be evaluated as of the date of its opinion. You or your representative (who is designated in writing) may inspect and copy of Houlihan’s valuation report at our principal executive offices, 197 West Spring Valley Avenue, Maywood, New Jersey 07607, during our normal business hours.

Prospective Financial Information

           Any prospective financial information included or referred to in this proxy statement was, in the view of the Company’s management, prepared on a reasonable basis, reflects the best available estimates and judgments, and presents, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of the Company at the time the forecasts were prepared. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and you are cautioned not to place undue reliance on the prospective financial information .

           Neither the Company’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained or referred to in this proxy statement, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

Conduct of the Company’s Business After the Transaction.

          Except as described in this proxy statement, neither the Company nor its management has any current plans or proposals to effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation, a sale or transfer of any material amount of its assets, a change in management, a material change in its indebtedness or capitalization, or any other material change in its corporate structure or business. In that regard, we expect to conduct our business and operations after the effective date of the Transaction in substantially the same manner as currently conducted and, except as described in this proxy statement with respect to: (1) the use of funds to finance the Transaction and related costs and (2) our plans to deregister our common stock under the Exchange Act and delist it from the American Stock Exchange, the Transaction is not anticipated to have a material effect upon the conduct of our business. We intend, however, to continue to evaluate and review our businesses, properties, management and other personnel, corporate structure, capitalization and other aspects of our operations in the same manner as we historically have from time to time, and to make such changes as we consider appropriate. We also intend to continue to explore acquisitions and other business opportunities to expand or strengthen our businesses, as we have done in the past. In that regard, we may review proposals or may propose the acquisition or disposition of assets or other changes in our business, corporate structure, capitalization, management or other changes which we then consider to be in our best interests and in the best interests of Continuing Stockholders.

          In addition, we may reduce the size of the Board of Directors from the current number of nine directors, which contributes to the cost savings we expect to receive as a result of the Transaction. See “Special Factors—Purpose of and Reasons for the Transaction.” We therefore expect that certain members of the Board of Directors, including the independent directors, may not continue to serve as directors after the Transaction has been effected. However, for at least three years after the Transaction has been effected, we will have at least two independent directors within the meaning of Section 121A of the American Stock Exchange Company Guide and Rule 10A-3(b) of the Exchange Act. We have not identified those members of the Board of Directors who will continue after the Transaction and those who may not continue. We expect, however, that Robert Chestnov, Allan Ginsburg and Howard Ginsburg will continue to serve as directors of the Company after the effective time of the Transaction.

          The corporate governance and other stockholder protections described above under the caption “Special Factors-- Special Committee and Board of Directors’ Protections for Continuing Stockholders” will remain in place for at least three years following the Transaction. This three-year requirement will be applicable as long as there are unaffiliated Continuing Stockholders during that time; it is not intended to restrict or otherwise prohibit any merger, consolidation, sale of all or substantially all of our assets, or similar extraordinary transaction during that three-year period. We have no present plans or proposals for any such transaction, however, and our intent is to operate our business after the Transaction substantially as it is currently conducted.

Material Federal Income Tax Consequences

          The following is a summary of certain United States federal income tax consequences to the Company and its stockholders resulting from the Transaction. This summary addresses only those stockholders who have held their shares as capital assets. This discussion does not address all United States federal income tax considerations that may be relevant to particular stockholders in light of their individual circumstances. Many types of stockholders (such as financial institutions, tax-exempt organizations (including private foundations), insurance companies, dealers in securities, foreign investors, and partnerships and their partners), holders that received their shares pursuant to the exercise of employee stock options or otherwise as compensation, and investors that hold the shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, may be subject to special tax rules. The following summary is based upon United States federal income tax law, as currently in effect, which is subject to differing interpretations or change, possibly on a retroactive basis, and does not address any state, local, foreign, or other tax considerations. No assurance can be given that possible changes in such United States federal income tax laws or interpretations will not adversely affect this summary. This summary is not binding on the Internal Revenue Service.

          This summary assumes that you are one of the following:

•	a citizen or resident of the United States;

•	a corporation or an entity taxable as a corporation created or organized under U.S. law (federal or state);

•	an estate the income of which is subject to federal income taxation regardless of its sources;

•	a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust; or

•	any other person whose worldwide income and gain is otherwise subject to United States federal income taxation on a net basis.

          NO RULING FROM THE INTERNAL REVENUE SERVICE OR OPINION OF COUNSEL HAS BEEN OR WILL BE OBTAINED REGARDING THE UNITED STATES

FEDERAL INCOME TAX CONSEQUENCES TO STOCKHOLDERS IN CONNECTION WITH THE TRANSACTION. ACCORDINGLY, EACH STOCKHOLDER IS ENCOURAGED TO CONSULT THEIR OWN TAX ADVISOR AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF THE TRANSACTION, IN LIGHT OF THEIR INDIVIDUAL CIRCUMSTANCES.

          Tax Consequences to the Company. We believe that the Transaction will be treated as a tax-free “recapitalization” for federal income tax purposes. This will result in no material federal income tax consequences to the Company.

          Federal Income Tax Consequences to Stockholders Who Do Not Receive Cash in the Transaction. If you receive no cash as a result of the Transaction, but continue to hold our shares of Common Stock immediately after the Transaction, you will not recognize any gain or loss for United States federal income tax purposes. The aggregate adjusted tax basis of the shares you hold immediately after the Transaction will equal the aggregate adjusted tax basis of the shares you held immediately prior to the Transaction, and the holding period in those shares will be the same as immediately prior to the Transaction.

          Federal Income Tax Consequences to Stockholders Who Receive Cash in the Transaction and Who Will Own, or Will Be Considered under the Internal Revenue Code to Own, Shares of Common Stock After the Transaction. In some instances you may be entitled to receive cash in the Transaction for shares of our common stock you hold in one capacity, but continue to hold shares in another capacity. For example, you may own fewer than 250 shares in your own name (for which you will receive cash) and own 250 or more shares that are held in your brokerage account in street name. Alternatively, for federal income tax purposes you may be deemed to own shares held by others. For instance, if you own fewer than 250 shares in your own name (for which you will receive cash) and your spouse owns 250 or more shares (which will continue to be held following the completion of the Transaction), the shares owned by your spouse will be attributable to you. Furthermore, in determining whether you are considered to continue to hold shares of our common stock, for federal income tax purposes, immediately after the Transaction, you will be treated as owning shares actually or constructively owned by certain family members and entities in which you have an interest (such as trusts and estates of which you are beneficiary and corporations and partnerships of which you are an owner, and shares you have an option to acquire). Accordingly, in some instances the shares of common stock you own in another capacity, or which are attributed to you, may remain outstanding.

          If you receive cash for a fractional share as a result of the Transaction, but are treated as continuing to own shares of common stock through attribution as described above, you will recognize capital gain or loss for federal income tax purposes equal to the difference between the cash you receive for the shares of common stock and your aggregate adjusted tax basis in those shares, provided that the receipt of cash either is “not essentially equivalent to a dividend,” or constitutes a “substantially disproportionate redemption of stock,” as described below.

          Not Essentially Equivalent to a Dividend. The receipt of cash is “not essentially equivalent to a dividend” if the reduction in your proportionate interest in us resulting from the Transaction (taking into account for this purpose shares of common stock which you are considered to own under the attribution rules described above) is considered a “meaningful reduction” given your particular facts and circumstances. The Internal Revenue Service has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of a corporation can satisfy this test.

          Substantially Disproportionate Redemption of Stock. The receipt of cash in the Transaction will be a “substantially disproportionate redemption of stock” if (a) you own less than 50% of the total combined voting power of all classes of stock entitled to vote, and (b) the percentage of our voting stock owned by you (and by those other stockholders whose shares of common stock you are considered to own under the attribution rules described above) immediately after the Transaction is less than 80% of the percentage of shares of voting stock owned by you immediately before the Transaction.

          If the receipt of cash in exchange for shares of common stock is not treated as capital gain or loss under either of the tests, it will be treated first as ordinary dividend income to the extent of the your ratable share of our current and accumulated earnings and profits, then as a tax-free return of capital to the extent of the your aggregate adjusted tax basis in the shares, and any remaining amount will be treated as capital gain.

          Capital gain or loss recognized will be long-term if your holding period with respect to the common stock surrendered is more than one year at the time of the Transaction. The deductibility of capital loss is subject to limitations. If you are an individual, long-term capital gain and dividend income should generally be subject to United Stated federal income tax at a maximum rate of 15%. In general, dividends are taxed at ordinary income rates. However, you may qualify for a 15% federal income tax rate on any cash received in the Transaction that is treated as a dividend as described above, if (i) you are an individual or other non-corporate stockholder; (ii) you have held the common stock with respect to which the dividend was received for more that 60 days during the 120-day period beginning 60 days before the ex-dividend date, as determined under the Internal Revenue Code; and (iii) you were not obligated during such period (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. You should consult with your tax advisor regarding your eligibility for such lower tax rates on dividend income.

          If you, or a person or entity whose ownership shares would be attributed to you, will continue to hold common stock immediately after the Transaction, you are urged to consult with your tax advisor as to the particular federal, state, local, foreign, and other tax consequences of the Transaction, in light of your specific circumstances.

          Federal Income Tax Consequences to Stockholders Who Receive Cash in the Transaction and Who Will Not Own, or Will Not Be Considered under the Internal Revenue Code to Own, Shares of Common Stock After the Transaction. If you receive cash as a result of the Transaction and you do not own, and are not considered to own, shares of our common stock immediately after the Transaction, you will recognize capital gain or loss for federal income tax purposes equal to the difference between the cash you receive for the shares of common stock and your aggregate adjusted tax basis in those shares.

          Backup Withholding. If you are to receive cash as a result of the Transaction, you will be required to provide your social security or other taxpayer identification number (or, in some instances, additional information) in connection with the Transaction to avoid backup withholding requirements that might otherwise apply. The letter of transmittal and other documentation we will send to you after the Transaction will require you to deliver such information when the common stock certificates are surrendered following the effective time of the Transaction. Failure to provide such information may result in backup withholding. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against your United States federal income tax liability provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by you upon filing an appropriate income tax return on a timely basis.

Potential Conflicts of Interests of Officers, Directors, and Certain Affiliated Persons

          On the Record Date, 1,257,643 shares, or approximately 50.9%, of the issued and outstanding shares of our common stock was held by parties to a Stockholders Agreement. As noted above, the

Stockholders Agreement entitles Abe Ginsburg, Allan Ginsburg, Robert Chestnov and Howard Ginsburg, in their capacity as a stockholders’ committee, to direct the voting of the shares of common stock owned by signatories to the Stockholders Agreement. Each member of the stockholders committee is considered to be the beneficial owner of the shares of our common stock subject to the Stockholders Agreement. See “Information About the Company—Stockholders Agreement.” The stockholders committee has indicated that it intends to direct the vote of all of the shares that are subject to the Stockholders Agreement “FOR” the Transaction. Accordingly, if all those shares are voted in favor of the Transaction, the Transaction will be approved.

               •     Upon the effectiveness of the Transaction, the aggregate number of shares of our common stock owned by parties to the Stockholders Agreement will remain the same. However, the ownership percentage of the shares of our common stock subject to the Stockholders Agreement will increase from approximately 50.9% to approximately 58.2 % as a result of the reduction of the number of shares of our common stock outstanding by up to 306,319 shares. The increase in the ownership percentage of our shares of common stock subject to the Stockholders Agreement and the reduction in the number of shares outstanding following the completion of the Transaction is based on record holder information that we received as of January 31, 2008 from our transfer agent, Continental Stock Transfer & Trust Company, and a share range analysis we received from Broadridge Corporate Issuer Services, a division of Broadridge Financial Solutions, Inc., reflecting the distribution of the accounts of our stockholders who hold shares in “street name” according to predefined ranges based on share amount. The share range analysis from Broadridge Corporate Issuer Services reflects the share ranges of 896,080 shares, or approximately 82%, of the 1,094,221 outstanding shares of our common stock held in street name as of January 31, 2008. We have assumed for purposes of determining ownership percentages and the reduction in the number of shares outstanding following the Transaction that the remaining 198,141 street name shares also will be cashed out in the Transaction. However, the ownership percentage and the reduction in the number of shares outstanding following the Transaction may increase or decrease depending on purchases, sales and other transfers of our shares of common stock by our stockholders prior to the effective time of the Transaction, and the number of street name shares that are actually cashed out in the Transaction. The ownership percentage of our shares of common stock subject to the Stockholders Agreement and the ownership percentage of the Continuing Stockholders will proportionally increase or decrease as a result of such purchases, sales and other transfers of our shares of common stock by our stockholders prior to the effective time of the Transaction, and depending on the number of street name shares that are actually cashed out in the Transaction.

           See “Special Factors—Effects of the Transaction—Effect on Affiliated Stockholders. ”

          In addition, our other directors and executive officers may have interests in the Transaction that are different from your interests as a stockholder, and have relationships that may present conflicts of interest, including the following:

               •     Richard Chestnov, a director of the Company who is also a party to the Stockholders Agreement, holds 33,050 shares of our common stock directly, and 31,223 shares of our common stock indirectly in his capacity as a trustee of trusts for family members or as an officer and director of charitable entities. Mr. Chestnov will retain these shares after the Transaction.

               •     Martin Brody, a director of the Company, owns 387 shares of our common stock and will retain all of those shares after the Transaction. Mr. Brody has advised us he intends to vote in favor of the Transaction.

               •     Anthony Christon, our Vice President and Chief Financial Officer, owns 7,500 shares of our common stock and will retain all of those shares after the Transaction. Mr. Christon has advised us he intends to vote in favor of the Transaction.

               •     Each member of the Board of Directors other than Albert Safer, Richard Chestnov and Robert Chestnov holds options to purchase shares of our common stock. The Transaction will not affect these stock options and they will remain outstanding after the Transaction.

               •     After the Transaction, the beneficial ownership of the executive officers and directors who are not parties to the Stockholders Agreement will increase from approximately 1.6% to approximately 1.8% as a result of the reduction of the number of shares of common stock outstanding.

Source of Funds and Expenses

          Based on information we have received as of January 31, 2008 from our transfer agent, Continental Stock Transfer & Trust Company, as to holdings of our record holders, and from Broadridge Corporate Issuer Services, a division of Broadridge Financial Solutions, Inc., reflecting the distribution of the accounts of our stockholders who hold shares in street name, as well our estimates of other Transaction expenses, we believe that the total cash requirement of the Transaction to the Company will be approximately $ 3,728,000. This amount includes approximately $ 3,128,000 needed to cash out fractional shares (although this amount could be larger or smaller depending on, among other things, the number of fractional shares that will be outstanding at the time of the Transaction as a result of purchases, sales and other transfers of our shares of common stock by our stockholders), and approximately $600,000 of legal, accounting, and financial advisory fees and other costs to effect the Transaction as follows:

Legal Fees	$350,000
Investment Banker/Fairness Opinion	130,000
Accounting Fees	50,000
Transfer Agent Fees	20,000
Printing Costs	16,000
Pink Sheets Listing Fees and Related Costs	14,000
Miscellaneous Other	20,000

Total Expenses	$600,000

          We expect that the consideration to be paid to the Cashed Out Stockholders and the costs of the Transaction will be paid from cash on hand and from funds under our existing revolving loan agreement with TD Banknorth, N.A. The revolving loan agreement provides for short-term loans and the issuance of letters of credit in an aggregate amount not to exceed $50,000,000. Based on a borrowing formula, we may borrow up to $30,000,000 in short-term loans and up to $50,000,000 including letters of credit. Substantially all of our personal property assets are pledged to the bank as collateral. The revolving loan agreement requires that we maintain a minimum tangible net worth, as defined, and imposes certain debt to equity ratio requirements. We were in compliance with all applicable financial covenants as of December 31, 2007. As long as no default or event of default under the revolving loan agreement exists, we may repurchase, and we may use the proceeds of loans we borrow under that agreement to repurchase , our shares of common stock in the Transaction in an aggregate amount not to exceed $3,000,000. In the event that the total cost of repurchases of our shares of common stock in the Transaction exceeds $3,000,000, we have been advised by TD Banknorth that it will work with us to enter into a mutually agreeable amendment to our revolving loan agreement so that we may complete the Transaction. We anticipate that our borrowings under the revolving loan agreement will be repaid in the ordinary course of business and we have not made any special plans or arrangements to repay loans made to us to complete the Transaction.

Stockholder Approval

          A majority of the outstanding shares of our common stock will constitute a quorum for the purposes of approving the amendments to our certificate of incorporation to effect the Transaction. Assuming the presence of a quorum, the affirmative vote of the majority of outstanding shares of our common stock entitled to vote at the Special Meeting is required to approve each of the Reverse Stock Split proposal and the Forward Stock Split proposal. Although stockholders will be voting separately on the Reverse Stock Split and the Forward Stock Split, the Company will not effect either the Reverse Stock Split and the Forward Stock Split unless both proposals are approved by stockholders .

          As of the Record Date, over 50% of the issued and outstanding shares of our common stock was held subject to the Stockholders Agreement. As noted above, the stockholders committee under the Stockholders Agreement has indicated that it intends to direct the voting of the shares of our common stock (1,257,643 shares, or approximately 50.9% of the issued and outstanding shares of our common stock) “FOR” the Transaction. Accordingly, if all those shares are voted in favor of the Transaction, the Transaction will be approved.

Effective Date

          The Transaction will become effective as of the date that the Board of Directors amends the certificate of incorporation of the Company through the filing of certificates of amendment to the certificate of incorporation with the State of Delaware to effectuate the Reverse Stock Split and the Forward Stock Split. We intend to effect the Transaction as soon as possible after the Transaction is approved by our stockholders. Our common stock acquired by us in connection with the Transaction either will be held as treasury shares, or restored to the status of authorized but unissued shares. The suspension of our obligation to file periodic reports and other documents under the Exchange Act will become effective after the filing with the SEC of both a notice of removal from listing of our common stock from listing on the American Stock Exchange and termination of registration under Section 12(b) of the Exchange Act on Form 25, and a certification and notice of termination of registration on Form 15. The deregistration of our common stock under Section 12(b) of the Exchange Act will take effect 90 days after the filing of the Form 25 and the deregistration of our common stock under other provisions of the Exchange Act will become effective 90 days after the filing of the Form 15. See “Special Factors—Effects of the Transaction—Termination of Exchange Act Registration and Elimination of SEC Reporting Obligations”.

Termination of Transaction

          Although we are requesting your approval of the Transaction, the Special Committee and the Board of Directors has retained authority, in their discretion, to withdraw the Transaction from the agenda of the Special Meeting prior to any vote. In addition, even if the Transaction is approved by stockholders at the Special Meeting, the Special Committee or the Board may determine not to implement the Transaction if subsequently it determines that the Transaction is not in the best interests of the Company and stockholders. If for any reason the Transaction is not approved, or if approved, is not implemented, our common stock will not be deregistered until such time as we otherwise are eligible to do so. Reasons to withdraw the Transaction from the agenda, or to abandon the Transaction may include, among other things:

               •     any change in the nature of the holdings of stockholders which would result in us not being able to reduce the number of our record holders below 300 as a result of the Transaction;

               •     any change in the number of record holders that would enable us to deregister our shares of common stock without effecting the Transaction;

               •     any change in the number of shares that will be exchanged for cash in connection with the Transaction, including the shares owned by holders in street name, that would increase in any material respect the cost and expense of the Transaction compared to what we presently estimate; and

               •     any adverse change in our financial condition that would cause us to believe that the Transaction would no longer be in the best interests of the Company or our stockholders.

          If the Special Committee or the Board decides to withdraw the Transaction from the agenda of the Special Meeting, or to abandon the Transaction, the Board will promptly notify stockholders of the decision.

Exchange of Certificates and Payment for Fractional Shares

          Our transfer agent, Continental Stock Transfer & Trust Company, will act as our agent for purposes of exchanging certificates and paying for fractional shares in connection with the Transaction.

          No service charge, brokerage commission, or transfer tax will be payable by any holder of any old certificate evidencing shares of our common stock in connection with the issuance of a new certificate in respect thereof, except that if any new certificate is to be issued in a name other than that in which the old certificate (that is surrendered for exchange) is registered, it will be a condition to such issuance that: (i) the person requesting such issuance pay to us any transfer taxes payable by reason of such transfer (or any prior transfer of such surrendered certificate, if any) or establish to our satisfaction that such taxes have been paid or are not payable; and (ii) the surrendered certificate has been properly endorsed and otherwise in proper form for transfer.

          If any certificate evidencing shares of our common stock has been lost or destroyed, we may in our sole discretion accept in lieu thereof a duly executed affidavit and indemnity agreement in a form satisfactory to us. The holder of any shares of our common stock evidenced by any certificate that has been lost or destroyed must submit, in addition to the (i) letter of transmittal sent by us, (ii) the above-referenced affidavit, (iii) the above-referenced indemnity agreement, and (iv) any other document required by us, a bond or other security satisfactory to the us indemnifying us and our other persons against any losses incurred as a consequence of issuing a certificate evidencing new shares of our common stock or paying cash in lieu of issuing fractional shares of our common stock in exchange for the existing shares of our common stock evidenced or purported to be evidenced by such lost or destroyed certificate. Additional instructions with respect to lost or destroyed certificates will be included with the letter of transmittal that we will send to stockholders after the Effective Date.

          Stockholders owning less than 250 shares on the effective date of the Transaction will receive $10.21 for each pre-split share of common stock, without interest. Stockholders who own 250 or more shares at the effective date of the Transaction will not be entitled to receive any cash for their fractional share interests resulting from the Reverse Stock Split. The Forward Stock Split that will immediately follow the Reverse Stock Split will reconvert their whole shares and fractional share interests back into the same number of shares of our common stock they held immediately before the effective time of the Transaction. As a result, the total number of shares held by such a stockholder will not change after completion of the Transaction, and the stockholder will not receive new certificates for his or her shares of our common stock.

          For purposes of determining ownership of shares of our common stock on the effective date of the Transaction, such shares will be considered held by the person in whose name such shares are registered on our transfer agent’s records. Upon effecting the Transaction, we intend to treat stockholders holding shares of our common stock in street name in the same manner as registered stockholders whose shares are registered in their names. Prior to the effective date of the Transaction, we will conduct an inquiry of all brokers, banks and other nominees that hold shares of our common stock in street name. We will ask them to effect the Transaction for their beneficial holders holding shares of our common stock in street name. We will rely on these brokers, banks and other nominees to provide us with information on how many fractional shares will be cashed out. However, these brokers, banks and other nominees may have different procedures than registered stockholders for processing the Transaction. If you hold your shares in street name with a bank, broker or other third party, and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.

          Promptly after the effective date of the Transaction, we will send to each holder of record of our common stock, and to brokers, banks and other nominees, based on information we receive from them in response to our inquiries, for each owner of our common stock held in street name, instructions for surrendering any certificates held thereby representing shares of our common stock which will be converted to a right to receive cash as a result of the Transaction. Only holders of 249 or fewer shares of our common stock immediately prior the Transaction should surrender their shares. Holders of 250 or more shares should not surrender their shares. Such instructions will include a letter of transmittal to be completed and returned to the Transfer Agent by the holder of such certificates, together with such certificates.

          Promptly after the Transfer Agent receives any surrendered certificate from a holder of 249 or fewer shares of our common stock immediately prior to the Transaction, together with a duly completed and executed letter of transmittal with respect thereto and such other documents as we may require, the Transfer Agent will deliver to the person payment in an amount equal to $10.21, without interest, for each pre-split share of common stock that is represented by the fractional share.

          There will be no differences between the respective rights, preferences or limitations of our common stock prior to the Transaction and our common stock after the Transaction. There will be no differences with respect to dividend, voting, liquidation or other rights associated with our common stock.

          DO NOT SEND SHARE CERTIFICATES TO THE COMPANY OR THE TRANSFER AGENT UNTIL AFTER YOU HAVE RECEIVED A LETTER OF TRANSMITTAL AND ANY ACCOMPANYING INSTRUCTIONS.

No Appraisal or Dissenters’ Rights

          Under Delaware law, our certificate of incorporation and our bylaws, no appraisal or dissenters’ rights are available to stockholders of the Company who dissent from the Transaction.

Escheat Laws

          The unclaimed property and escheat laws of each state provide that under circumstances defined in that state’s statutes, holders of unclaimed or abandoned property must surrender that property to the state. Persons whose shares are cashed out and whose addresses are unknown to us, or who do not return their stock certificates and request payment for their cashed-out shares, generally will have a period of years from the effective date of the Transaction in which to claim the cash payment payable to them. For example, with respect to stockholders whose last known addresses are in New York, as shown by our records, the period is three years. Following the expiration of that three-year period, the Unified Disposition of Unclaimed Property Act of New York would likely cause the cash payments to escheat to the State of New York. For stockholders who reside in other states or whose last known addresses, as shown by our records, are in states other than New York, such states may have abandoned property laws which call for such state to obtain either (i) custodial possession of property that has been unclaimed until the owner reclaims it; or (ii) escheat of such property to the state. Under the laws of such other jurisdictions, the “holding period” or the time period which must elapse before the property is deemed to be abandoned may be shorter or longer than three years. If we do not have an address for the holder of record of the shares, then unclaimed cash-out payments would be turned over to our state of incorporation, the State of Delaware, in accordance with its escheat laws.

INFORMATION ABOUT THE COMPANY

Market Price of Common Stock

          Our common stock is traded on the American Stock Exchange under the symbol “JLN.” The following table sets forth the high and low closing sales prices reported by the American Stock Exchange for our common stock for our two most recent fiscal years:

	High	Low

Fiscal Year Ended June 30, 2008
First quarter	$11.50	$6.55
Second quarter	$7.75	$4.55
Third quarter (though February 15, 2008)	$7.67	$6.51
Fiscal Year Ended June 30, 2007
First quarter	$7.70	$7.30
Second quarter	$11.80	$7.70
Third quarter	$14.25	$10.36
Fourth quarter	$12.03	$8.50
Fiscal Year Ended June 30, 2006
First quarter	$7.97	$6.34
Second quarter	$8.09	$7.25
Third quarter	$8.90	$7.40
Fourth quarter	$8.25	$7.28

          On December 4, 2007 , the day before we announced the Transaction, and on the Record Date, the closing prices of our common stock on the American Stock Exchange were $6.00 and $____, respectively.

Dividends

          We did not pay cash dividends during fiscal 2007 or 2006 and do not anticipate paying cash dividends in the foreseeable future.

Stockholders

          As of __________________ , 2008 there were approximately ________ holders of record of our common stock.

Stock Purchases

          Except as described below, the Company has not purchased any shares of its common stock within the past two years.

          During our last two fiscal years, the Company purchased an aggregate of 199,562 shares of its common stock. The following table sets forth information by quarter regarding such share repurchases:

	(a) Total Number of Shares (or Units) Purchased	(b) Range of Prices Paid per Share	(c) Average Price Paid per Share

Fiscal Year Ended June 30, 2008
First quarter	—	—	—
Second quarter	—	—	—
Third quarter (though February 15, 2008)	—	—	—
Fiscal Year Ended June 30, 2007
First quarter	—	—	—
Second quarter	6,548	$8.35 - $9.45	$8.46
Third quarter	6,000	$12.88	$12.88
Fourth quarter	28,557	$12.55 - $14.15	$13.03
Fiscal Year Ended June 30, 2006
First quarter	100,619	$6.79 - $7.15	$7.15
Second quarter	30,000	$7.50 - $8.09	$7.71
Third quarter	27,838	$7.73 - $8.28	$7.87
Fourth quarter	—	—	—

          In addition, during the last two years, none of our directors or executive officers have purchased shares of our common stock except as follows:

                    •      On March 14, 2006 and June 20, 2006, respectively, Anthony Christon, our Vice President and Chief Financial Officer, acquired 3,700 and 3,800 shares, respectively, of our common stock upon the exercise of stock options previously granted under a stockholder approved stock option plan of the Company, in each case at an exercise price per share of $4.0625;

                    •      On November 8, 2006, Richard Chestnov, a director of the Company, acquired 2,000 shares of our common stock upon the exercise of a stock option previously granted under a stockholder approved stock option plan of the Company at an exercise price of $5.125 per share, and on February 15, 2007, Richard Chestnov acquired 16,000 shares of our common stock upon the exercise of stock options previously granted under a stockholder approved stock option plan of the Company at exercise prices per share ranging from $2.42 to $6.70; and

                    •      On June 7, 2007, Robert Chestnov, our President and Chief Executive Officer, acquired 15,000 shares of our common stock upon the exercise of a stock option previously granted under a stockholder approved stock option plan of the Company at an exercise price per share of $7.70.

Directors and Executive Officers

          The following sets forth certain information concerning our current directors and executive officers:

Name	Age	Position

Abe Ginsburg	90	Chairman of the Executive Committee
Allan Ginsburg	65	Chairman of the Board
Robert Chestnov	59	President, Chief Executive Officer and Director
Howard Ginsburg	65	Vice Chairman of the Board
Martin Brody	86	Director
Richard Chestnov	62	Director
Albert Safer	59	Director
Norman Axelrod	55	Director
Harold Schechter	63	Director
Anthony Christon	62	Chief Financial Officer

Information Concerning the Board of Directors and Executive Officers

          The business experience during the last five years of the directors of the Company is as follows:

          Abe Ginsburg has been Chairman of the Executive Committee of the Company since November 29, 1988.

          Allan Ginsburg has been Chairman of the Board of the Company since November 29, 1988.

          Robert Chestnov has been the President and Chief Executive Officer of the Company since November 29, 1988.

          Howard Ginsburg has been Vice Chairman of the Board of the Company since November 29, 1988.

          Martin Brody has been a private investor since his retirement on January 1, 1994. From April 1990 through December 1993, Mr. Brody was Vice Chairman of the Board of Restaurant Associates Corporation, the owner and operator of specialty restaurants, and was Chairman of its Board for more than five years prior thereto. Mr. Brody also serves as a director of a number of Salomon Smith Barney mutual funds and preferred income funds.

          Richard Chestnov has been a private investor since 1992. Before then, he was a partner of Chego International, an apparel importer.

          Albert Safer has been President of Safer Textile Processing and Kuttner Prints, textile mills, for more than the past five years. Mr. Safer has also served as President of Safer Development and Management, which is engaged in real estate development and management, for more than the past five years.

          Norman Axelrod has been Chairman of the Board of Directors of General Nutrition Centers, Inc., a specialty retailer of health and wellness products, and certain affiliated companies, since March 2007. From March 2006 to March 2007, Mr. Axelrod was a private investor. From 1988 until March 2006, Mr. Axelrod served as Chief Executive Officer of Linens ‘n Things, Inc., a leading, national large format retailer of home textiles, housewares and home accessories, was Chairman of the Board of that company from 1997 until March 2006, and through 2000, he also held the additional post of President. Mr. Axelrod also serves as a director of Maidenform Brands, Inc.

          Harold Schechter has been Chief Financial Officer of Global Design Concepts, Inc., a manufacturer and distributor of handbags and related products, since January 2005. From October 2004 until January 2005, Mr. Schechter was the Chief Financial Officer of Diamond Chemical Company Inc., a manufacturer of cleaning chemicals. Mr. Schechter served as Vice President, Chief Operating Officer and Chief Financial Officer of Creative Salon Products, an importer and distributor of beauty products, from January 2003 to October 2004, and as Vice President, Chief Operating Officer and Chief Financial Officer of William H. Ranney Associates Inc., which was also an importer and distributor of beauty products, from May 2001 to December 2002. From January 1999 to April 2001, Mr. Schechter served as Vice President-Operations and Purchasing of Monarch Luggage Inc., an importer and distributor of luggage and related items.

          Anthony Christon has been Chief Financial Officer of the Company for more than the past five years.

          Family Relationships. Abe Ginsburg, Chairman of the Executive Committee and a director of the Company, is the father of Howard Ginsburg, Vice Chairman of the Board and a director of the Company. Allan Ginsburg, Chairman of the Board and a director of the Company, is a nephew of Abe Ginsburg and is a first cousin of Howard Ginsburg. Robert Chestnov, President, Chief Executive Officer and a director of the Company, and Richard Chestnov, a director of the Company, are brothers.

          None of our officers or directors has been involved in any transaction in the shares of our common stock during the past 60 days , except that on February 8, 2008, Richard Chestnov, a director of the Company, gifted 100 shares of our common stock which he held directly to a custodial account for the benefit of his child.

Security Ownership of Certain Beneficial Owners

          The following table sets forth certain information as of the Record Date with respect to the beneficial ownership of our common stock before the Transaction and after the Transaction, by: (a) each director of the Company; (b) each of the Company’s executive officers; (c) the directors and executive officers of the Company, as a group; and (d) all persons known to the Company to be the beneficial owners of more than five percent (5%) of its outstanding common stock. As of the Record Date, there were 2,468,614 shares of common stock issued and outstanding.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Pre-Split	Post Split #

Abe Ginsburg	69,223	(2)	2.8%	3.2%
Allan Ginsburg	196,861	(3)(4)	7.9%	9.0%
Robert Chestnov	176,654	(3)(5)	7.2%	8.2%
Howard Ginsburg	175,047	(3)(6)	7.0%	8.0%
Martin Brody	14,387	(7)	*	*
Richard Chestnov	64,273	(8)	2.6%	2.7%
Albert Safer	—		—
Norman Axelrod	12,000	(9)	*	*
Harold Schechter	6,000	(10)	*	*
Anthony Christon	7,500		*	*
All directors and executive officers
as a group (10 persons)	691,022	(11)	27.3%	31.0%
Other 5% Stockholders
Bonnie Sue Levy	213,968	(3)(12)	8.7%	9.9%

#	Assumes an aggregate of 306,319 shares of common stock are repurchased in the Transaction.

*	Less than one (1%) percent.

(1)

Except as otherwise indicated below, each person named above and each person in the group referred to above has sole voting and dispositive power with respect to shares indicated as beneficially owned by such person or group.

(2)

Includes 65,769 shares of our common stock owned by a charitable foundation in which Abe Ginsburg serves as an officer and director and with respect to which Mr. Ginsburg shares voting and dispositive power, and 2,581 shares owned by a charitable foundation of which Mr. Ginsburg serves as an officer and director, and with respect to which shares Mr. Ginsburg has sole voting and dispositive power. Mr. Ginsburg disclaims beneficial ownership of all such shares.

(3)

Such stockholder, along with certain of his or her family members, trusts and custodianships for the benefit of such stockholder and his or her family members, unrelated individuals, and the Company are parties to the Stockholders Agreement, which provides, among other things, that a committee of four of the signatory stockholders, consisting of Abe Ginsburg, Allan Ginsburg, Robert Chestnov and Howard Ginsburg, may direct the vote of the shares as to which such stockholder may have or share voting power and, accordingly, Abe Ginsburg, Allan Ginsburg, Robert Chestnov and Howard Ginsburg may be considered to beneficially own the shares of common stock subject to the Stockholders Agreement. On the record date, 1,257,643 shares of our common stock (50.9%) were subject to the Stockholders Agreement.

(4)

Includes 8,470 shares of our common stock held by Mr. Ginsburg in an individual retirement account and 17,500 shares Mr. Ginsburg has the right to acquire pursuant to presently exercisable stock options. Also includes 29,884 shares held of record by Mr. Ginsburg as custodian for his children, 10,769 shares owned by Mr. Ginsburg’s wife, and 1,984 shares owned by a charitable foundation of which Mr. Ginsburg serves as an officer and trustee, with respect to which Mr. Ginsburg shares voting and dispositive power. Mr. Ginsburg disclaims beneficial ownership of all of such shares.

(5)

Includes 10,953 shares held by Mr. Chestnov in an individual retirement account. Also includes 27,423 shares held of record by Mr. Chestnov as co-trustee of a trust with respect to which he shares voting and dispositive power, 3,500 shares owned by a charitable foundation of which Mr. Chestnov serves as an officer and director, 372 shares of our common stock owned by Mr. Chestnov’s wife and 6,906 shares held of record by her as custodian for their children, with respect to all of which shares Mr. Chestnov disclaims beneficial ownership.

(6)

Includes 8,470 shares held by Mr. Ginsburg in an individual retirement account and 17,500 shares Mr. Ginsburg has the right to acquire pursuant to presently exercisable stock options. Also includes 55,114 shares of our common stock held of record by Mr. Ginsburg as custodian for his children and 1,800 shares owned by his wife, with respect to all of which shares Mr. Ginsburg disclaims beneficial ownership.

(7)	Includes 14,000 shares of our common stock which Mr. Brody has the right to acquire pursuant to presently exercisable stock options.

(8)

Richard Chestnov holds 27,423 of the shares set opposite his name as co-trustee of a trust, 3,500 of the shares set opposite his name as an officer and director of a charitable foundation, with respect to which, in each case, he shares voting and dispositive power, and 300 shares as custodian for his child. Mr. Chestnov disclaims beneficial ownership of such shares.

(9)	Includes 12,000 shares of our common stock which Mr. Axelrod has the right to acquire pursuant to presently exercisable stock options.

(10)	Includes 6,000 shares of our common stock which Mr. Schechter has the right to acquire pursuant to presently exercisable stock options.

(11)

Reference is made to footnotes (1) through (10) above. Includes an aggregate of 67,000 shares of our common stock which our directors and executive officers have the right to acquire pursuant to presently exercisable stock options.

(12)	Includes 6,164 shares held by Mrs. Levy in an individual retirement account.

Stockholders Agreement

          Abe Ginsburg, Allan Ginsburg, Robert Chestnov and Howard Ginsburg, certain other family members, trusts and custodianships for the benefit of such individuals and family members, unrelated individuals, and the Company are parties to the Stockholders Agreement. The Stockholders Agreement, among other things, entitles Abe Ginsburg, Allan Ginsburg, Robert Chestnov and Howard Ginsburg, in their capacity as a stockholders’ committee, acting by the vote of at least two-thirds, or by the unanimous written consent, of the members of the stockholders committee, for a period of fifteen years from the date of the Stockholders Agreement, to direct the voting of the shares of common stock with respect to which the signatory stockholders have or share, or may hereafter have or share, voting power with respect to all matters submitted to our stockholders at any annual or special meeting of stockholders or pursuant to a written consent in lieu thereof. On the Record Date, the stockholders committee was entitled under the Stockholders Agreement to direct the vote as to 1,257,643 shares of our common stock (50.9%).

MEETING AND VOTING INFORMATION

          Outstanding Voting Securities and Voting Rights. Only stockholders of record at the close of business on ____________ __, 2008 (the “Record Date”), will be entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements of the Special Meeting. On the Record Date, 2,468,614 shares of our common stock were issued and outstanding. Each share of our common stock is entitled to one vote.

          Information Concerning Proxies; Revocation of Proxies. Sending in a signed proxy will not affect your right to attend the Special Meeting and vote in person since the proxy is revocable. All proxies which are properly completed, signed and returned to us prior to the Special Meeting, and which have not been revoked, unless otherwise directed by you, will be voted in accordance with the recommendations of the Board of Directors set forth in this proxy statement. You may revoke your proxy at any time before it is voted either by (i) filing with the Secretary of the Company, at its principal executive offices, 197 West Spring Valley Road, Maywood, New Jersey 07607, a written notice of revocation or a duly executed proxy bearing a later date, or (ii) by attending the Special Meeting, delivering written notice of revocation of your proxy and voting your shares in person.

          Solicitation. The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to stockholders. Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to those beneficial owners. Our officers, directors and employees may also solicit proxies by telephone, telegram or other means. Upon request, we will pay the reasonable expenses incurred by record holders of its common stock who are brokers, dealers, banks or voting trustees, or their nominees, for sending proxy materials to the beneficial owners of the shares they hold of record.

          Quorum and Certain Voting Matters. The presence, in person or represented by proxy, of the holders of a majority of the issued and outstanding shares of our common stock will constitute a quorum for the transaction of business at the Special Meeting. The affirmative vote of the majority of outstanding shares of our common stock entitled to vote at the Special Meeting is required to approve each of the Reverse Stock Split proposal and to approve the Forward Stock Split proposal . Abstentions and broker non-votes (i.e., when a nominee holding shares of common stock cannot vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner) will be included in the number of shares present at the Special Meeting for the purpose of determining the presence of a quorum. Shares of our common stock that are voted to abstain are considered shares entitled to vote, and cast, with regard to the Transaction. Shares of our common stock subject to broker non-votes will not be considered as shares entitled to vote with respect to the Transaction. The enclosed proxy will be voted in accordance with the instructions thereon.

           Although stockholders will be voting separately on the Reverse Stock Split and the Forward Stock Split, the Company will not effect either the Reverse Stock Split and the Forward Stock Split unless both proposals are approved by stockholders.

          Adjournment or Postponement. The Special Meeting may be adjourned or postponed. Any adjournment may be made without notice, other than by an announcement made at the Special Meeting. The favorable vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the adjournment proposal may adjourn the meeting. Any adjournment or postponement of the Special Meeting will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed.

FINANCIAL INFORMATION

Summary Historical Financial Information

          The following summary of consolidated financial information was derived from our audited consolidated financial statements as of and for each of the years ended June 30, 2007, 2006 and 2005 and from unaudited consolidated interim financial statements as of and for the six months ended December 31, 2007 and 2006. In the opinion of management, all adjustments (consisting only of normal recurring accruals) , which are necessary for a fair presentation of the financial position and results of operation , have been included. The consolidated statement of earnings data for the six months ended December 31, 2007 is not necessarily indicative of results for the full fiscal year. This financial information is only a summary and should be read in conjunction with our historical financial statements and the accompanying footnotes. Please see below entitled “Available Information”

	Six Months Ended December 31,				Years Ended June 30,

	2007		2006		2007	2006	2005

Net Sales		$77,646,000		$88,208,000	$154,507,000	$126,601,000	$126,477,000

Cost of Goods Sold		59,755,000		67,845,000	118,247,000	95,735,000	97,952,000

Gross Profit		17,891,000		20,363,000	36,260,000	30,866,000	28,525,000

Shipping, selling and administrative expenses		16,038,000		16,039,000	30,573,000	27,574,000	26,172,000
Pension plan settlement		—		—	3,089,000	—	—
Interest expense		360,000		716,000	1,001,000	586,000	639,000
Interest income		—		—	(5,000)	(5,000)	(1,000)
Provision for income taxes		592,000		1,429,000	893,000	1,181,000	666,000

NET EARNINGS		901,000		2,179,000	$709,000	$1,530,000	$1,049,000

Weighted average shares – Basic		2,469,000		2,481,000	2,478,000	2,480,000	2,596,000
Net earnings per common share – Basic	$	. 36	$	. 88	$.29	$.62	$.40

Weighted average shares – Diluted		2,521,000		2,544,000	2,528,000	2,557,000	2,702,000
Net earnings per common share – Diluted		$36	$	. 86	$.28	$.60	$.39

TOTAL ASSETS		$38,748,000		$47,415,000	$38,077,000	$41,702,000	$32,492,000

Mortgage Payable - Long-Term portion		$2,294,000		$2,476,000	$2,387,000	$2,563,000	$2,727,000

Stockholders’ equity		$20,046,000		$21,181,000	$19,274,000	$19,047,000	$16,674,000

Pro Forma Consolidated Financial Statements (Unaudited)

          The following unaudited pro forma consolidated balance sheet as of December 31, 2007, and the unaudited pro forma consolidated statements of earnings for the six months ended December 31, 2007 and for the fiscal year ended June 30, 2007, show the pro forma effect of the Transaction and related events as required by Rule 11-02 of Regulation S-X. The historical figures as of and for the period ended December 31, 2007 were derived from the Company’s unaudited consolidated financial statements that were included in the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2007. The historical figures for the fiscal year ended June 30, 2007, were derived from the Company’s audited consolidated financial statements that were included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007.

          The pro forma information below gives effect to the Transaction based on holders of record owning less than 250 shares of shares of common stock, the resulting reduced number of shares outstanding, the impact of additional borrowing to effect the Transaction as well as tax implications as of December 31, 2007 and June 30, 2007. The Transaction assumes that 306,319 shares are purchased for treasury stock at a price of $10.21 per share. Pro forma adjustments to the pro forma consolidated balance sheet are computed as if the Transaction had occurred at December 31, 2007, while the pro forma consolidated statements of earnings are computed as if the Transaction had occurred at the beginning of the periods. The pro forma Consolidated Statements of Earnings do not give effect to non-recurring costs and expenses of the Transaction ( see notes (8) and (9) below of the Notes to the Unaudited Pro Forma Consolidated Financial Statements ).

          The pro forma information is not necessarily indicative of what the Company’s financial position or results of operations actually would have been if the Transaction had occurred on July 1, 2006, or of the Company’s financial position or results of operations in the future.

          The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and accompanying footnotes included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2007, and in our Quarterly Report on Form 10-Q for the quarter ended December 31, 2007, which are being delivered to our stockholders with this proxy statement and are incorporated by reference in this proxy statement.

JACLYN, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2007

	December 31, 2007	Pro Forma Adjustments			Pro Forma December 31, 2007

ASSETS
CURRENT ASSETS:
CASH AND CASH EQUIVALENTS	$1,495,000	$	(1,495,000)	(1)	$—
ACCOUNTS RECEIVABLE, LESS SALES RETURNS, SALES DISCOUNTS, SALES ALLOWANCE, & ALLOWANCE FOR DOUBTFUL ACCOUNTS: $ 6,630,000	18,606,000		—		18,606,000
INVENTORIES	7,832,000		—		7,832,000
PREPAID EXPENSES AND OTHER CURRENT ASSETS	2,946,000		—		2,946,000

TOTAL CURRENT ASSETS	30,879,000		(1,495,000)		29,384,000

PROPERTY, PLANT AND EQUIPMENT – NET	3,839,000				3,839,000
ASSETS HELD FOR SALE	357,000				357,000
GOODWILL	3,338,000				3,338,000
OTHER ASSETS	335,000				335,000

	$38,748,000	$	(1,495,000)		$37,253,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
NOTES PAYABLE – BANK	$2,905,000		$1,633,000	(1)	$4,538,000

ACCOUNTS PAYABLE	7,061,000		116,000	(3)	7,177,000
OTHER CURRENT LIABILITIES	5,546,000				5,546,000

TOTAL CURRENT LIABILITIES	15,512,000		1,749,000		17,261,000

MORTGAGE PAYABLE	2,294,000				2,294,000

DEFERRED INCOME TAXES	571,000		(46,000)	(2)	525,000

OTHER LIABILITIES	325,000				325,000

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
PREFERRED STOCK, PAR VALUE $1:
AUTHORIZED, 1,000,000 SHARES; ISSUED AND OUTSTANDING, NONE
COMMON STOCK, PAR VALUE $1:
AUTHORIZED, 5,000,000 SHARES	3,369,000				3,369,000
ADDITIONAL PAID-IN CAPITAL	9,518,000				9,518,000
RETAINED EARNINGS	13,776,000		(70,000)	(2)	13,706,000

	26,663,000		(70,000)		26,593,000
LESS: TREASURY STOCK AT COST	6,617,000		3,128,000	(1)	9,745,000

TOTAL STOCKHOLDERS’ EQUITY	20,046,000		(3,198,000)		16,848,000

	$38,748,000	$	(1,495,000)		$37,253,000

See Notes to the Unaudited Pro Forma Consolidated Financial Statements

JACLYN, INC. AND SUBSIDIARIES
PROFORMA CONSOLIDATED STATEMENT OF EARNINGS
 SIX MONTHS ENDED DECEMBER 31, 2007

	December 31, 2007		Pro Forma Adjustments		Pro Forma December 31, 2007

Net sales		$77,646,000	$—			$77,646,000

Cost of goods sold		59,755,000				59,755,000

Gross profit		17,891,000				17,891,000

Shipping, selling and administrative expenses		16,038,000	(484,000)	(8)		15,554,000
Interest expense		360,000	122,000	(4)		482,000

EARNINGS BEFORE PROVISION FOR INCOME TAXES		1,493,000	362,000			1,855,000
PROVISION FOR INCOME TAXES		592,000	145,000	(7)		737,000

NET EARNINGS		$901,000	217,000			$1,118,000

NET EARNINGS PER COMMON SHARE – BASIC	$	. 36			$	. 52

Weighted average number of shares outstanding – basic		2,469,000	(306,000)	(5)		2,163,000

NET EARNINGS PER COMMON SHARE – DILUTED	$	. 36			$	. 50

Weighted average number of shares outstanding – diluted		2,521,000	(306,000)	(5)		2,215,000

See Notes to the Unaudited Pro Forma Consolidated Financial Statements

JACLYN, INC. AND SUBSIDIARIES
PROFORMA CONSOLIDATED STATEMENT OF EARNINGS
YEAR ENDED JUNE 30, 2007

	June 30, 2007	Pro Forma Adjustments		Pro Forma June 30, 2007

Net sales	$154,507,000	$—			$154,507,000

Cost of goods sold	118,247,000				118,247,000

Gross profit	36,260,000				36,260,000

Shipping, selling and administrative expenses	30,573,000	(35,000)	(9)		30,538,000
Pension plan settlement	3,089,000				3,089,000
Interest expense	1,001,000	285,000	(6)		1,286,000
Interest income	(5,000)				(5,000)

EARNINGS BEFORE PROVISION FOR INCOME TAXES	1,602,000	(250,000)			1,352,000
PROVISION FOR INCOME TAXES	893,000	(100,000)	(7)		793,000

NET EARNINGS	$709,000	(150,000)			559,000

NET EARNINGS PER COMMON SHARE – BASIC	$.29			$	. 26

Weighted average number of shares outstanding – basic	2,468,000	(306,000)	(5)		2,162,000

NET EARNINGS PER COMMON SHARE – DILUTED	$.28			$	. 25

Weighted average number of shares outstanding – diluted	2,528,000	(306,000)	(5)		2,222,000

See Notes to the Unaudited Pro Forma Consolidated Financial Statements

Notes to the Unaudited Pro Forma Consolidated Financial Statements

(1) Represents the impact on the December 31, 2007 historical balance sheet of cash used and borrowed under the Company’s credit facility to effect the Transaction. The estimated cash payout is approximately $ 3,128,000 for the shares subject to the Transaction.

(2) Retained earnings are reduced for the remaining estimated non-recurring costs and expenses, as of December 31, 2007, related to the Transaction of $ 116,000 (approximately $70,000 net of tax using an assumed tax rate of 40%). The remaining estimated expenses of $ 116,000 reflect an estimated $600,000 of transaction costs, less approximately $484,000 expensed through December 31, 2007.

(3) Represents the remaining estimated expenses related to the Transaction, totaling $ 116,000, primarily for the legal costs, accounting costs, financial advisor fees, filing and printing costs.

(4) Increased interest costs of approximately $ 122,000 for the 6 -month period ended December 31, 2007 at an assumed interest rate of 7.50 % on the estimated $ 3,244,000 of the Company’s revolving line of credit used to effect the Transaction. A 1/8% change in the assumed rate would result in a change in interest expense of approximately $ 2,000 .

(5) Pro forma basic and diluted weighted outstanding shares are adjusted based on the assumed redemption of 306,319 shares.

(6) Reflects increased interest costs of approximately $ 285,000 for the fiscal year ended June 30, 2007 at a weighted-average interest rate of 7.71% on the estimated $ 3,693,000 of the Company’s revolving line of credit used to effect the Transaction. A 1/8% change in the assumed rate would result in a change in interest expense of approximately $ 4,600 per annum.

(7) Reflects the estimated tax effect resulting from the pro forma adjustments at an assumed rate of 40%.

(8) Reflects the elimination of non-recurring costs and expenses of the Transaction of approximately $484,000 expensed through December 31, 2007.

(9) Reflects the elimination of non-recurring costs and expenses of the Transaction of approximately $35,000 expensed through June 30, 2007.

(10) Potential Cost Savings

          The table below shows the Company’s historical approximate annualized costs related to being a public company. As a deregistered company, we do not expect to incur these costs. However, as required by SEC rules and regulations, these costs continue to be included in the accompanying Unaudited Pro Forma Consolidated Statements of Earnings.

Description	Annualized Costs as a Public Company

Audit	$315,000
Legal	25,000
Other Sarbanes-Oxley Costs	50,000
Corporate Governance Costs	133,000
Additional Costs – Pink Sheets	(14,000)

Total estimated annualized costs, net	$509,000

Ratio of Earnings to Fixed Charges

	Pro forma June 30, 2007		Actual June 30, 2007		Actual June 30, 2006		Pro forma December 31, 2007		Actual December 31, 2007

Earnings before provision for income taxes	$1,352,000		$1,602,000		2,711,000		$1,855,000		$1,493,000
Fixed Charges	1,746,000		1,461,000		1,027,000		716,000		594,000

Earnings available to cover fixed charges	$3,098,000		$3,063,000		3,738,000		$2,571,000		$2,087,000

Fixed Charges
Interest	$1,286,000		$1,001,000		586,000		$482,000		$360,000
Interest portion of rental expense	460,000		460,000		441,000		234,000		234,000

Total fixed charges	$1,746,000		$1,461,000		1,027,000		$716,000		$594,000

Ratio of earnings to fixed charges (a)	1.8	x	2.1	x	3.6	x	3.6	x	3.5	x

(a) For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense on all indebtedness and the portion of rental expense that management believes is representative of the interest factor.

STOCKHOLDER PROPOSALS

          If the Transaction is not consummated and the Company remains a public company, stockholder proposals intended to be included in the proxy statement and form of proxy for the 2008 Annual Meeting of Stockholders must be received at the principal executive offices of the Company, 197 West Spring Valley Avenue, Maywood, New Jersey 07607, no later than July 1, 2008. Any such proposals, as well as any questions relating thereto, should be directed to the Secretary of the Company. As to any proposals intended to be presented by a stockholder without inclusion in the Company’s proxy statement and form of proxy for the 2008 Annual Meeting, the proxies named in the Company’s form of proxy for that meeting will be entitled to exercise discretionary authority on that proposal unless the Company receives notice of the matter on or before September 14, 2008. However, even if such notice is timely received, such proxies may nevertheless be entitled to exercise discretionary authority on that matter to the extent permitted by Securities and Exchange Commission regulations.

          Stockholder recommendations of candidates for Board membership will be considered when timely submitted with sufficient detail including candidate’s name, principal occupation during the past five years, listing of directorships, a statement that such nominee has consented to the submission of the nomination, amount of common stock of the Company held by the nominee and qualification (including information regarding compliance with the Company’s bylaws on qualifications) addressed to the Corporate Secretary of the Company, 197 West Spring Valley Road, Maywood, New Jersey 07607. Stockholder proposals should also be submitted to our Corporate Secretary at the address noted.

WHERE YOU CAN FIND MORE INFORMATION

          The Transaction is a “going private” Transaction subject to Rule 13e-3 of the 1934 Act. The Company has filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 under the 1934 Act with respect to the Transaction. The Schedule 13E-3 contains additional information about the Company. Copies of the Schedule 13E-3 are available for inspection and copying at the principal executive offices of the Company during regular business hours by any interested stockholder of the Company, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request directed to Jaclyn Hartstein, the Company’s Secretary, at the following address: Jaclyn, Inc., 197 West Spring Valley Road, Maywood, New Jersey 07607.

          The Company is currently subject to the information requirements of the Exchange Act and files periodic reports, proxy statements and other information with the SEC relating to its business, financial and other matters.

          You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549 Washington, D.C. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public over the Internet at the SEC’s Website at http://www.sec.gov.

DOCUMENTS INCORPORATED BY REFERENCE

          In filings with the SEC, information is sometimes incorporated by reference. That means that we are referring to you to information that we have filed separately with the SEC. The information incorporated by reference should be considered part of this proxy statement, except for any information superseded by information contained directly in this proxy statement.

          This proxy statement incorporates by reference our financial statements that we contained in certain documents that we have previously filed with the SEC, as follows:

                    •          Our audited Consolidated Balance Sheets as at June 30, 2007 and 2006, our audited Consolidated Statements of Earnings for the years ended June 30, 2007 and 2006, our audited Consolidated Statements of Cash Flow for the years ended June 30, 2007, 2006 and 2005 and the Notes to our audited Consolidated Financial Statements, in each case that are contained in our Annual Report on Form 10-K for the year ended June 30, 2007; and

                     •          Our Condensed Consolidated unaudited Balance Sheets as at December 31, 2007 and June 30, 2007, our Condensed Consolidated unaudited Statements of Earnings for the six months ended December 31, 2007 and 2006, our Condensed Consolidated unaudited Statements of Cash Flow for the six months ended December 31, 2007 and 2006, and the Notes to our Condensed Consolidated unaudited Financial Statements, in each case that are contained in our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2007.

          We are delivering to you with this Proxy Statement copies , without exhibits, of our Annual Report on Form 10-K for the fiscal year ended June 30, 2007 and our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2007. Exhibits to these documents are not included, but they can be viewed over the Internet at the SEC’s Website at http://www.sec.gov or, if you request them in writing, we will send them to you. Please address any request to Jaclyn Hartstein, the Company’s Secretary, at the following address: Jaclyn, Inc., 197 West Spring Valley Road, Maywood, New Jersey 07607.

          We have not authorized anyone to give any information or make any representation about the Transaction or us that differs from, or adds to, the information in this proxy statement or in our documents that are publicly filed with the SEC. If anyone does give you different or additional information, you should not rely on it.

By Order of the Board of Directors

Jaclyn Hartstein
Secretary

__________, 2008

Annex A

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
JACLYN, INC.

          The Corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

          1.          The name of the Corporation is Jaclyn, Inc.

          2.          Article FOURTH of the Certificate of Incorporation of the Corporation (hereinafter called the “Certificate of Incorporation”) is hereby amended by inserting the following as new Section C.5.:

          “5. Without regard to any other provision of this Certificate of Incorporation, each 250 shares of Common Stock of the Corporation, either issued and outstanding or held by the Corporation as treasury stock, immediately prior to the time this amendment becomes effective shall be and is automatically reclassified and changed (without any further act) into one (1) fully paid and nonassessable share of Common Stock of the Corporation without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued to any holder of fewer than 250 shares of Common Stock of the Corporation immediately prior to the time this amendment becomes effective, and that instead of issuing such fractional shares, the Corporation shall pay an amount in cash equivalent to $10.21 per share of Common Stock of the Corporation held by such holder immediately prior to the time this amendment becomes effective.”

          3.          This amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law and shall become effective at 11:58 p.m., Eastern time, on _______________, 2008.

          IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this _____ day of ___________, 2008.

JACLYN, INC.

By:

Name:
Title:

A-1

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
JACLYN, INC.

          The Corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

          1.          The name of the Corporation is Jaclyn, Inc.

          2.          Article FOURTH of the Certificate of Incorporation of the Corporation (hereinafter called the “Certificate of Incorporation”) is hereby amended by deleting current section C.5. in its entirety and replacing it with the following:

          “5. Without regard to any other provision of this Certificate of Incorporation, each one (1) share of Common Stock of the Corporation, either issued and outstanding or held by the Corporation as treasury stock (and including each fractional share in excess of one (1) share held by any stockholder and each fractional interest in excess of one (1) share held by the Corporation or its agent pending disposition on behalf of those entitled thereto), immediately prior to the time this amendment becomes effective shall be and is automatically reclassified and changed (without any further act) into 250 fully paid and nonassessable shares of Common Stock of the Corporation (or, with respect to such fractional shares and interests, such lesser number of shares and fractional shares or interests as may be applicable based upon such 250-for-1 ratio) without increasing or decreasing the amount of stated capital or paid-in surplus of the corporation, provided that no fractional shares shall be issued.”

          3.          This amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 242 of the Delaware General Corporation Law and shall become effective at 11:59 p.m., Eastern time, on _______________, 2008.

          IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this _____ day of ___________, 2008.

JACLYN, INC.

By:

Name:
Title:

A-2

Annex B

[HOULIHAN SMITH & COMPANY INC. LETTERHEAD]

November 28, 2007	CONFIDENTIAL

Special Committee to the Board of Directors
Jaclyn, Inc.
197 West Spring Valley Ave
Maywood, NJ 07607

          Re:          Fairness Opinion – Opinion of the Special Committee’s Financial Advisor

Dear Members of the Special Committee:

We understand that Jaclyn, Inc. (“Jaclyn” or the “Company”), a Delaware corporation, intends to effect a 1-for-250 reverse stock split, which will then be immediately followed by a 250-for-1 forward stock split. Following the reverse/forward stock split, the Company would expect to take action to delist its common stock with the American Stock Exchange and deregister its common stock under the Securities Exchange Act of 1934, as amended (the “Transaction”). As a result of the Transaction, (a) each shareholder owning less than 250 shares before the Transaction will receive from the Company $10.21 in cash for each of such shareholder’s pre-split shares (the “Transaction Consideration”); and (b) each share of the common stock held by a shareholder owning 250 or more shares will continue to represent one share of the Company after completion of the Transaction.

Houlihan Smith & Company, Inc. (“Houlihan”) has been engaged by the Special Committee to the Board of Directors of Jaclyn (“Special Committee”) to render an opinion (whether or not favorable) to the Special Committee as to whether, from a financial point of view, the Transaction is fair to the unaffiliated shareholders of the Company, which consists of those whose fractional shares would be chased out as part of the Transaction and those who would remain as shareholders (the “Opinion”).

In performing our analyses and for purposes of our Opinion set forth herein, we have, among other things:

a.	Reviewed the financial terms and conditions of the Transaction;

b.

Reviewed publicly available financial information and other data with respect to Jaclyn, including the Form 10-K’s for the fiscal years ended June 30, 2002 through 2007 and the Form 10-Q’s for each three months period ended from September 30, 2005 to September 30, 2007, as well as certain other public filings made;

c.	Review certain internal financial information and other data relating to the business and financial prospects of Jaclyn, including the fiscal year 2008 financial budget;

d.	Conducted an on-site visit and held discussions with the senior management of Jaclyn (“Management”) regarding the historic, current, and future outlook of Jaclyn;

e.

Discussed with Management details of a potential sale of non-operating assets consisting of a warehouse facility and adjacent parcels of land located in West New York (the “Assets Held for Sale”). Houlihan reviewed certain public filings to the potential sale and performed a site visit;

f.

Reviewed financial and operating information with respect to certain publicly-traded companies in the apparel and accessories industries, which we believe to be generally comparable to the business of the Company;

g.	Reviewed the financial terms of certain recent business combinations in the apparel and accessories industries specifically;

h.	Analyzed historic trading prices and volume in Jaclyn’s shares;

i.	Analyzed other recent reverse and forward split transactions and premiums paid in such transactions as fractional share consideration;

j.	Reviewed the annual cost savings projected by Management achieved through delisting and deregistration as well as the cost savings achieved though the disposition of the Assets Held for Sale; and

k.	Performed other financial studies, analyses and investigations, and considered such other information, as we deemed necessary or appropriate.

We have relied upon and assumed, without independent verification, the accuracy, completeness and reasonableness of the financial, legal, tax, and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering an opinion. In addition, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal. We have further relied upon the assurances and representation from senior management of Jaclyn that they are unaware of any facts that would make the information provided to us to be incomplete or misleading for the purposes of our Opinion. We have no assumed responsibility for any independent verification of this information nor have we assumed any obligation to verify this information.

Further, our Opinion is necessarily based upon information made available to us, as well as the economic, monetary, market, financial and other conditions as they exist as of the date of this letter. We disclaim any obligation to advise the Special Committee or any person of any change in any fact or matter affecting our Opinion, which may come or be brought to our attention after the date of this Opinion.

Each of the analyses conducted by Houlihan was carried out to provide a particular perspective of the Transaction. Houlihan did not form a conclusion as to whether any individual analysis, when considered in isolation, supported or failed to support our Opinion as to the fairness of the Transaction o the unaffiliated shareholders. Houlihan does not place any specific reliance or weight on any individual analysis, but instead, concludes that it s analyses taken as a whole, supports its conclusion and Opinion. Accordingly, Houlihan believes that its analyses must be considered in its entirety and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors collectively, could create an incomplete view of the processes underlying the analyses performed by Houlihan in connection with the preparation of the Opinion.

Our Opinion does not constitute a recommendation to proceed with the Transaction. This Opinion relates solely to the question of the fairness to unaffiliated shareholders. We are expressing no opinion as to the income tax consequences of the Transaction to the unaffiliated shareholders.

Houlihan, a Financial Industry Regulatory Authority (FINRA) member, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, private placements, bankruptcy, capital restructuring, solvency analyses, stock buybacks, and valuations for corporate and other purposes. Houlihan has no prior investment banking relationships with the Company. Houlihan has received a non-contingent fee from Jaclyn relating to its services in providing the Opinion. In an engagement letter dated June 26, 2007, Jaclyn has agreed to indemnify Houlihan with respect to Houlihan’s services relating to the Opinion.

Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Transaction Consideration to be received by the unaffiliated shareholders of the Company, which consists of those whose fractional shares would be cashed out as part of the Transaction and those would remain as shareholders is fair, from a financial point of view, to such shareholders.

Very truly yours,

/s/ Houlihan Smith & Company, Inc.

Houlihan Smith & Company, Inc.

[PROXY CARD]

Front of Card

JACLYN, INC.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned stockholder hereby appoints JACLYN HARTSTEIN and LLOYD FRANK, and any one of them, the proxies of the undersigned, with power of substitution, hereby revoking any proxy heretofore given, to vote all shares which the undersigned is entitled to vote at the Special Meeting of Stockholders of JACLYN, INC. (the “Company”) to be held at the Company’s offices, 197 West Spring Valley Road, Maywood, New Jersey 07607 at 9:00 a.m. (local time) on ___________, __2008, and at any adjournments and postponements thereof, with all powers the undersigned would possess if personally present upon the matters set forth on the reverse side hereof.

Date

Signature

Signature

Note: Please date and sign exactly as your name appears hereon. If acting as an executor, administrator, trustee, guardian, etc., you should so indicate. If the signer is a corporation, please sign the full corporate name by a duly authorized officer. If shares are held jointly, each stockholder should sign.

Back of Card

The Board of Directors recommends a vote “For” the following proposals :

1. Proposal to amend the Company’s Certificate of Incorporation to effect a 1-for-250 reverse stock split (the “Reverse Stock Split”), all as described in the Company’s proxy statement dated ____________, 2008.

For	Against	Abstain
☐	☐	☐

2. Proposal to amend the Company’s Certificate of Incorporation to effect, immediately after the Reverse Stock Split, a 250-for-1 forward stock split, all as described in the Company’s proxy statement dated ____________, 2008.

For	Against	Abstain
☐	☐	☐

The proxies are authorized to vote upon such other matters as may properly come before the meeting. Each properly executed proxy will be voted as directed by the stockholder(s). If no direction is given, such shares will be voted FOR Proposals No. 1 and No. 2, and in the discretion of the proxies on any other matters that may properly come before the meeting.